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                         NEW YORK STATE ENERGY RESEARCH

                           AND DEVELOPMENT AUTHORITY


                                      AND


                          LONG ISLAND LIGHTING COMPANY


                           -------------------------



                            PARTICIPATION AGREEMENT



                           -------------------------



                          Dated as of November 1, 1993




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                                - relating to -
                       Electric Facilities Revenue Bonds
             (Long Island Lighting Company Project), 1993 Series B
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                               TABLE OF CONTENTS


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                                                              ARTICLE I

                                         DEFINITIONS; RULES OF CONSTRUCTION; EFFECTIVE DATE
                                               AND DURATION OF PARTICIPATION AGREEMENT

Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 1.02.  Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 1.03.  Effective Date of Participation Agreement;
    Duration of Participation Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3


                                                             ARTICLE II

                                                           REPRESENTATIONS

Section 2.01.  Representations and Warranties by the
    Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.02.  Representations and Warranties by the
    Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


                                                             ARTICLE III

                                                    CONSTRUCTION OF THE PROJECT;
                                                          ISSUANCE OF BONDS

Section 3.01.  Construction of the Project  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 3.02.  Sale of Bonds and Deposit of Proceeds;
    Liability Under Bonds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 3.03.  Disbursements from Project Fund and Rebate
    Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 3.04.  Revision of Construction Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 3.05.  Certification of Completion of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 3.06.  Payment of Cost of Construction of the Project
    in Event Project Fund Inadequate.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 3.07.  No Interest in Project Conferred.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 3.08.  Operation, Maintenance and Repair. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 3.09.  Investment of Moneys in Funds Under the
    Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.10.  Agreement not to Exercise Option to Convert to
    Fixed Rate Absent Specified Rating.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.11.  Securities Depository. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





                                      (i)
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                                                             ARTICLE IV

                                             COMPANY NOTE AND PAYMENTS; LETTER OF CREDIT

Section 4.01.  Execution and Delivery of Company Note to
    Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 4.02.  Redemption of Bonds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 4.03.  Obligation for Payment Absolute; Deficiencies. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 4.04.  Administration Fees; Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 4.05.  Compensation of Trustee, Paying Agent,
    Remarketing Agents, Indexing Agent and Tender Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 4.06.  Project Not Security for Bonds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 4.07.  Payment of Taxes and Assessments; No Liens or
    Charges.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 4.08.  Indemnification of Authority, Trustee,
    Tender Agent, Paying Agent, Remarketing Agents and Indexing
    Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 4.09.  Company to Pay Attorneys' Fees and
    Disbursements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 4.10.  No Abatement of Administration Fees and Other
    Charges.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 4.11.  Payment to Tender Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 4.12.  The Letter of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


                                                              ARTICLE V

                                                          SPECIAL COVENANTS

Section 5.01.  No Warranty as to Suitability of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 5.02.  Authority's Rights to Inspect Project and
    Plans and Specifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 5.03.  Company Consent to Amendment of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 5.04.  Tax Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 5.05.  Company Agrees to Perform Obligations Imposed
    by Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 5.06.  Maintenance of Office or Agency of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 5.07.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 5.08.  Payment of Taxes and Other Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 5.09.  Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 5.10.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 5.11.  Proper Books of Record and Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 5.12.  Certificates as to Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 5.13.  Company Not to Permit Hindrance or Delay of
    Payment of Company Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 5.14.  Corporate Existence, Consolidation, Merger or
    Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 5.15.  Financial Statements of Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
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Section 5.16.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21


                                                             ARTICLE VI

                                                    DEFAULTS BY COMPANY; REMEDIES

Section 6.01.  Events of Default; Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 6.02.  Certain Events of Default; Authority or
    Trustee May Take Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 6.03.  Judicial Proceedings by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24


                                                             ARTICLE VII

                                                            MISCELLANEOUS

Section 7.01.  Disposition of Amounts After Payment of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 7.02.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 7.03.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 7.04.  Amendment of Participation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 7.05.  Assignment by Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 7.06.  Participation Agreement Supersedes Any Prior
    Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 7.07.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 7.08.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 7.09.  NEW YORK LAW TO GOVERN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1





                                     (iii)

        This PARTICIPATION AGREEMENT, dated as of November 1, 1993, between NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY, a body corporate and politic, constituting a public benefit corporation, established and existing under and by virtue of the laws of the State of New York (the "Authority"), and LONG ISLAND LIGHTING COMPANY, a corporation duly organized and existing and qualified to do business as a public utility under the laws of the State of New York (the "Company"),


                             W I T N E S S E T H :


        WHEREAS, pursuant to special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established, as a body corporate and politic, constituting a public benefit corporation; and

        WHEREAS, pursuant to the Act, the Authority is empowered to contract with any power company to participate in the construction of facilities for the furnishing of electricity to the extent required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics; and

        WHEREAS, pursuant to the Act, the Authority has also been empowered to extend credit and make loans from bond and note proceeds to any person for the construction, acquisition and installation of, or for the reimbursement to any person for costs in connection with, any special energy project, including, but not limited to, any land, works, system, building or other improvement, and all real and personal properties of any nature or any interest in any of them which are suitable for or related to the furnishing, generation or production of energy; and

        WHEREAS, the Authority is also authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient moneys for achieving its corporate purposes; and

        WHEREAS, the Authority is also authorized under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

        WHEREAS, the Company is a public utility corporation doing business in the State of New York and operates power plants in the State of New York; and

        WHEREAS, the Company has requested that the Authority participate in financing the acquisition, construction and

                                                                              2.


installation of certain facilities for the furnishing of electric energy within the Company's service area (such facilities for the furnishing of electric energy being hereinafter referred to as the "Project") and, as part of such participation, that the Authority issue bonds pursuant to the Act to provide funds to finance the cost to the Company of the Project and the expenses incurred in connection with the authorization, issuance and sale of such bonds; and

        WHEREAS, the Authority, pursuant to Resolution No. 801, adopted January 25, 1993, has determined to issue its Electric Facilities Revenue Bonds (Long Island Lighting Company Project), bearing the series designation set forth on the first page of this Participation Agreement in an aggregate principal amount of $50,000,000 (the "Bonds"), for the purpose of financing a portion of such costs and expenses, all such Bonds to be issued under and secured by an Indenture of Trust relating to the Bonds dated as of November 1, 1993, between the Authority and Chemical Bank, as Trustee (the "Indenture");

        NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and between the parties as follows:

                                                                              3.


                                   ARTICLE I

               DEFINITIONS; RULES OF CONSTRUCTION; EFFECTIVE DATE
                    AND DURATION OF PARTICIPATION AGREEMENT

        Section 1.01. Definitions. The terms used in this Participation Agreement which are defined in Section 1.01 of the Indenture shall have the meanings, respectively, herein, which such terms are given in said Section 1.01 of the Indenture.

        Section 1.02. Rules of Construction. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of the Participation Agreement:

        (a) Words importing the singular number shall include the plural number and vice versa;

        (b) All references herein to particular articles or sections are references to articles or sections of the Participation Agreement;

        (c) The captions and headings herein are solely for convenience of reference and shall not constitute a part of the Participation Agreement nor shall they affect its meaning, construction or effect;

        (d) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms, as used in the Participation Agreement, refer to the Participation Agreement in its entirety and not to the particular article or section of the Participation Agreement in which they appear, and the term "hereafter" means after, and the term "heretofore" means before, the date of the Participation Agreement; and

        (e) In the event that there is any conflict between the provisions of the Participation Agreement and those of the Indenture, the provisions of the Indenture shall govern the disposition of such conflict.

        Section 1.03. Effective Date of Participation Agreement; Duration of Participation Agreement. This Participation Agreement shall become effective upon its execution and delivery, and shall continue in full force and effect until the principal of, and premium, if any, and interest on, the Company Note and Bonds have been fully paid (or provision for their payment has been made in accordance with the provisions of the Indenture) and all sums to which the Authority or the Trustee are entitled hereunder have been fully paid.

                                                                              4.


                                   ARTICLE II

                                REPRESENTATIONS

        Section 2.01. Representations and Warranties by the Authority. The Authority represents and warrants as follows:

        (a) The Authority is a body corporate and politic, constituting a public benefit corporation, established and existing under the laws of the State of New York;

        (b) The Authority has full power and authority to execute and deliver this Participation Agreement, the Indenture and the Tax Regulatory Agreement and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder;

        (c) The Authority is not in default under any of the provisions of the laws of the State of New York which would affect its existence or its powers referred to in the preceding paragraph (b);

        (d) The Authority has determined that its participation in the financing of the Project, as contemplated by this Participation Agreement, is in the public interest;

        (e) The Authority has duly authorized the execution and delivery of this Participation Agreement, the Indenture and the Tax Regulatory Agreement and the execution and delivery of the other documents incidental to this transaction, and all necessary authorizations therefor or in connection with the performance by the Authority of its obligations hereunder or thereunder have been obtained and are in full force and effect; and

        (f) The execution and delivery by the Authority of this Participation Agreement, the Indenture and the Tax Regulatory Agreement and the consummation of the transactions herein or therein contemplated will not violate any indenture, mortgage, loan agreement or other contract or instrument to which the Authority is a party or by which it is bound, or to the best of the Authority's knowledge, any judgment, decree, order, statute, rule or regulation applicable to the Authority.

        Section 2.02. Representations and Warranties by the Company. The Company represents and warrants as follows:

        (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of New York, is duly

                                                                              5.


    qualified and authorized to engage in business as a public utility in the State of New York, has power to enter into, execute and deliver this Participation Agreement, the Tax Regulatory Agreement and the Company Note by proper corporate action and has duly authorized the execution and delivery by it of this Participation Agreement, the Tax Regulatory Agreement and the Company Note;

        (b) The execution and delivery by the Company of this Participation Agreement, the Tax Regulatory Agreement and the Company Note and the consummation of the transactions herein contemplated do not conflict with or constitute a breach of or a default under the Company's Certificate of Incorporation, By-Laws or any indenture, mortgage, loan agreement or other contract or instrument to which the Company is a party or by which it is bound, or to the best of the Company's knowledge, any judgment, decree, order, statute, rule or regulation applicable to the Company;

        (c) This Participation Agreement, the Tax Regulatory Agreement and the Company Note constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally;

        (d) The execution and delivery by the Company of this Participation Agreement and the Company Note in the manner and for the purposes herein set forth have been duly authorized by an order of the Public Service Commission of the State of New York;

        (e) No additional authorizations for or approvals of the execution and delivery by the Company of this Participation Agreement, the Tax Regulatory Agreement and the Company Note need be obtained by the Company or if any such authorization or approval is necessary it has been obtained; and

        (f) The representations of the Company set forth in the Tax Regulatory Agreement are hereby incorporated by reference as though fully set forth herein.

                                                                              6.


                                  ARTICLE III

                          CONSTRUCTION OF THE PROJECT;
                               ISSUANCE OF BONDS

        Section 3.01. Construction of the Project. 1. The Company will construct and complete or cause construction and completion of the Project with reasonable dispatch and in accordance with the Company's construction plans therefor. The Project shall belong to and be the property of the Company. In order to effectuate the purposes of this Participation Agreement, the Company will do or cause to be done all things requisite or proper for the construction of the Project and the fulfillment of the obligations of the Company under this Participation Agreement.

        2. Notwithstanding any other provision of this Participation Agreement to the contrary, the Company shall not be required to complete the construction of any component of the Project with respect to which funds have not been disbursed from the Project Fund if in the Company's business judgment it is not necessary or advisable to do so, provided that failure to complete the construction of such component will not affect the character or intended purpose of any other component of such Project and provided further that the estimated Cost of Construction of the components of the Project yet to be completed (as estimated by the Company at the time it determines not to complete any component) is at least equal to the amount of moneys remaining in the Project Fund.

        Notwithstanding any other provision of this Participation Agreement to the contrary, the Company shall not be required to complete the construction of any component of the Project if in the Company's business judgment it is not necessary or advisable to do so and the Company shall have delivered to the Authority an opinion of Bond Counsel to the effect that failure to complete such component of such Project will not adversely affect the qualification of any other component of such Project for financing under the Act or the exclusion from gross income for Federal income tax purposes of interest on the Bonds.

        Section 3.02. Sale of Bonds and Deposit of Proceeds; Liability Under Bonds. 1. In order to provide funds for payment of a portion of the Cost of Construction of the Project, the Authority, as soon as practicable after the execution of this Participation Agreement will issue, sell and deliver the Bonds to the initial purchasers thereof, all pursuant to and as provided in the Purchase Contract for the Bonds among the Authority, the Company, Dillon, Read & Co. Inc., Lehman Brothers Inc., Artemis Capital Group, Inc. and Samuel A. Ramirez & Co. Inc. and will

                                                                              7.


deposit the proceeds of such sale of the Bonds with the Trustee, as follows:
(i) in the Bond Fund, a sum equal to the accrued interest, if any, paid by the initial purchasers of the Bonds and (ii) in the Construction Account of the Project Fund, the balance of the proceeds received from such sale.

        2. The Bonds shall not be general obligations of the Authority, and shall not constitute an indebtedness of, or a charge against the general credit of, the Authority or give rise to any pecuniary liability of the Authority.
The liability of the Authority under the Bonds shall be enforceable only to the extent provided in the Indenture, and the Bonds shall be payable solely from the Company Note Payments, funds drawn under the Letter of Credit and any other funds held by the Trustee under the Indenture and available for such payment. The Bonds shall not be a debt of the State of New York, and the State of New York shall not be liable thereon.

        Section 3.03.  Disbursements from Project Fund and Rebate Fund.  1.
The Authority has, in the Indenture, authorized and directed the Trustee to make payments from the Project Fund, in accordance with and subject to the provisions of Section 5.03 of the Indenture, to pay the Cost of Construction of the Project upon receipt from time to time of requisitions signed by an Authorized Company Representative, stating with respect to each payment to be made for the Project the information required by Section 5.03 of the Indenture.

        The Company will cause such requisitions to be submitted to the Trustee as may be necessary to effect payments out of the Project Fund in accordance with the provisions of the Indenture. Concurrently with the delivery by the Company of each requisition to the Trustee, the Company will deliver to the Authority a copy of such requisition and any attachments thereto. The Authority and the Trustee may rely on the Company as to the completeness and accuracy of all statements in such requisition, and the Company will indemnify and save harmless the Authority and the Trustee from any liability incurred in connection with any requisition so delivered and the payment of funds in reliance thereon.

        2. All moneys remaining in the Project Fund after the certificate referred to in Section 5.05 of the Indenture is furnished shall, at the written direction of an Authorized Company Representative, be applied in accordance with Section 5.06 of the Indenture.

        Section 3.04. Revision of Construction Plans. The Company may revise the construction plans for the Project at any time and from time to time; provided, however, that no such

                                                                              8.


revision shall be made prior to the Completion Date with respect to such Project which would render the description of such Project inaccurate in any material respect, except in accordance with the following procedure:

        (a) Prior to any such revision the Company shall deliver to the Trustee and the Authority (1) a certificate of an Authorized Company Representative, setting forth the text of the change in the description of such Project which would be necessary to reflect accurately the proposed revision in plans and specifications, and certifying that, notwithstanding such revision, such Project will still be designed to serve the purposes which would have been served by such Project in the absence of such revision, and (2) an opinion of Bond Counsel that such revision of such Project description and the expenditure of moneys from the Project Fund under the provisions of the Indenture to pay the Cost of Construction of such Project in accordance with the revised description of such Project will not impair the exclusion of interest on any of the Bonds then outstanding from gross income for Federal income tax purposes.

        (b) Ten (10) days after the receipt by the Authority and the Trustee of the certificate and opinion referred to in paragraph (a) above, such Project description shall be deemed amended to include such revision for all purposes of this Participation Agreement and the Indenture. Upon the request of either party or the Trustee, the Authority and the Company shall enter into an appropriate instrument reflecting such amendment.

        Section 3.05. Certification of Completion of Project. When the Project has been completed (except for components that the Company has determined not to complete in accordance with Section 3.01), the Company shall promptly deliver to the Trustee and the Authority a certificate of an Authorized Company Representative to the effect that, as of a specified date, the Project has been completed (except as aforesaid). Such certificate shall specify the components of the Project, if any, the completion of which has been excused pursuant to Section 3.01. The certificate delivered pursuant to this
Section 3.05 shall also contain an appropriate direction to the Trustee with respect to any amount in the Project Fund which is to be retained or thereupon disposed of as provided in Section 5.06 of the Indenture. The Trustee may rely as to the accuracy and completeness of all statements in such certificate.

        Notwithstanding the foregoing, such certificate shall be given and may state that it is given without prejudice to any

                                                                              9.


rights against third parties which exist at the date thereof or which may subsequently come into being.

        Section 3.06. Payment of Cost of Construction of the Project in Event Project Fund Inadequate. If the moneys in the Project Fund available therefor shall not be sufficient to pay the Cost of Construction of the Project in full (whether due to investment losses or otherwise), the Company shall, subject to the provisions of Section 3.01, complete the Project and pay (whether through financing or otherwise) all that portion of the Cost of Construction thereof in excess of the moneys available therefor in the Project Fund. The Authority does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund will be sufficient to pay the Cost of Construction of the Project. If the Company shall pay any portion of the Cost of Construction of the Project pursuant to the provisions of this Section, except to the extent it may submit requisitions pursuant to Section 5.03 of the Indenture, it shall not be entitled to any reimbursement therefor from the Authority, the Trustee or the owners of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be paid by the Company pursuant to this Participation Agreement or the Company Note.

        Section 3.07. No Interest in Project Conferred. Neither the Authority nor the Trustee shall be entitled to any interest in the Project by reason of the advance of Bond proceeds pursuant to this Participation Agreement.

        Section 3.08. Operation, Maintenance and Repair. The Authority and the Company recognize that the Project will constitute integrated portions of the electric energy production, transmission, and distribution facilities of the Company and that it is not feasible to administer the Project separately from such facilities. The Company shall operate the Project (with such changes, improvements or additions as the Company may deem desirable) as part of such facilities for the joint useful life of the Project and such facilities and shall maintain and repair the Project in conformity with the Company's normal maintenance and repair programs for such facilities provided that the Company shall have no obligation to operate, maintain or repair any element or item of the Project the operation, maintenance, or repair of which becomes uneconomic to the Company because of damage or destruction or obsolescence (including physical, functional and economic obsolescence), or change in government standards and regulations, or the termination of the operation of the facilities to which the element or item of the Project is an adjunct; and provided further that,in any event, the Company is proceeding in good faith to

                                                                             10.


maintain the availability of the Project for use as an authorized project under the Act.

        Section 3.09. Investment of Moneys in Funds Under the Indenture. Any moneys held as a part of any fund created under the Indenture shall be invested or reinvested by the Trustee as provided in Article VII of the Indenture. Any such investment shall be consistent with the provisions of the Tax Regulatory Agreement.

        Section 3.10. Agreement not to Exercise Option to Convert to Fixed Rate Absent Specified Rating. The Company agrees not to direct that a Fixed Rate become effective pursuant to Section 2.04(b) of the Indenture unless the Company shall have delivered to the Authority evidence satisfactory to the Authority that upon conversion to a Fixed Rate the Bonds are expected to be rated in at least the third highest rating category of Moody's or S&P (currently "A" in the case of Moody's and "A" in the case of S&P).

        Section 3.11. Securities Depository. The Company acknowledges that the Authority and the Trustee, at the request of the Company, have arranged for the initial deposit of the Bonds with The Depository Trust Company ("DTC") which will act as Securities Depository in order to effectuate a book-entry-only system and that this system may be discontinued or, if discontinued, reinstituted (with DTC or another Securities Depository) in accordance with the Indenture. The Company agrees to take all actions necessary, and to refrain from taking actions contrary to the effectuation of a book-entry-only system established pursuant to the Indenture and any arrangements among the Authority, the Trustee and any Securities Depository. The Authority shall not enter into any written agreements with a Securities Depository without receipt and acceptance of such agreements by the Company. The Company agrees that, absent subsequent agreement among the Authority, the Trustee, the Company and a Securities Depository, the Bonds shall not be held in a book-entry-only system during any Money Market Municipal Rate Period.

                                                                             11.


                                   ARTICLE IV

                  COMPANY NOTE AND PAYMENTS; LETTER OF CREDIT

        Section 4.01. Execution and Delivery of Company Note to Trustee. 1. Concurrently with the authentication by the Trustee and delivery by the Authority of the Bonds and in order to evidence the obligation of the Company to the Authority to repay the advance of the proceeds of the Bonds, the Authority hereby directs the Company, and the Company hereby agrees, to execute and deliver to the Trustee its Company Note and to duly and punctually pay the principal of, premium, if any, and interest on, the Company Note at the place, the times and in the manner provided therein. The Company Note shall be substantially in the form attached hereto as EXHIBIT C.

        2. The obligation of the Company to make any payment of principal of, and premium, if any, and interest on, the Company Note shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit.

        Section 4.02. Redemption of Bonds. Whenever Bonds are redeemable in whole or in part, the Authority will redeem the same at the written direction of an Authorized Company Representative given in accordance with Section 8.01 of the Indenture.

        Section 4.03. Obligation for Payment Absolute; Deficiencies. The Company agrees that its obligation to make the Company Note Payments and payments under Section 4.11 at the times and in the amounts provided in the Company Note and this Participation Agreement shall be absolute, irrevocable and unconditional and shall not be subject to any defense (other than payment) or any right of set-off, counterclaim or recoupment for any reason, including, without limitation, the unenforceability (because of judicial decision or otherwise) or the impossibility of performance of the Company Note obligations, or any breach by the Authority of any obligation to the Company, whether under this Participation Agreement or otherwise, or inaccuracy of any representation by the Authority to the Company under this Participation Agreement or in any other instrument, or any indebtedness or liability at any time owing to the Company by the Authority, or any failure to complete the Project, or the destruction by fire or other casualty of the Project or any portion thereof, or the taking of title thereto or the use thereof by the exercise of the power of eminent domain. If for any reason Company Note Payments, together with other moneys held by the Trustee and then available for such purpose (including moneys paid by the Bank under the Letter of Credit), would not be sufficient to make the corresponding payments of principal of, and premium, if any, and

                                                                             12.


interest on, the Bonds when such payments are due, the Company will pay the amounts required from time to time to make up any such deficiency. If for any reason payments under Section 4.11, together with other moneys held by the Trustee and the Tender Agent and then available for such purpose (including moneys paid by the Bank under the Letter of Credit), would not be sufficient to make the corresponding payments of the purchase price of the Bonds when such payments are due, the Company will pay the amounts required from time to time to make up any such deficiency.

        Section 4.04. Administration Fees; Expenses, Etc. In order to defray a portion of the expenses incurred by the Authority in conducting and administering its programs for the acquisition and construction of facilities for the furnishing of electricity, special energy projects and the development of advanced technologies, the Company shall pay to the Authority an initial Administration Fee in the amount of $125,000 on the date of the delivery of the Bonds to the initial purchasers thereof and an annual Administration Fee in the amount of $6,500 on November 1 of each year commencing November 1, 1994, until the Bonds are no longer outstanding. In addition, the Company shall pay to the State of New York with respect to the Bonds a bond issuance charge in the amount of $175,000 on the date of authentication and delivery of the Bonds to the initial purchasers.

        In addition to such Administration Fees, the Company will pay or reimburse the Authority upon its request for all reasonable expenses, disbursements and advances incurred or made by the Authority (including printing costs and the reasonable fees, expenses and disbursements of its counsel, bond counsel and co-bond counsel) in connection with the Participation Agreement, the Indenture or any transaction or event contemplated by the Participation Agreement, the Tax Regulatory Agreement or the Indenture.

        Section 4.05. Compensation of Trustee, Paying Agent, Remarketing Agents, Indexing Agent and Tender Agent. The Company agrees:

        (1) to pay to the Trustee from time to time upon its request reasonable compensation for all services rendered by it in any capacity under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2) except as so otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred by it in any capacity under the Indenture (including the reasonable

                                                                             13.


    compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

        (3) to pay to the Paying Agent from time to time upon its request, reasonable compensation for all services rendered by it as Paying Agent under the Indenture and reimburse it for its reasonable expenses incurred under the Indenture (including reasonable compensation and expenses and disbursements of its agents and counsel), except any such expense as may be attributable to its negligence or bad faith; and

        (4) to pay to the Remarketing Agents, the Tender Agent and the Indexing Agent their reasonable fees and expenses as and when the same become due, except any such expense as may be attributable to such person's negligence or bad faith.

        Section 4.06. Project Not Security for Bonds. It is expressly recognized by the parties that neither the Project nor any other property of the Company will constitute any part of the security for the Bonds.

        Section 4.07. Payment of Taxes and Assessments; No Liens or Charges. The Company will (a) pay, when the same shall become due, all taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, imposed, levied or assessed by the Federal, state or any municipal government upon the Authority, the Tender Agent or the Trustee in respect of any payments (other than payments made pursuant to Sections 4.04 and 4.05) made or to be made pursuant to this Participation Agreement or the Company Note and (b) pay or cause to be discharged, within sixty (60) days after the same shall accrue, any lien or charge upon any such payment made or to be made under this Participation Agreement, provided that the Company shall not be required to pay any such tax or assessment so long as
(i) the Company at its expense contests by appropriate legal proceedings conducted in good faith and with due diligence the amount, validity or application of any such tax, assessment or charge, (ii) such proceedings shall have the effect of suspending the collection thereof from the Authority, the Trustee and the Tender Agent, and (iii) the Company shall indemnify and hold the Authority, the Trustee and the Tender Agent harmless from any losses, costs, charges, expenses (including reasonable attorneys' fees and disbursements), judgments and liabilities arising in respect of such tax, assessment or charge and the nonpayment thereof.

                                                                             14.


        Section 4.08. Indemnification of Authority, Trustee, Tender Agent, Paying Agent, Remarketing Agents and Indexing Agent. Any obligation of the Authority created by or arising out of this Participation Agreement shall be a limited obligation of the Authority, payable solely from the Company Note Payments, any payments by the Company under Section 4.11, funds drawn under the Letter of Credit and any other funds held by the Trustee under the Indenture and available for such payment, and shall not constitute an indebtedness of or a charge against the general credit of the Authority and shall not constitute or give rise to any pecuniary liability of the Authority; nevertheless, if the Authority shall incur any such pecuniary liability, then in such event the Company shall indemnify and hold the Authority harmless by reason thereof. The Company releases the Authority, the Trustee, any Paying Agent, the Remarketing Agents, the Tender Agent and the Indexing Agent from, agrees that the Authority, the Trustee, the Remarketing Agents, the Tender Agent, any Paying Agent and the Indexing Agent shall not be liable for, and agrees to indemnify and hold the Authority, the Trustee, any Paying Agent, the Remarketing Agents, the Tender Agent and the Indexing Agent harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever arising out of the construction or operation of the Project or the financing thereof. The Company agrees to indemnify and hold the Authority, its members, officers and employees, the Trustee, the Tender Agent, any Paying Agent and the Indexing Agent harmless from any losses, costs, charges, expenses (including reasonable attorneys' fees and disbursements), judgments and liabilities incurred by it or them, as the case may be, in connection with any claims made, any action, suit or proceeding instituted or threatened, in connection with the transactions contemplated by this Participation Agreement or the Indenture so long as, in the case of the Authority, its members, officers and employees, it or they, as the case may be, have acted in good faith to carry out the transactions contemplated by this Participation Agreement, the Remarketing Agreement or the Indenture and, except, in the case of the Trustee, the Tender Agent, any Paying Agent and the Indexing Agent, the Trustee's, the Tender Agent's, the Paying Agent's and the Indexing Agent's willful misconduct or negligence.

        Section 4.09. Company to Pay Attorneys' Fees and Disbursements. If the Company shall default under any of the provisions of this Participation Agreement and the Authority or the Trustee or both of them shall employ attorneys or incur other expenses for the collection of payments due under this Participation Agreement or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Participation Agreement, the Company will

                                                                             15.


on demand therefor reimburse the reasonable fees of such attorneys and such other reasonable disbursements so incurred.

        Section 4.10. No Abatement of Administration Fees and Other Charges. It is understood and agreed that so long as any Bonds are outstanding under the Indenture, Administration Fees and other charges payable to the Authority pursuant to this Participation Agreement shall continue to be payable at the times and in the amounts herein specified, whether or not the Project, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto or the use thereof shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of any such Administration Fees and other charges by reason thereof.

        Section 4.11. Payment to Tender Agent. The Company shall pay, or cause to be paid, to the Tender Agent amounts equal to the amounts to be paid pursuant to Section 2.05 of the Indenture in respect of Bonds tendered for purchase or deemed to be so tendered pursuant to the terms of Section 2.05 of the Indenture, such amounts to be paid by the Company to the Tender Agent on the dates such payments pursuant to Section 2.05 of the Indenture are to be made; provided, however, that the obligation of the Company to make any such payment shall be reduced by the amount of any moneys available for such payment under clauses (i) through (iii) of Section 2.05(h) of the Indenture and provided, further, that the obligation of the Company to make any such payment shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit.

        Section 4.12. The Letter of Credit. At all times on or prior to the Fixed Rate Conversion Date except during any period when all the Bonds then outstanding are held by or for the account of the Company, a Letter of Credit meeting the requirements of this Section 4.12 shall be in effect and, in the event that an Alternate Credit Facility is to replace an expiring Letter of Credit, the requirements of Section 2.05(j) and Section 6.07 of the Indenture will be fulfilled. A Letter of Credit shall be an obligation of a bank or banks, insurance company or companies, other financial institution or institutions, or any combination of the foregoing, entitling the Trustee to draw up to (a) an amount equal to the principal amount of the Bonds then outstanding to pay (i) the principal of the Bonds when due, or (ii) the portion of the Purchase Price of Bonds corresponding to principal, plus (b) an amount equal to 210 days' accrued interest on the Bonds then outstanding computed at the maximum rate specified in such Letter of Credit, which shall in no event exceed fifteen percent (15%), on the basis of a 360-day year. A Letter of Credit shall expire (1) at its stated expiration date, which shall be no earlier than

                                                                             16.


two (2) days after the next succeeding Optional Tender Date or Purchase Date not less than six months from its effective date, (2) when all available amounts have been drawn, (3) one (1) day after the Fixed Rate Conversion Date,
(4) on the effective date of any Alternate Credit Facility that replaces the then effective Letter of Credit, (5) the earliest date on which no Bonds are outstanding, whichever shall occur first and (6) twelve (12) days after the Trustee receives notice from the Bank that it is terminating the Letter of Credit and directing the Trustee to cause a mandatory tender and purchase of or to accelerate the Bonds. A Letter of Credit shall provide that when there is a drawing to pay interest on scheduled payment dates, if the Trustee does not receive from the Bank by the close of business on a day specified therein, which shall not be later than the tenth (10th) day following such a drawing in respect of interest, notice by telephone confirmed in writing (or by other means acceptable to the Trustee and the Authority) that the amount available to be drawn has not been reinstated by the amount of the drawing for interest (except on principal of a Bond being paid or purchased and cancelled), the amount available to be drawn will automatically be reinstated by the amount of the drawing on such specified day.

                                                                             17.


                                   ARTICLE V

                               SPECIAL COVENANTS

        Section 5.01. No Warranty as to Suitability of Project. The Authority makes no warranty, either express or implied, with respect to actual or designed capacity of the Project, as to the suitability of the Project for the purposes specified in this Participation Agreement, as to the condition of the Project, or as to the suitability of the Project for the Company's purposes or needs.

        Section 5.02. Authority's Rights to Inspect Project and Plans and Specifications. The Authority shall have the right at all reasonable times to examine and inspect the Project and, to the extent reasonably available, the plans and specifications therefor and such other information and records relating to the Project as may be reasonably necessary to establish the qualification of the Project for financing under the Act and compliance with this Participation Agreement.

        Section 5.03. Company Consent to Amendment of Indenture. The Authority shall not enter into any indenture supplemental to or amendatory of the Indenture without the prior consent of the Company as evidenced by a certificate in writing signed by an Authorized Company Representative.

        Section 5.04. Tax Covenant. Notwithstanding any other provision hereof, the Company covenants and agrees that it will not take or authorize or permit any action to be taken with respect to the Project, or the proceeds of Bonds, including any amounts treated as proceeds of the Bonds for any purpose of Section 103 of the Code, which will result in the loss of the exclusion of interest on the Bonds from gross income for Federal income tax purposes under
Section 103 of the Code (except for any Bond during any period while any such Bond is held by a person referred to in Section 147(a) of the Code). This provision shall control in case of conflict or ambiguity with any other provision of this Participation Agreement. In furtherance of such covenant and agreement, the Authority and the Company have entered into the Tax Regulatory Agreement and the Company hereby agrees to comply with the provisions thereof insofar as the Tax Regulatory Agreement relates to the Bonds.

        Section 5.05. Company Agrees to Perform Obligations Imposed by Indenture. The Company agrees to perform such obligations as may be required of it by the provisions of the Indenture.

                                                                             18.


        Section 5.06. Maintenance of Office or Agency of Company. The Company will at all times keep in Hicksville, New York, or another location in the State of New York an office or agency where notices and demands with respect to the Company Note and this Participation Agreement may be served, and will, from time to time, give written notice to the Trustee and the Authority of the location of such office or agency; and, in case the Company shall fail so to do, notices may be served and demands may be made at the principal office of the Trustee.

        Section 5.07. Further Assurances. The Company will make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, to the Trustee any and all such further acts, instruments or assurances as may be reasonably required for effectuating the intention of this Participation Agreement and the Company Note.

        Section 5.08. Payment of Taxes and Other Charges. The Company will promptly pay and discharge, or cause to be paid and discharged, as the same become due and payable, any and all taxes, rates, levies, assessments, and governmental liens, claims and other charges at any time lawfully imposed or accruing upon or against the Company or upon or against its properties or any part thereof, or upon the income derived therefrom or from the operations of the Company, provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such obligation, tax, rate, levy, assessment, lien, claim or other charge so long as in good faith and by appropriate legal proceedings the validity thereof shall be contested.

        Section 5.09. Maintenance of Properties. The Company will at all times make or cause to be made such expenditures for repairs, maintenance and renewals, or otherwise, as shall be necessary to maintain its properties in good repair, working order and condition as an operating system or systems to the extent necessary to meet the Company's obligations under the Public Service Law of the State of New York and the Participation Agreement; provided, however, that nothing herein contained shall be construed to prevent the Company from ceasing to operate any of its plants or any other property, if, in the judgment of the Company, it is advisable not to operate the same and the operation thereof shall not be essential to the maintenance and continued operation of the rest of the operating system or systems, and the security under the Indenture afforded by the Company Note will not be substantially impaired by the termination of such operation. It is understood that the Company has agreed pursuant to a settlement with the State of New York, approved by the Company's shareholders on June 28, 1989, not to operate the Shoreham Nuclear Power Station.

                                                                             19.


        Section 5.10. Insurance. The Company will keep or cause to be kept such parts of its properties as, in the opinion of an Authorized Company Representative (as defined in the Indenture and who shall be a licensed professional engineer), are of an insurable nature, insured against loss or damage by fire or other casualties, the risk of which is customarily insured against by companies similarly situated and operating like properties, to the extent that property of similar character is customarily insured against by such companies, either (a) by reputable insurers or (b) in whole or in part in the form of reserves or of one or more insurance funds created by the Company, whether alone or with other corporations, provided that the plan of each such insurance fund shall have been or shall be approved by the Board of Directors of the Company. Notwithstanding the foregoing, the Company may carry a lesser amount of insurance with respect to Shoreham Nuclear Generating Station to the extent that the Company has received an exemption from the Nuclear Regulatory Commission permitting it to carry such lesser amount.

        Section 5.11. Proper Books of Record and Account. The Company will at all times keep or cause to be kept proper books of record and account, in which full, true and correct entry will be made of all dealings, business and affairs of the Company, including proper and complete entries to capital or property accounts covering property worn out, obsolete, abandoned or sold, all in accordance with the requirements of any system of accounting or keeping accounts or the rules, regulations or orders prescribed by a regulatory commission with jurisdiction over the rates of the Company giving rise to at least fifty-one percent (51%) of the Company's gross revenues, or if there are no such requirements or rules, regulations or orders, then in compliance with generally accepted accounting principles.

        Section 5.12. Certificates as to Defaults. The Company shall file with the Trustee, on or before April 30 of each year, a certificate signed by an Authorized Company Representative (as defined in the Indenture) stating that, to the best of his knowledge, information and belief, the Company has kept, observed, performed and fulfilled each and every one of its covenants and obligations contained in this Participation Agreement and in the Company Note and, to the best of his knowledge, information and belief, there does not exist at the date of such certificate any default by the Company under this Participation Agreement or any event of default hereunder or other event which, with notice or the lapse of time specified in Section 6.01, or both, would become an event of default or, if any such default or event of default or other event shall so exist, specifying the same and the nature and status thereof.

                                                                             20.


        Section 5.13. Company Not to Permit Hindrance or Delay of Payment of Company Note. The Company will not voluntarily do, suffer or permit any act or thing intended to hinder or delay the payment of the indebtedness evidenced by the Company Note.

        Section 5.14. Corporate Existence, Consolidation, Merger or Sale of Assets. The Company will maintain its corporate existence, will not consolidate with or permit itself to be merged into any other corporation or corporations, or sell, transfer or otherwise dispose of all or substantially all of its properties and assets, except in the manner and upon the terms and conditions set forth in this Section 5.14.

        Nothing contained in this Participation Agreement shall prevent (and this Participation Agreement shall be construed as permitting and authorizing) any lawful consolidation or merger of the Company with or into any other corporation or corporations lawfully authorized to acquire and operate the properties of the Company, or a series of consolidations or mergers, in which the Company or its successor or successors shall be a party, or any sale of all or substantially all the properties of the Company as an entirety to a corporation lawfully authorized to acquire and operate the same; provided that, upon any consolidation, merger or sale, the corporation formed by such consolidation, or into which such merger may be made, or making such purchase shall execute and deliver to the Trustee an instrument, in form satisfactory to the Trustee, whereby such corporation shall effectually assume the due and punctual payment of the principal of, and premium, if any, and interest on, the Company Note according to its tenor and the due and punctual performance and observance of all covenants and agreements to be performed by the Company pursuant to this Participation Agreement, the Tax Regulatory Agreement and the Company Note.

        Every such successor corporation shall possess, and may exercise, from time to time, each and every right and power hereunder of the Company, in its name or otherwise; and any act, proceeding, resolution or certificate by any of the terms of this Participation Agreement, the Tax Regulatory Agreement and the Company Note required or provided to be done, taken and performed or made, executed or verified by any board or officer of the Company shall and may be done, taken and performed or made, executed or verified with like force and effect by the corresponding board or officer of any such successor corporation.

        If consolidation, merger or sale or other transfer is made as permitted by this Section, the provisions of this Section shall continue in full force and effect and no further consolidation,

                                                                             21.


merger or sale or other transfer shall be made except in compliance with the provisions of this Section.

        Section 5.15. Financial Statements of Company. The Company agrees to furnish the Trustee with a copy of its annual report to stockholders for each year, beginning with the year 1994, on or before March 31 of the subsequent year or as soon thereafter as it is reasonably available. The Company further agrees to furnish to the Trustee, and to any owner of the Bonds if requested in writing by such owner, all financial statements which it sends to its shareholders generally.

        Section 5.16. Compliance with Laws. The Company agrees to comply in all material respects with all applicable laws, rules and regulations and orders of any governmental authority, non-compliance with which would adversely affect the Company's ability to perform its obligations hereunder or under the Tax Regulatory Agreement or the Company Note, except laws, rules, regulations or orders being contested in good faith or laws, rules, regulations or orders which the Company has applied for variances from, or exceptions to.

                                                                             22.


                                   ARTICLE VI

                         DEFAULTS BY COMPANY; REMEDIES

        Section 6.01. Events of Default; Acceleration. In case one or more of the following events of default shall have occurred and be continuing:

        (a) failure by the Company to pay when due any amount required to be paid under this Participation Agreement or the Company Note, which failure causes a default in the payment when due of the interest on any of the Bonds and continuance of such default for five (5) days; or

        (b) failure by the Company to pay when due any amount required to be paid under this Participation Agreement or the Company Note, which failure causes a default in the payment when due of the principal of, or premium, if any, on any of the Bonds; or

        (c) failure by the Company to pay when due any amount required to be paid under Section 4.11, which failure causes a default in the payment when due of any amount payable pursuant to Section 2.05 of the Indenture and continuance of such default for five (5) days; or

        (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in this Participation Agreement (other than failure to pay amounts required to be paid under Sections 4.04, 4.05, 4.08, 4.09 or 4.10) or in the Company Note for a period of ninety (90) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Authority or the Trustee; or

        (e)  an Act of Bankruptcy relating to the Company; or

        (f) the occurrence and continuance of an "event of default" as defined in the Company Indenture;

then, and in any such event, the Trustee, may, and upon the written request of the owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding shall, by notice in writing to the Company and provided that the default has not theretofore been cured, declare the Company Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Participation Agreement or in the Company Note to the contrary notwithstanding. Any amounts collected by the Trustee

                                                                             23.


pursuant to action taken under this Section 6.01 shall be applied in accordance with the Indenture. In addition, if at any time the principal of the Bonds shall have been declared to be due and payable by acceleration pursuant to the terms of the Indenture, the Company Note shall thereupon become and be immediately due and payable, subject to such declaration with respect to the Bonds being annulled pursuant to Section 10.01 of the Indenture.

        The right or obligation of the Trustee to make any such declaration as aforesaid, however, is subject to the condition that if, at any time after declaration, but before all the Bonds shall have matured by their terms, the principal of, premium, if any, and interest on, the Company Note which shall have become due and payable otherwise than by such declaration, and all other sums payable hereunder, except the principal of, and interest on, the Company Note which shall have become due and payable by such declaration, shall have been paid or provision satisfactory to the Trustee shall have been made for such payment, and the reasonable expenses of the Trustee and of the owners of the Bonds shall have been paid, including reasonable attorneys' fees paid or incurred, and all defaults hereunder and under the Bonds or under the Indenture, except as to the payment of principal and interest due and payable solely by reason of such declaration, shall be made good or be secured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall be made therefor, then and in every such case the owners of a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the Authority and to the Trustee, may rescind such declaration and annul such default in its entirety, or, if the Trustee shall have acted in the absence of a written request of the owners of at least twenty-five percent (25%) in aggregate principal amount of the outstanding Bonds, and if there shall not have been theretofore delivered to the Trustee written direction to the contrary by the owners of at least twenty-five percent (25%) in aggregate principal amount of the outstanding Bonds, then any such declaration shall ipso facto be deemed to be rescinded and any such default and its consequences shall ipso facto be deemed to be annulled, but no such rescission and annulment shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

        In case the Trustee shall have proceeded to enforce any right under this Participation Agreement or the Company Note and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Authority and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Authority and the Trustee shall continue as though no such proceedings had been taken.

                                                                             24.


        Section 6.02. Certain Events of Default; Authority or Trustee May Take Certain Actions. In case the Company shall have failed to comply with its obligations under Article III or under Sections 4.04, 4.08, 4.09, 4.10 or 5.16, which event shall have continued for a period of ninety (90) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Authority or the Trustee, the Authority or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to enforce performance or observance of any obligations or agreements of the Company under said Article or Sections. In case the Company shall have failed to comply with its obligations under Section 4.05, which event shall have continued for a period of ninety (90) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, the Trustee may take whatever action at law or in equity as may appear necessary or desirable to the Trustee to enforce performance or observance of any obligations or agreements of the Company under said section.

        Section 6.03. Judicial Proceedings by Trustee. Upon the occurrence and continuance of an event of default (as defined in Section 6.01) the Trustee may, and upon the written request of the owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding and receipt by the Trustee of indemnity satisfactory to it shall, institute any actions or proceedings at law or in equity for the collection of any amounts then due and unpaid on the Company Note, and may prosecute any such action or proceeding to judgment or final decree, and may collect in the manner provided by law the moneys adjudged or decreed to be payable.

                                                                             25.


                                  ARTICLE VII

                                 MISCELLANEOUS

        Section 7.01. Disposition of Amounts After Payment of Bonds. Any amounts determined by the Trustee to be remaining in the funds created under the Indenture after payment in full, or provision for payment in full, of principal of, and premium, if any, and interest on, all of the Bonds, in accordance with the provisions of the Indenture, and payment of all the fees, charges and expenses of the Authority, the Trustee, the Tender Agent, the Indexing Agent, the Remarketing Agents and the Paying Agents in accordance with the Indenture and this Participation Agreement and any amounts required to be paid to the United States of America pursuant to the Tax Regulatory Agreement, shall be paid to the Bank; provided, however, that on or after the Fixed Rate Conversion Date and solely with respect to moneys not resulting from a draw on the Letter of Credit and not constituting remarketing proceeds, such amounts that would be payable to the Bank pursuant to this Section 7.01 shall be paid to the Company if the Bank has been paid in full under the Reimbursement Agreement.

        Section 7.02. Notices. All notices, certificates, requests or other communications between the Authority, the Company and the Trustee required to be given under this Participation Agreement or under the Indenture (except as otherwise provided therein) shall be sufficiently given and shall be deemed given when delivered or mailed by first class mail, postage prepaid, addressed as follows if to the Authority, at 2 Empire State Plaza, Albany, New York 12223, Attention: President; if to the Company, at 175 East Old Country Road, Hicksville, New York 11801, Attention: Treasurer; and if to the Trustee, at 450 West 33rd Street, 15th Floor, New York, New York 10001 Attention:
Corporate Trustee Administration Department and if to the Tender Agent, Remarketing Agents or the Indexing Agent to the addresses set forth for such persons in Section 16.05 of the Indenture. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Company or the Trustee shall also be given to the others. The Company, the Authority and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

        Section 7.03. Successors and Assigns. This Participation Agreement shall inure to the benefit of and shall be binding upon the Authority, the Company, the Bank, the Trustee and their respective successors and assigns.

                                                                             26.


        Section 7.04. Amendment of Participation Agreement. This Participation Agreement may not be amended except by an instrument in writing signed by the parties and, if such amendment occurs after the issuance of the Bonds, upon compliance with the provisions of Sections 4.01 and 4.02 of the Indenture.

        Section 7.05. Assignment by Authority. The Authority shall assign its rights under and interest in this Participation Agreement (except the rights and interest of the Authority under Article III and Sections 4.04, 4.08, 4.09,
4.10 and 5.16), subject to the provisions of this Participation Agreement relating to the amendment thereof, to the Trustee pursuant to the Indenture, as security for payment of the principal of, and premium, if any, and interest on, the Bonds. In addition, the Trustee shall have the same power as the Authority to enforce from time to time the rights of the Authority set forth in Article III and Section 5.16, subject to the provisions of this Participation Agreement relating to the amendment hereof. Except as provided in this Section 7.05, the Authority will not sell, assign, transfer, convey or otherwise dispose of its interest in this Participation Agreement during the term of this Participation Agreement.

        Section 7.06. Participation Agreement Supersedes Any Prior Agreements. This Participation Agreement supersedes any other prior agreements or understandings, written or oral, between the parties with respect to the transactions contemplated hereby.

        Section 7.07. Counterparts. This Participation Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same Participation Agreement.

        Section 7.08. Severability. If any clause, provision or section of this Participation Agreement is held illegal, invalid or unenforceable by any court or administrative body, such Participation Agreement shall be construed and enforced as if such illegal or invalid or unenforceable clause, provision or section had not been contained in this Participation Agreement. In case any agreement or obligation contained in this Participation Agreement shall be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Authority or the Company, as the case may be, to the full extent permitted by law.

        SECTION 7.09. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION OF THIS PARTICIPATION AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as of the day and year first written above.


                                           NEW YORK STATE ENERGY RESEARCH AND
                                             DEVELOPMENT AUTHORITY


                                           By   /s/ Francis J. Murray, Jr.
                                               ----------------------------
                                                    Francis J. Murray, Jr.
                                                          Chair
(SEAL)

ATTEST:


/s/ Howard A. Jack
- ----------------------
    Howard A. Jack
       Secretary



                                           LONG ISLAND LIGHTING COMPANY


                                           By
                                               ----------------------------
                                                        Treasurer
(SEAL)

ATTEST:


- ----------------------
  Assistant Secretary

        SECTION 7.09. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION OF THIS PARTICIPATION AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as of the day and year first written above.


                                           NEW YORK STATE ENERGY RESEARCH AND
                                             DEVELOPMENT AUTHORITY


                                           By
                                               ----------------------------
                                                          Chair
(SEAL)

ATTEST:



- ----------------------
       Secretary



                                           LONG ISLAND LIGHTING COMPANY


                                           By   /s/ Anthony Nozzolillo
                                               ----------------------------
                                                    Anthony Nozzolillo
                                                        Treasurer
(SEAL)

ATTEST:


/s/ Herbert M. Leiman
- ----------------------
    Herbert M. Leiman
  Assistant Secretary

                                   EXHIBIT A


                      (To Participation Agreement dated as
                     of November 1, 1993, between New York
                     State Energy Research and Development
                  Authority and Long Island Lighting Company)


                                 DESCRIPTION OF
                              ELECTRIC FACILITIES


        The Project will consist of the following facilities which are to be acquired, constructed and installed by Long Island Lighting Company (the "Utility") as part of the Utility's electric system:

1.  Production Facilities;

2.  Transmission Facilities including interconnections and subtransmission;

3. Distribution Facilities, including stations, lines, transformers and meters;

4.  Certain Common Facilities.

        All such facilities are as further described in the Tax Regulatory Agreement between the Authority and the Company dated the date of the initial delivery of the Bonds.

        The Project shall also include (i) such instrumentation, controls, structures and all other facilities, equipment, devices and the like necessary to support the facilities herein described, (ii) such necessary land improvements, and (iii) subject to Section 3.04 of the Participation Agreement, such additional or substituted facilities for the furnishing of electric energy which, because of changes in technology, environmental standard, cost or the like, the Utility determines shall be added or substituted for said facilities.

                                   EXHIBIT B


             (To Participation Agreement dated as of November 1, 1993, between New York State Energy Research and Development Authority and Long Island Lighting Company)


                        DESCRIPTION OF OTHER FACILITIES



        Any portion of the Electric Facilities described in Exhibit A as shall have been placed in service more than one year prior to the date of the original issuance and delivery of the Bonds.

                                   EXHIBIT C


           (To Participation Agreement dated as of November 1, 1993,
             between New York State Energy Research and Development
                  Authority and Long Island Lighting Company)

                          LONG ISLAND LIGHTING COMPANY

                                  $50,000,000

                                PROMISSORY NOTE

                                      FOR

                       ELECTRIC FACILITIES REVENUE BONDS
             (LONG ISLAND LIGHTING COMPANY PROJECT), 1993 SERIES B

        Long Island Lighting Company (the "Corporation"), a New York corporation, for value received, hereby promises to pay, on or before the dates set forth below, the amounts set forth below, to Chemical Bank, New York, New York, as trustee or its successor or successors as trustee (the "Trustee") under the Indenture of Trust relating to the above-referenced Bonds dated as of November 1, 1993, between the New York State Energy Research and Development Authority (the "Authority"), a body corporate and politic, constituting a public benefit corporation, established and existing under and by virtue of the laws of the State of New York, and the Trustee. Such Indenture of Trust, as it may be amended or supplemented from time to time, is herein called the "Indenture." Unless otherwise defined herein, the terms used in this promissory note (the "Company Note") which are defined in Section 1.01 of the Indenture shall have the meanings, respectively, herein which such terms are given in said Section 1.01 of the Indenture.

        This Company Note is issued pursuant to the Participation Agreement in order to evidence the obligation of the Company to the Authority to repay the advance of the proceeds of the Bonds. In accordance with the Participation Agreement, the Authority has authorized and directed the Company to issue this Company Note payable to the order of the Trustee as security for the payment of principal of, premium, if any, and interest on, the Bonds. The rights and interest of the Authority under the Participation Agreement (except the rights and interest of the Authority under Article III and Sections 4.04, 4.08, 4.09 and 4.10 and 5.16 thereof), subject to the provisions of the Participation Agreement relating to the amendment thereof, have been assigned to the Trustee pursuant to the Indenture. In addition, the Authority has granted the Trustee the same power as the Authority to enforce from time to time the rights of the Authority set forth in said Article III and Section 5.16, subject to the provisions of the Participation Agreement relating to the amendment thereof. All of the terms, conditions and provisions of the Participation Agreement are, by this reference thereto, incorporated herein as part of this Company Note.

This Company Note shall be payable as to principal, premium, if any, and interest as follows:

    (a) On or before each Interest Payment Date, commencing May 1, 1994, a sum which together with other moneys then available for such purpose in the Bond Fund will enable the Trustee to pay the interest on the Bonds coming due on such date;

    (b) On or before any redemption date for the Bonds (other than a redemption date pursuant to Section 8.05 of the Indenture), a sum which together with other moneys then available for such purpose in the Bond Fund will enable the Trustee to pay the principal of, premium, if any, and interest on the Bonds which are to be redeemed on such date; and

    (c) On or before November 1, 2023, a sum which together with other moneys then available for such purpose in the Bond Fund will enable the Trustee to pay the outstanding principal amount of the Bonds;

provided that, if the Bonds are redeemed pursuant to Section 8.05 of the Indenture, the amounts that would otherwise have been payable on this Company
Note if not for such redemption, shall continue to be payable at the times and in the amounts set forth above as if such redemption had not occurred; and provided further that if the Bonds are redeemed pursuant to Section 8.05 of the Indenture the Company shall have the right at any time thereafter to prepay this Company Note by paying the amount due on this Company Note at the time of such prepayment together with unpaid interest accrued thereon to the date of such prepayment.

        The obligation of the Company to make any payment of principal of, and premium, if any, and interest on, this Company Note shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit.

        All payments of principal of, and premium, if any, and interest on, this Company Note shall be made in immediately available funds to the Trustee at its corporate trust office, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trustee Administration Department, Wire Transfer Number: 967-0-22461, or to such different address or wire transfer number as the Trustee may from time to time designate, on or before each date on which such principal, premium, if any, or interest is due in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

        The Company has agreed in the Participation Agreement that if for any reason Company Note Payments, together with other moneys held by the Trustee and then available for such purpose (including moneys paid by the Bank under the Letter of Credit), would not be sufficient to make the corresponding payments of principal of, and premium, if any, and interest on, the Bonds when such payments are due, the Company will pay the amounts required from time to time to make up any such deficiency.

        In the event that payment has been made in respect of the principal of and premium, if any, and interest on, all of the Bonds, or provision therefor has been made in accordance with Article XIV of the Indenture, then this Company Note shall be deemed paid in full and shall be cancelled and returned to the Company; provided that this Company Note shall not be deemed paid in full if the Bonds are redeemed pursuant to Section 8.05 of the Indenture.

        No reference herein to the Participation Agreement shall impair the obligation of the Company to pay the principal of and premium, if any, and interest on this Company Note at the time and place and in the amounts herein prescribed, which obligation is absolute, irrevocable and unconditional and is not subject to any defense (other than payment) or any right of set-off, counterclaim or recoupment for any reason, including, without limitation, any breach by the Authority of any obligation to the Company, whether under the Participation Agreement or otherwise, or inaccuracy of any representation by the Authority to the Company under the Participation Agreement, or any indebtedness or liability at any time owing to the Company by the Authority or any failure to complete the Project or the destruction by fire or other casualty of the Project or any portion thereof, or the taking of title thereto or the use thereof by the exercise of the power of eminent domain.

        In case of an event of default (as defined in Section 6.01 of the Participation Agreement), the principal of and interest to the date of payment of this Company Note may be declared immediately due and payable as provided in the Participation Agreement. In addition, if at any time the principal of the Bonds shall have been declared to be due and payable by acceleration pursuant to the terms of the Indenture, this Company Note shall thereupon become and be immediately due and payable, subject to such declaration with respect to the Bonds being annulled pursuant to Section 10.01 of the Indenture.

        This Company Note may not be amended except by an instrument in writing signed by the Company, by the Authority and by the Trustee, on behalf of the owners of the Bonds, in the manner and subject to the conditions provided in
Section 4.03 of the Indenture.

        This Company Note may not be transferred by the Trustee except to effect an assignment to a successor Trustee under the Indenture or pursuant to
Section 8.05 of the Indenture.

        THIS COMPANY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

        Presentment, demand, protest and notice of dishonor are hereby expressly waived.

        IN WITNESS WHEREOF, the Company has caused this Company Note to be duly executed and delivered as of November __, 1993.

                                             LONG ISLAND LIGHTING COMPANY



(SEAL)                                       By:
                                                 -----------------------------
                                                          Treasurer

ATTEST:



- ------------------------
 Assistant Secretary

                                                                   Exhibit 10(v)




_______________________________________________________________________________
_______________________________________________________________________________





                               INDENTURE OF TRUST


                                    BETWEEN


                         NEW YORK STATE ENERGY RESEARCH
                           AND DEVELOPMENT AUTHORITY



                                      AND



                                 Chemical Bank,
                                   as Trustee




                          Dated as of November 1, 1993




_______________________________________________________________________________
_______________________________________________________________________________



                                 -relating to-


                       Electric Facilities Revenue Bonds
             (Long Island Lighting Company Project), 1993 Series B

                               TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

                                                                 ARTICLE I

                                                    DEFINITIONS; LIABILITY UNDER BONDS;
                                                     INDENTURE TO CONSTITUTE CONTRACT
     Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Section 1.02.    Rules of construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
     Section 1.03.    Liability under Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44


                                                       ARTICLE II

                                    DESCRIPTION; AUTHORIZATION; MANNER OF EXECUTION;
                                   AUTHENTICATION; REGISTRATION AND TRANSFER OF BONDS
     Section 2.01.    Issuance of Bonds; Designation of Bonds; Certain Particulars and Form of
                      Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     Section 2.02.    Additional Particulars of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     Section 2.03.    Interest Rates on Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     Section 2.04.    Conversion of Interest Rate on Bonds  . . . . . . . . . . . . . . . . . . . . . . .   54
     Section 2.05.    Optional and Mandatory Tender of Bonds for Purchase . . . . . . . . . . . . . . . .   59
     Section 2.06.    Remarketing of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
     Section 2.07.    Delivery of Purchased Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
     Section 2.08.    Mutilated, Lost, Stolen or Destroyed Bonds  . . . . . . . . . . . . . . . . . . . .   70
     Section 2.09.    Temporary Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
     Section 2.10.    Execution of Bonds; Effect of Change of Officers  . . . . . . . . . . . . . . . . .   71
     Section 2.11.    Registration of Bonds; Transfers; Securities Depository . . . . . . . . . . . . . .   71
     Section 2.12.    Persons Treated as Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
     Section 2.13.    Exchange of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
     Section 2.14.    Payment For and Limitations on Exchanges and Transfers  . . . . . . . . . . . . . .   75
     Section 2.15.    Endorsement of Certificate of Authentication on Bonds . . . . . . . . . . . . . . .   75
     Section 2.16.    Cancellation of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
     Section 2.17.    Redemption of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76




                                      (i)


                                                                                                                 Page
                                                                                                                 ----
                                                                ARTICLE III
                                                   SECURITY FOR BONDS; ISSUANCE OF BONDS
     Section 3.01.      Pledge and Assignment Effected by Indenture; Bonds Equally and Ratably
                        Secured . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     Section 3.02.      Issuance of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77


                                                         ARTICLE IV

                                          PARTICIPATION AGREEMENT AND COMPANY NOTE
     Section 4.01.      Amendments to Participation Agreement not Requiring Consent of Bondowners . . . . . . .  79
     Section 4.02.      Amendments to Participation Agreement Requiring Consent of Bondowners . . . . . . . . .  79
     Section 4.03.      Amendments to Company Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     Section 4.04.      Amendments to Tax Regulatory Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  80



                                                          ARTICLE V

                                                  PROJECT FUND; REBATE FUND
     Section 5.01.      Creation and Custody of Project Fund  . . . . . . . . . . . . . . . . . . . . . . . . .  81
     Section 5.02.      Application of Moneys in the Project Fund . . . . . . . . . . . . . . . . . . . . . . .  81
     Section 5.03.      Construction Account Requisitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     Section 5.04.      Retention of Requisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     Section 5.05.      Certification of Completion of the Project  . . . . . . . . . . . . . . . . . . . . . .  83
     Section 5.06.      Disposition of Balance Remaining in Project Fund  . . . . . . . . . . . . . . . . . . .  83
     Section 5.07.      Creation and Custody of Rebate Fund . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     Section 5.08.      Application of Moneys in the Rebate Fund  . . . . . . . . . . . . . . . . . . . . . . .  83



                                      (ii)


                                                                                                                  Page
                                                                                                                  ----
                                                                ARTICLE VI

                                                        BOND FUND; LETTER OF CREDIT
     Section 6.01.      Creation and Custody of the Bond Fund . . . . . . . . . . . . . . . . . . . . . . . . .   85
     Section 6.02.      Payments into the Bond Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
     Section 6.03.      Application of Moneys in the Bond Fund  . . . . . . . . . . . . . . . . . . . . . . . .   86
     Section 6.04.      Non-presentment of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
     Section 6.05.      (Intentionally Deleted) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
     Section 6.06.      Trustee to Notify Authority and Company of Funds in Bond Fund . . . . . . . . . . . . .   88
     Section 6.07.      Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88



                                                         ARTICLE VII

                                            SECURITY FOR AND INVESTMENT OF MONEYS
     Section 7.01.      Moneys Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
     Section 7.02.      Uninvested Moneys Held by the Trustee.  . . . . . . . . . . . . . . . . . . . . . . . .   91
     Section 7.03.      Investment of, and Payment of Interest on, Moneys . . . . . . . . . . . . . . . . . . .   91
     Section 7.04.      Disposition of Amounts After Payment of Bonds . . . . . . . . . . . . . . . . . . . . .   93
     Section 7.05.      Compliance with Tax Regulatory Agreement in the Event of Partial Redemption
                        of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94



                                                        ARTICLE VIII

                                                     REDEMPTION OF BONDS
     Section 8.01.      Bonds to be Redeemed Only in Manner Provided in Article VIII  . . . . . . . . . . . . .   95
     Section 8.02.      Redemption of Less Than all Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
     Section 8.03.      Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
     Section 8.04.      Rights of Owners of Bonds Called for Redemption Limited to Redemption Price
                        and Accrued Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
     Section 8.05.      Redemption at Demand of the State . . . . . . . . . . . . . . . . . . . . . . . . . . .   97



                                     (iii)


                                                                                                              Page
                                                                                                              ----
                                                                ARTICLE IX

                                                           PARTICULAR COVENANTS
     Section 9.01.     Payment of Principal of and Interest and Redemption Premium of Bonds  . . . . . . . .   99
     Section 9.02.     Performance of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
     Section 9.03.     Further Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
     Section 9.04.     Inspection of Project Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
     Section 9.05.     No Extension of Time of Payment of Interest . . . . . . . . . . . . . . . . . . . . .   99
     Section 9.06.     Trustee's, Paying Agent's, Indexing Agent's, Tender Agent's and Remarketing
                       Agents's Fees, Charges and Expenses . . . . . . . . . . . . . . . . . . . . . . . . .  100
     Section 9.07.     Agreement of the State of New York  . . . . . . . . . . . . . . . . . . . . . . . . .  100



                                                         ARTICLE X

                                                   DEFAULTS AND REMEDIES
     Section 10.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
     Section 10.02.    Judicial Proceedings by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
     Section 10.03.    Effect of Discontinuance or Abandonment of Proceedings  . . . . . . . . . . . . . . .  104
     Section 10.04.    Power of Bondowners to Direct Proceedings . . . . . . . . . . . . . . . . . . . . . .  104
     Section 10.05.    Limitation on Actions by Bondowners . . . . . . . . . . . . . . . . . . . . . . . . .  104
     Section 10.06.    Trustee's Right to Enforce Rights in Respect of Bonds in Own Name and
                       Without Possession of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
     Section 10.07.    No Remedy herein Conferred upon or Reserved Exclusive . . . . . . . . . . . . . . . .  105
     Section 10.08.    No Delay or Omission to be Deemed Waiver of Default . . . . . . . . . . . . . . . . .  105
     Section 10.09.    Application of Moneys Received by Trustee Pursuant to Article X . . . . . . . . . . .  106
     Section 10.10.    Entirety of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
     Section 10.11.    Notice of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108



                                     (iv)


                                                                                                              Page
                                                                                                              ----
                                                                ARTICLE XI

                                                  CONCERNING THE TRUSTEE AND PAYING AGENT
     Section 11.01.    Appointment of Trustee; Paying Agents . . . . . . . . . . . . . . . . . . . . . . . .  109
     Section 11.02.    No Responsibility for Correctness of Statements in Indenture  . . . . . . . . . . . .  109
     Section 11.03.    No Responsibility for Default of Agents Selected with Due Care, nor for Own
                       Acts Save Willful Misconduct or Negligence  . . . . . . . . . . . . . . . . . . . . .  109
     Section 11.04.    No Duty to Take Enforcement Action Unless so Requested by Owners of 25% of
                       the Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
     Section 11.05.    Right to Rely . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
     Section 11.06.    Right to Own and Deal in Bonds and Engage in Other Transactions with
                       Authority and Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
     Section 11.07.    Construction of Provisions of Indenture by Trustee  . . . . . . . . . . . . . . . . .  111
     Section 11.08.    Right to Resign Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
     Section 11.09.    Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
     Section 11.10.    Appointment of Successor Trustee by Bondowners or Authority . . . . . . . . . . . . .  112
     Section 11.11.    Qualifications of Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  113
     Section 11.12.    Court Appointment of Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . .  113
     Section 11.13.    Acceptance of Appointment by, and Transfer of Trust Estate to, Successor
                       Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
     Section 11.14.    Successor Trustee by Merger or Consolidation  . . . . . . . . . . . . . . . . . . . .  113
     Section 11.15.    Exercise of Rights and Powers During Event of Default . . . . . . . . . . . . . . . .  114
     Section 11.16.    Trustee may Intervene in Judicial Proceedings Involving Authority or the
                       Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
     Section 11.17.    Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
     Section 11.18.    Appointment of Co-Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  115



                                      (v)


                                                                                                               Page
                                                                                                               ----
                                                                ARTICLE XII

                                                  EXECUTION OF INSTRUMENTS BY BONDOWNERS
                                                      AND PROOF OF OWNERSHIP OF BONDS
     Section 12.01.     Execution of Instruments; Proof of Ownership of Bonds . . . . . . . . . . . . . . . .  117


                                                        ARTICLE XIII

                                               INDENTURES SUPPLEMENTAL HERETO
     Section 13.01.     Supplemental Indentures not Requiring Consent of Bondowners . . . . . . . . . . . . .  118
     Section 13.02.     Supplemental Indentures Requiring Consent of Bondowners . . . . . . . . . . . . . . .  119
     Section 13.03.     Company and Bank Consent to Amendment of Indenture  . . . . . . . . . . . . . . . . .  120


                                                         ARTICLE XIV

                                                         DEFEASANCE
     Section 14.01.     Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121



                                                         ARTICLE XV

                                  REMARKETING AGENTS; REMARKETING OF BONDS; INDEXING AGENT;
                                                        TENDER AGENT
     Section 15.01.     Appointment and Duties of Remarketing Agents  . . . . . . . . . . . . . . . . . . . .  125
     Section 15.02.     Qualifications of a Remarketing Agent . . . . . . . . . . . . . . . . . . . . . . . .  125
     Section 15.03.     Appointment and Duties of Indexing Agents . . . . . . . . . . . . . . . . . . . . . .  126
     Section 15.04.     Qualifications of Indexing Agents . . . . . . . . . . . . . . . . . . . . . . . . . .  127
     Section 15.05.     Dealings With the Authority and the Company . . . . . . . . . . . . . . . . . . . . .  127
     Section 15.06.     Tender Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
     Section 15.07.     Qualifications of Tender Agent; Resignation; Removal  . . . . . . . . . . . . . . . .  128



                                      (vi)


                                                                                                              Page
                                                                                                              ----
                                                                ARTICLE XVI

                                                               MISCELLANEOUS
     Section 16.01.    Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
     Section 16.02.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
     Section 16.03.    No Individual Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
     Section 16.04.    Payment Due on Saturdays, Sundays and Holidays  . . . . . . . . . . . . . . . . . . .  130
     Section 16.05.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
     SECTION 16.06.    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  131
     Section 16.07.    Effective Date; Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132
     Section 16.08.    References to the Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132
     Section 16.09.    Date for Identification Purposes Only . . . . . . . . . . . . . . . . . . . . . . . .  132



                                     (vii)

                 THIS INDENTURE OF TRUST, made and dated as of the first day of November, 1993, by and between New York State Energy Research and Development Authority (the "Authority"), a body corporate and politic, constituting a public benefit corporation, and Chemical Bank (the "Trustee"), a banking corporation organized under the laws of the State of New York, with its principal corporate trust office located in New York, New York, as trustee,

                    W I T N E S S E T H  T H A T:

                 WHEREAS, pursuant to special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established as a body corporate and politic, constituting a public benefit corporation; and

                 WHEREAS, pursuant to the Act, the Authority is empowered to contract with any power company to participate in the construction of facilities to be used for the furnishing of electric energy to the extent required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics; and

                 WHEREAS, pursuant to the Act, the Authority has also been empowered to extend credit and make loans from bond and note proceeds to any Person for the construction, acquisition and installation of, or for the reimbursement to any Person for costs in connection with, any special energy project, including, but not limited to, any land, works, system, building or other improvement, and all real and personal properties of any nature or any interest in any of them which are suitable for or related to the furnishing, generation or production of energy; and

                 WHEREAS, the Authority is also authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient moneys for achieving its corporate purposes; and

                 WHEREAS, the Authority is also authorized under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

                 WHEREAS, contemporaneously with the execution hereof, Long Island Lighting Company (the "Company") and the Authority have entered into a Participation Agreement of even date herewith (herein referred to as the "Participation Agreement"), providing for the acquisition, construction and installation of certain facilities (the "Project") for the furnishing of electric energy within the Company's service area; and

                                                                              2.


                 WHEREAS, the Participation Agreement provides that the Authority will issue its bonds and make the proceeds of such bonds available to the Company to finance the cost of the Project; and

                 WHEREAS, pursuant to Resolution No. 801 adopted January 25, 1993, the Authority has determined to issue $50,000,000 aggregate principal amount of revenue bonds initially bearing the designation set forth on the title page of the Indenture of Trust (the "Bonds") for the purpose of financing the cost of the Project; and

                 WHEREAS, in order to provide an inducement to the Authority to issue the Bonds, the Company has entered into a Letter of Credit and Reimbursement Agreement relating to the Bonds dated as of November 1, 1993, with The Toronto-Dominion Bank, Houston Agency, (the "Bank") and certain other parties, pursuant to which the Bank has agreed to issue an irrevocable letter of credit in favor of the Trustee, which letter of credit expires by its terms on November 17, 1996, unless extended or unless earlier terminated in accordance with its terms, to provide for the payment of such amounts as are specified therein with respect to the principal of, premium, if any, and interest on, the Bonds and certain other payments with respect to the Bonds; and

                 WHEREAS, all acts, conditions and things necessary or required by the Constitution and statutes of the State of New York or otherwise, to exist, happen, and be performed as prerequisites to the execution and delivery of the Indenture, do exist, have happened, and have been performed; and

                 WHEREAS, the Authority has determined that the Bonds issuable hereunder and the certificate of authentication by the Trustee to be endorsed on such Bonds shall be, respectively, substantially in the following forms with such variations, omissions and insertions as are required or permitted by the
Indenture:

                                                                              3.



                                [Form of Bonds]

                       [MONEY MARKET MUNICIPAL RATE LEGEND

                                            Last Day of Money Market
Interest Rate                               Municipal Rate Period
              -----                                                -----

Interest due at
end of Money Market                          Number of
Municipal Rate Period                        Days          ]*
                      -----                          -----




                       NEW YORK STATE ENERGY RESEARCH AND
                             DEVELOPMENT AUTHORITY
                        ELECTRIC FACILITIES REVENUE BOND
                     (LONG ISLAND LIGHTING COMPANY PROJECT)
                                 1993 SERIES B


NO. NYBR-1                                                                                    $50,000,000*

MATURITY DATE             ORIGINAL ISSUE DATE                    CUSIP
- -------------             -------------------                    -----
NOVEMBER 1, 2023          NOVEMBER 17, 1993                      649841 BU6


REGISTERED OWNER:         CEDE & CO.

PRINCIPAL AMOUNT:         FIFTY MILLION DOLLARS


                 NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic, constituting a public benefit corporation, organized and existing under and by virtue of the laws of the State of New York, for value received, hereby promises to pay solely from the sources hereinafter provided, to the Registered Owner specified above, or registered assigns, on the Maturity Date specified above, unless redeemed prior thereto as hereinafter provided, upon the presentation and surrender hereof, the Principal Amount specified above and to pay solely from such sources interest on said Principal Amount from the date hereof at the rates and at the times provided herein, until said Principal Amount is paid. This bond shall be subject to mandatory purchase by the Tender Agent as hereinafter described.
The principal of and premium, if any, on this bond are payable at

- ----------------------------------

*Such legend to appear only on face of Bonds bearing interest at a Money Market Municipal Rate.

                                                                              4.


the corporate trust office of Chemical Bank, New York, New York, the Trustee hereinafter mentioned and as paying agent. The interest on this bond, when due and payable, shall be paid to the Registered Owner hereof (or of any bond or bonds previously outstanding in exchange, transfer or substitution for which this bond was issued) as of the close of business on the Record Date (hereinafter referred to) for each interest payment date by check, mailed to such Person at such Person's address appearing as of the close of business on such Record Date on the Bond Register (hereinafter referred to). On and prior to the date a Fixed Rate (as hereinafter defined) becomes effective as hereinafter provided, in the event that less than all of the Bonds are held under a book-entry-only system, any owner of not less than $1,000,000 (or $100,000 during any Money Market Municipal Rate Period) aggregate principal amount of Bonds not held under a book-entry-only system may request that interest on the Bonds be paid by wire transfer within the continental United States; provided, however, that during a Money Market Municipal Rate Period, interest on a Bond is payable only upon presentation and surrender thereof to the Tender Agent upon purchase thereof pursuant to the Indenture, and if such presentation and surrender is made by 12:00 noon (New York City time) such payment shall be by wire transfer. Interest not so paid shall be paid in accordance with the provisions of Article X of the Indenture (as hereinafter defined). All such payments shall be made in such coin or currency of the United States of America, which at the respective times of payment, are legal tender for payment of public and private debts. This bond is one of a duly authorized issue of bonds of the Authority designated as "Electric Facilities Revenue Bonds (Long Island Lighting Company Project), 1993 Series B" (the "Bonds"), issued in the aggregate principal amount of $50,000,000 pursuant to the Constitution and laws of the State of New York, particularly the New York State Energy Research and Development Authority Act, Title 9 of Article 8 of the Public Authorities Law of the State of New York, as amended (the "Act"), and a resolution adopted by the Authority on January 25, 1993. The Bonds are issued and secured under and pursuant to an Indenture of Trust dated as of November 1, 1993, between the Authority and Chemical Bank, as Trustee (the "Indenture"). The Bonds are issued for the purpose of financing a portion of the cost of acquisition, construction and installation of certain facilities of Long Island Lighting Company (the "Company") to be used for the local furnishing of electric energy (the "Project") pursuant to a Participation Agreement dated as of November 1, 1993, between the Authority and the Company (hereinafter, as it may be amended or supplemented from time to time, called the "Participation Agreement"). All terms used but not defined herein are used as defined in the Indenture.

                                                                              5.


                 *1. Copies of the Indenture are on file at the corporate trust office of Chemical Bank, New York, New York, as Trustee under the Indenture or its successor as Trustee (the "Trustee"), and reference is made to the Indenture for the provisions relating, among other things, to the terms and security of the Bonds, the rights and remedies of the owners of the Bonds, and the terms and conditions upon which Bonds are issued thereunder.

1                 *2.  The Bonds are not general obligations of the Authority, and shall not constitute an indebtedness of or a charge against the general credit of the Authority or give rise to any pecuniary liability of the Authority. The liability of the Authority under the Bonds shall be enforceable only to the extent provided in the Indenture, and the Bonds shall be payable solely from payments to be made by the Company to the Trustee and any other funds held by the Trustee under the Indenture (including, but not limited to, funds drawn under the Letter of Credit) and available for such payment. In order to provide security for the payment of the principal of and premium, if any, and interest on all the Bonds in accordance with their terms and the terms of the Indenture, the Authority has in the Participation Agreement directed the Company to execute and deliver its Company Note to the Trustee as evidence of the obligation of the Company to the Authority to repay the advance of the proceeds of the Bonds by the Authority and the Authority has under the Indenture pledged and assigned all its right, title and interest in and to the payments under such Company Note to the Trustee for the benefit of the owners from time to time of the Bonds. The Bonds are further secured by a pledge and assignment of (i) the rights and interest of the Authority under the Participation Agreement (except the rights and interest of the Authority under Article III and Sections 4.04, 4.08, 4.09, 4.10 and 5.16 thereof and subject to the provisions of the Participation Agreement relating to the amendment thereof), (ii) the rights and interest of the Authority under the Tax Regulatory Agreement, dated the date of the original issuance of the Bonds, between the Authority and the Company (subject to a reservation by the Authority of the right to independently enforce the obligations of the Company thereunder and to the provisions of the Tax Regulatory Agreement relating to the amendment thereof) (iii) the proceeds of sale of the Bonds and (iv) all funds held by the Trustee under the Indenture and available for the payment of the Bonds under the terms of the Indenture (expressly not including in such funds, the Rebate Fund) and the income earned by the investment of such funds held under the Indenture. In addition, the Authority has granted the Trustee the same power as the Authority to enforce from time to time the rights of the Authority set forth in Article III and Section 5.16 of the Participation Agreement, subject to the provisions of the Participation Agreement relating to the amendment thereof.

                                                                              6.



                 *3. Interest Rate. Interest on the Bonds will initially be payable at a Medium-Term Rate of two and eighty-five one-hundredths per centum (2.85%) per annum from the initial delivery date to and including October 31, 1994 (the "First Interest Period"). Subsequent to such period and prior to the Fixed Rate Conversion Date, interest on this Bond will be paid at the lowest of (a) a Weekly Rate, a Money Market Municipal Rate, a Semi-Annual Rate or a Medium-Term Rate as from time to time selected and determined in accordance with the Indenture, (b) 15% and (c) the maximum interest rate specified in the Letter of Credit with respect to coverage for the payment of interest or the interest component of Purchase Price; thereafter, interest will be paid at the Fixed Rate, determined in accordance with the Indenture, which shall not exceed 18%. Each such rate will be set by the Remarketing Agents in accordance with the applicable standards provided in the Indenture; provided that each such rate will not be greater than 110% of the rate index for such rate (the "Rate Index"). The Rate Index will be selected by an Indexing Agent for such rate, appointed pursuant to the Indenture. If such rate is not established by the Remarketing Agents, no Remarketing Agent shall be serving or the rate so established is held to be invalid or unenforceable by a final judgment of a court of law, then such rate will be 100% of the related Rate Index. Interest will continue to be payable at a Medium-Term Rate for a one-year period commencing on November 1, 1994 and every November 1, thereafter, determined in accordance with the Indenture, unless and until a different Interest Rate Determination Method is selected or a different Length of Medium-Term Rate Period is selected, in either case, in accordance with the Indenture. The Company may change the Interest Rate Determination Method from time to time in accordance with the Indenture; provided, however, that if the Company changes the Interest Rate Determination Method to a Fixed Rate, it may not thereafter change the Interest Rate Determination Method and the Fixed Rate shall be the rate of interest on the Bonds from the Fixed Rate Conversion Date to the Maturity Date. The Company may direct the Trustee to change the Interest Rate Determination Method applicable to all or a portion of the Bonds. Except as specifically provided otherwise in the Indenture, the conditions and procedures for such change in the Interest Rate Determination Method for a portion of the Bonds shall be the same as the conditions and procedures for a change in the Interest Rate Determination Method for the entire series of Bonds. If the Company directs the Trustee to change the Interest Rate Determination Method from one Rate to another for less than all of the Bonds then outstanding, the Trustee shall select Bonds to be converted by lot or by such other method as the Trustee shall deem appropriate. In the event the Company wishes to convert less than all the Bonds then outstanding, the Company shall notify the Trustee of such decision not less than 40 days or more than 60 days

                                                                              7.


before the effective date of the proposed conversion. On the Conversion Date the portion of the Bonds which are being converted shall be redesignated in such a way as to identify a separate Subseries and thereby avoid confusion of such Subseries with any other Subseries. The Company may also determine to similarly redesignate the portion of the Bonds which are not being converted on the Conversion Date. The holders of Bonds which are being redesignated may be required to deliver such Bonds to the Trustee in order to receive a new Bond of the applicable designation, in the same principal amount. In the event holders are not required to surrender such Bonds, the Trustee shall appropriately designate any Bonds subsequently issued in exchange therefor. If less than all of the Bonds are to be converted, all references herein to the Bonds shall be deemed to refer to the Bonds of each Subseries separately.

                    *Interest on this Bond will accrue and will be payable as provided in the Indenture. Except as otherwise provided in the Indenture, the Interest Payment Dates are: (i) during any Weekly Rate Period, the first Business Day of each calendar month; (ii) each Conversion Date; (iii) during any Semi-Annual Rate Period or Medium-Term Rate Period, the first day of each of two months which are six months apart, as specified in a certificate of an Authorized Officer delivered to the Trustee prior to the Conversions to a Semi-Annual Rate Period or Medium-Term Rate Period, provided, however, if the last such day occurring in any Semi-Annual Rate Period is not a Business Day then the first Business Day thereafter shall be the Interest Payment Date, provided, further, however, if any Interest Payment Date in a Semi-Annual Rate Period, determined as set forth above, would cause such Semi-Annual Rate Period to extend for a period in excess of 182 days, the Interest Payment Date for such Semi-Annual Rate Period shall be the last Business Day occurring within such Semi-Annual Rate Period that does not cause such Semi-Annual Rate Period to exceed 182 days in duration; (iv) during the Fixed Rate Period, each May 1 and November 1; (v) during each Money Market Municipal Rate Period, the first Business Day after any Calculation Period; and (vi) the Maturity Date. With respect to the First Interest Period, interest will be payable on May 1, 1994 and November 1, 1994. If prior to the conversion to a Semi-Annual Rate Period, Medium-Term Rate Period or Fixed Rate Period, an Officer's Certificate shall be delivered to the Trustee specifying different Interest Payment Dates for such Rate Period together with an Opinion of Bond Counsel to the effect that such adjustment will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, then the Interest Payment Dates for such Rate Period shall be so adjusted; provided, however, that no such adjustment shall result in the establishment of

                                                                              8.


Interest Payment Dates between which more than six months would pass.

                 *The Record Dates with respect to the various Interest
Payment Dates are: (i) during any Weekly Rate Period or Money Market Municipal Rate Period, the day next preceding such Interest Payment Date, regardless of whether such day is a Business Day; and (ii) during any Semi-Annual Rate Period, Medium-Term Rate Period or Fixed Rate Period, the Trustee's close of business on the fifteenth day of the calendar month next preceding such Interest Payment Date, regardless of whether such day is a Business Day.

                 *During any Weekly Rate Period or Money Market Municipal Rate Period, interest on the Bonds will be computed on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed. During any Semi-Annual Rate Period, Medium-Term Rate Period or Fixed Rate Period, interest on the Bonds will be computed on the basis of a 360-day year of twelve 30-day months.

                 *4. Letter of Credit. The Bonds are initially supported by a letter of credit issued by The Toronto-Dominion Bank, Houston Agency (such bank or any issuer of any alternate credit facility as described herein being hereinafter referred to as the "Bank"), in favor of the Trustee. This letter of credit expires on November 17, 1996, unless extended in accordance with its terms, or on the earlier occurrence of events specified in it. The initial letter of credit or any alternate credit facility meeting the requirements of
Section 6.07 of the Indenture and Section 4.12 of the Participation Agreement during the time it is in effect is hereinafter called the "Letter of Credit." The Letter of Credit shall be in effect at all times prior to the Fixed Rate Conversion Date, except any period during which all of the outstanding Bonds are owned by the Company. The Letter of Credit shall entitle the Trustee to draw up to (a) an amount equal to the principal amount of the Bonds then outstanding to pay the principal amount of the Bonds (or the portion of the Purchase Price of the Bonds corresponding to principal); plus (b) an amount equal to 210 days' accrued interest on the Bonds at a maximum rate specified therein, which shall in no event exceed 15%, to pay interest on the Bonds. Such maximum rate for the initial letter of credit is 15%. If the Bonds shall be redeemable at a premium during a period during which a Letter of Credit is in effect, no redemption may be made unless the Letter of Credit or other Available Moneys are available to pay such premium.

                 *Except as otherwise provided herein, the Bonds shall become subject to mandatory tender for purchase (see "Mandatory Tender for Purchase" below) on the twentieth calendar day next preceding the scheduled expiration date of the Letter of Credit.

                                                                              9.


Within five calendar days after the Bonds become subject to such mandatory tender for purchase, the Trustee shall notify the owners of the Bonds by first class mail of the expiration of the Letter of Credit and the name of the issuer of the successor Letter of Credit, if applicable.

                 *5.  Tender of Bonds for Purchase.

                 *Optional Tender. During any Weekly Rate Period or any Semi-Annual Rate Period the owners of the Bonds shall have the right to tender any Bond (or portion thereof in an authorized denomination) to the Tender Agent for purchase on any Optional Tender Date prior to the Conversion Date, but only upon:

                 (1) giving or delivery to the Tender Agent at its principal office, during the times specified below, of a telephonic or facsimile confirmed in writing notice which states (i) the aggregate principal amount of the Bond to be purchased and (ii) that such Bond (or portion thereof in an authorized denomination) shall be purchased on such Optional Tender Date pursuant to the Indenture; and

                 (2) delivery of such Bond (with an appropriate instrument of transfer duly executed in blank) to the Tender Agent at its principal office at or prior to 12:00 noon, New York City time, on such Optional Tender Date; provided, however, that no Bond (or portion thereof in an authorized denomination) shall be purchased unless the Bond so delivered to the Tender Agent shall conform in all respects to the description thereof in the aforesaid notice.

During any Weekly Rate Period, irrevocable notice must be given on a Business Day not later than the close of business on the seventh calendar day prior to the Optional Tender Date; and during any Semi-Annual Rate Period irrevocable notice must be given not earlier than the thirtieth calendar day and not later than the close of business on the fifteenth calendar day next preceding the Optional Tender Date.

                 *Any election of a Bondowner to tender a Bond (or portion thereof as aforesaid) for purchase on the Optional Tender Date in accordance with the Indenture shall be irrevocable and shall be binding on the Bondowner making such election and on any transferee of such Bondowner.

                 *Mandatory Tender for Purchase. All Bonds are subject to mandatory tender and purchase, with no right of owners to retain Bonds, as more fully provided in the Indenture on each Conversion Date and each Medium-Term Adjustment Date.

                                                                             10.


                 *Any Bond bearing a Money Market Municipal Rate shall be subject to mandatory tender for purchase in accordance with the Indenture on the Business Day immediately following each Calculation Period for such Bond at a price equal to the principal amount thereof and owners of any Bond bearing interest at a Money Market Municipal Rate shall have no right to elect to retain such Bond subsequent to such Business Day.

                 *Each Bond shall be subject to mandatory tender and purchase on each Mandatory Purchase Date established pursuant to Section 2.05(e) of the Indenture.

                 *Upon the Bonds becoming subject to mandatory tender for purchase on a Mandatory Purchase Date, the Trustee shall give telephonic notice to the Remarketing Agents, the Authority and the Tender Agent and give notice by mail to the Bondowners in accordance with Section 2.05(e)(2) of the Indenture.

                 *Failure to mail the notice described in Section 2.05(e)(2) of the Indenture or any defect therein, shall not extend the period for tendering any of the Bonds for purchase, and the Trustee shall not be liable to any Bondowner by reason of its failure to mail such notice or any defect therein.

                 *The Bonds shall be tendered for purchase as provided in
Section 2.05(e) of the Indenture.

                 *All Bonds (or portion thereof in an authorized denomination) which are not delivered to the Tender Agent shall be deemed to have been properly tendered to the Tender Agent (such Bond being hereinafter referred to as an "Untendered Bond"), and, to the extent that there shall be on deposit with the Tender Agent on the applicable Purchase Date, an amount sufficient to pay the Purchase Price thereof, such Untendered Bond shall cease to constitute or represent a right to payment of principal or interest thereon and shall constitute and represent only the right to the payment of Purchase Price payable on such date. The foregoing shall not limit the entitlement of any Bondowner on any Record Date to receipt of interest due on such date unless such interest is paid as part of the Purchase Price.

                 *Purchase of Tendered Bonds. On each Optional Tender Date and Purchase Date there shall be purchased (but solely from funds received by the Tender Agent in accordance with the terms of the Indenture) the Bond or Bonds (or portions thereof in authorized denominations) tendered (or deemed to have been tendered) to the Tender Agent for purchase in accordance with Section
2.05 of the Indenture at the applicable Purchase Price. Funds for the payment of the Purchase Price of such Bond or Bonds (or portions thereof in

                                                                             11.

authorized denominations) shall be paid by the Tender Agent solely from the sources and in the order of priority specified in Section 2.05(h) of the Indenture. Bonds (or portions thereof in authorized denominations) purchased as provided above shall be delivered as provided in Section 2.07 of the Indenture.

                 *The owners of the Bonds shall not have the right or be required, as the case may be, to tender any Bond or Bonds (or portions thereof in authorized denominations) for purchase on any Optional Tender Date or the Purchase Date, if on any such date an Event of Default under Section 10.01(f) or (g) of the Indenture shall have occurred and be continuing thereunder with respect to the Bonds.

                 *All Bonds shall be subject to mandatory tender and purchase, with no right of owners to retain Bonds, upon a date established by the Trustee after receipt by the Trustee of a written notice from the Bank of the occurrence and continuance of an event that would constitute an Event of Default pursuant to Section 10.01(f) or (g) of the Indenture except that the Bank shall have directed mandatory tender and purchase pursuant to Section 2.05(j) of the Indenture rather than acceleration of the Bonds.

                 *6.  Redemptions.

                 *Optional Redemption.  At any time during a Weekly Rate
Period or Money Market Municipal Rate Period, the Bonds will be subject to redemption, by the Authority at the direction of the Company, in whole on any Business Day or in part on any Interest Payment Date at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the redemption date. During a Semi-Annual Rate Period or during a Medium-Term Rate Period equal to one calendar year (or, in the case of the First Interest Period, of less than one calendar year), each Bond is subject to redemption, by the Authority at the direction of the Company, in whole or in part on the last Business Day of such Rate Period in effect on the applicable redemption date, at a redemption price equal to the principal amount of the Bond or Bonds to be redeemed plus accrued and unpaid interest thereon to the redemption date. During a Medium-Term Rate Period of greater than one calendar year but less than or equal to three calendar years, each Bond will be subject to optional redemption by the Authority at the direction of the Company on the dates and at the redemption prices set forth in the following table plus accrued and unpaid interest to the redemption date:

                                                                             12.

                  Redemption Date                                                      Redemption Prices
                  ---------------                                                      -----------------
              Earliest Optional Redemption Date                                                  100.5%
               through the last day prior to the
               First Anniversary of the Earliest
               Optional Redemption Date

              First Anniversary of the Earliest                                                  100
               Optional Redemption Date, if
               applicable, and thereafter

As used in the immediately preceding table "Earliest Optional Redemption Date" means the anniversary of the Conversion Date occurring in the year which is one year after the commencement of any such Medium-Term Rate Period. During a Medium-Term Rate Period of greater than three calendar years but less than or equal to five calendar years, each Bond will be subject to optional redemption by the Authority at the direction of the Company on the dates and at the redemption prices set forth in the following table plus accrued and unpaid interest to the redemption date:

                 Redemption Date                                                       Redemption Prices
                 ---------------                                                       -----------------
              Earliest Optional Redemption Date through                                          101%
               the last day prior to the First Anniversary
               of the Earliest Optional Redemption Date

              First Anniversary of the Earliest Optional                                         100.5
               Optional Redemption Date through the last
               day prior to the Second Anniversary of the
               Earliest Optional Redemption Date

              Second Anniversary of the Earliest                                                 100
               Optional Redemption Date
               and thereafter

As used in the preceding table "Earliest Optional Redemption Date" means the anniversary of the Conversion Date occurring in the year which is two years after the commencement of any such Medium-Term Rate Period. During a Medium-Term Rate Period of greater than five but less than or equal to ten calendar years, the Bonds will be subject to optional redemption by the Authority at the direction of the Company on the dates and at the redemption prices set forth in the following table plus accrued and unpaid interest to the redemption date:

                                                                             13.


              Redemption Date                                                          Redemption Prices
              ---------------                                                          -----------------
              Earliest Optional Redemption Date                                                  101.5%
               through the last day prior to the
               First Anniversary of the Earliest
               Optional Redemption Date

              First Anniversary of the Earliest                                                  101
               Optional Redemption Date through the last
               day prior to the Second Anniversary of
               the Earliest Optional Redemption Date

              Second Anniversary of the Earliest                                                 100.5
               Optional Redemption Date through
               the last day prior to the Third
               Anniversary of the Earliest Optional
               Redemption Date

              Third Anniversary of the Earliest                                                  100
               Optional Redemption Date and thereafter

As used in the immediately preceding table "Earliest Optional Redemption Date" means the anniversary of the Conversion Date occurring in the year which is four years after the commencement of any such Medium-Term Rate Period.

                 *During a Medium-Term Rate Period of greater than ten calendar years, the Bonds will be subject to optional redemption by the Authority at the direction of the Company on the dates and at the redemption prices set forth in the next succeeding table; provided that, with respect to such a Medium-Term Rate Period, "Earliest Optional Redemption Date" means the anniversary of the Conversion Date occurring in the year which is eight years after the Conversion Date or Medium-Term Adjustment Date.

                 *After the Fixed Rate Conversion Date, the Bonds will be subject to optional redemption by the Authority at the direction of the Company on or after the Earliest Optional Redemption Date (as defined below), in whole on any Business Day or in part on any Interest Payment Date, during the periods and at the respective redemption prices (expressed as a percentage of principal amount) set forth in the following table plus accrued and unpaid interest to the redemption date:

                                                                             14.

                   Redemption Date                                           Redemption Prices
                   ---------------                                           -----------------
              Earliest Optional Redemption                                                102%
               Date through the last day
               prior to the First Anniversary
               of the Earliest Optional
               Redemption Date

              First Anniversary of the                                                    101
               Earliest Optional Redemption
               Date through the last day
               prior to the Second Anniversary
               of the Earliest Optional
               Redemption Date

              Second Anniversary of the                                                   100
               Earliest Optional Redemption
               Date and thereafter

                 *As used in the preceding table, "Earliest Optional Redemption Date" means the anniversary of the Conversion Date occurring in the year which is ten years after the Fixed Rate Conversion Date.

                 *Subject to the provisions of the Indenture, if prior to a Medium-Term Rate Conversion Date or the Fixed Rate Conversion Date the Remarketing Agents certify to the Trustee, the Authority and the Company in writing that any of the foregoing redemption schedules are not consistent with then prevailing market conditions, with the approval of the Authority and the Company, the foregoing Earliest Optional Redemption Dates or premiums may be revised in accordance with the best professional judgment of the Remarketing Agents to reflect then prevailing market conditions; provided, that the Company causes to be delivered to the Trustee an Opinion of Bond Counsel stating to the effect that such revision is permitted by the Indenture and will not cause the interest on the Bonds to be includible in gross income for federal income tax purposes.

                 *Mandatory Redemption Upon State Furnishing Funds.  The
Bonds are subject to redemption as a whole, at a redemption price equal to the applicable optional redemption price described herein or, if no such optional redemption price shall be applicable, 105% of the principal amount thereof during the Fixed Rate Period or 100% of the principal amount thereof prior to the Fixed Rate Conversion Date, together with unpaid interest accrued thereon to the date fixed for redemption, on any Interest Payment Date not less than twenty years after the date of the original issuance of

                                                                             15.


the Bonds if the State of New York furnishes funds therefor, all as more fully described in the Indenture.

                 *Extraordinary Optional Redemption. The Bonds may be redeemed at the option of the Authority exercised at the direction of the Company, as a whole or in part at any time, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for redemption, upon the occurrence of any of the following events:

                          (i) All or substantially all of the Project shall have been damaged or destroyed or title to, or the temporary use of, all or a substantial portion of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or Person, firm or corporation acting under governmental authority, as in each case renders the Project unsatisfactory to the Company for its intended use;

                          (ii) Unreasonable burdens or excessive liabilities shall have been imposed upon the Authority or the Company with respect to all or substantially all of the Project, including without limitation the imposition of federal, state or other ad valorem property, income or other taxes other than taxes in effect on the date of original issuance of the Bonds levied upon privately owned property used for the same general purpose as the Project; or

                          (iii) Any court or regulatory or administrative body shall enter or adopt, or fail to enter or adopt, a judgment, order, approval, decree, rule or regulation, as a result of which the Company elects to cease operation of all or substantially all of the Project.

                 *Special Optional Redemptions. The Bonds will also be subject to redemption at the option of the Authority exercised at the direction of the Company, in whole at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the redemption date if the Company reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Company will be materially and adversely affected unless the Company takes or omits to take a specified action and that the Company has been advised in writing by Bond Counsel that either (x) the specified action or omission would adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds afforded by Section 103 of the Code, or (y) that the matter is subject to such doubt that such Bond Counsel is unable to advise the Company that the specified action or omission

                                                                             16.


would not adversely affect such exclusion. Such conclusion and certification shall be evidenced by delivery to the Trustee of a written certificate of an Authorized Company Representative to the effect that the Company has reached such conclusion, together with a copy of such advice of Bond Counsel.

                 *During any Medium-Term Rate or the Fixed Rate Period, the Bonds will also be subject to redemption at the option of the Authority exercised at the direction of the Company at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the redemption date if the Company reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Company will be materially and adversely affected unless the Company takes or omits to take a specified action and that the specified action or omission would cause the use of the Project to be such that, pursuant to Section 150 of the Code, the Company would not be entitled to deduct the interest on the Bonds for purposes of determining the Company's federal taxable income, for a period of not less than ninety consecutive or nonconsecutive days during a twelve-month period. Such conclusion and certification shall be evidenced by delivery to the Trustee of a written certificate of an Authorized Company Representative to the effect that the Company has reached such conclusion, together with a copy of written advice of Bond Counsel. In the event that the Bonds become subject to redemption as provided in this paragraph, the Bonds will be redeemed in whole unless redemption of a portion of the Bonds outstanding would, in the opinion of Bond Counsel, have the result that interest payable on the Bonds remaining outstanding after such redemption would be deductible for purposes of determining the federal taxable income of the Company, and, in such event, the Bonds shall be redeemed (in the principal amount equal to the current minimum authorized denomination or an integral multiple thereof) from time to time by lot or in such other manner as the Trustee shall in its discretion deem proper in order to assure each owner of Bonds a fair opportunity to have such owner's Bond or Bonds or portions thereof selected, in such amount as is necessary to accomplish that result.

                 *Mandatory Redemption on Determination of Taxability. The Bonds will be redeemed in whole (or in part as provided below), at a redemption price equal to the principal amount thereof plus accrued and unpaid interest accrued thereon to the redemption date, on the first day of a month selected by the Authority at the direction of the Company (such direction also being delivered to the Trustee) within 180 days after the Company receives written notice from a Bondowner or former Bondowner or the Trustee of a final determination by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the

                                                                             17.


Company to perform any of its agreements in the Participation Agreement or the inaccuracy, the failure to perform or breach of any of the representations, warranties, covenants or agreements of the Company in the Tax Regulatory Agreement or any requisition submitted pursuant to the Indenture, the interest paid or to be paid on any Bond (except to a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as amended) is or was included in the gross income of the Bond's owner for federal income tax purposes. No such determination will be considered final unless the Bondowner or former Bondowner involved in the determination gives the Company, the Authority and the Trustee prompt written notice of the commencement of the proceedings resulting in the determination and offers the Company, subject to the Company's agreeing to pay all expenses of the proceeding and to indemnify the owner against all liabilities that might result from it, including additional income tax liabilities as a result of interest accruing on the Bonds following commencement of such proceedings, the opportunity to control the defense of the proceeding and either the Company does not agree within 30 days to pay the expenses, indemnify the owner and control the defense or the Company exhausts or chooses not to exhaust available procedures to contest or obtain review of the result of the proceedings. Fewer than all the Bonds may be redeemed if, in the opinion of Bond Counsel, redemption of fewer than all would result in the interest payable on the Bonds remaining outstanding being not included in the gross income for federal income tax purposes of any owner other than a "substantial user" of the Project or a "related person." If fewer than all of the Bonds are redeemed, the Trustee will select the Bonds to be redeemed as provided in the Indenture. IF THE LIEN OF THE INDENTURE IS DISCHARGED AS DESCRIBED IN SECTION 10 BELOW PRIOR TO THE OCCURRENCE OF A FINAL DETERMINATION OF TAXABILITY AS DESCRIBED ABOVE, THE BONDS WILL NOT BE REDEEMED AS DESCRIBED IN THIS PARAGRAPH.

                 *Notice of Redemption. At least 30 days before each redemption, the Trustee will mail a notice of redemption by first-class mail to each Bondowner at the owner's registered address. Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect of which no such failure occurs. Any notice mailed as provided in this paragraph will be conclusively presumed to have been given whether or not actually received by the addressee.

                 *Effect of Notice of Redemption. When notice of redemption is required and given, Bonds called for redemption become due and payable on the redemption date at the applicable redemption price, except as otherwise provided herein; in such case

                                                                             18.


when funds are deposited with the Trustee sufficient for redemption or for the purchase of Bonds otherwise subject to redemption, interest on the Bonds to be redeemed or purchased ceases to accrue as of the date of redemption or purchase whether or not such Bond is delivered to the Trustee on such date.

                  *7. Denominations, Transfer, Exchange. The Bonds are issued in registered form without coupons in denominations of $5,000 or any integral multiple of $5,000, except that when the Bonds bear interest at a Weekly Rate Period or Money Market Municipal Rate Period, they will be issuable in denominations of $100,000 or any integral multiples thereof.
Notwithstanding the foregoing, prior to the commencement of any Semi-Annual Rate Period or Medium-Term Rate Period or the Fixed Rate Period, the Authority at the request of the Company may direct the Trustee to authenticate Bonds only in denominations of $100,000 or any integral multiple of $100,000 during such Rate Period in accordance with the Indenture. An owner may register the transfer of or exchange Bonds in accordance with the Indenture. The Trustee may require an owner, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. After the Fixed Rate Conversion Date, the Trustee need not register the transfer of or exchange any Bond for the period beginning 15 days before mailing a notice of redemption of such Bond and ending on the redemption date.

                 *The Depository Trust Company, New York, New York ("DTC") initially will act as Securities Depository for the Bonds. The ownership of one fully registered Bond in the aggregate principal amount of the Bonds will be registered in the name of Cede & Co., as nominee of DTC. Such Bond will be held in trust until its redemption or until such time as DTC or its nominee is no longer the registered owner of the Bonds. So long as Cede & Co. is the registered owner of the Bonds, as nominee of DTC, references herein to the Bondowners or registered owners of the Bonds, shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds. In the event that the book-entry-only system through DTC (or a successor securities depository) is discontinued as provided in the Indenture and the beneficial owners become registered owners of the Bonds, the provisions applicable to such registered owners, as set forth herein and in the Indenture, will apply. In the event that a book-entry-only system is reinstituted after discontinuance, Registered Owners will not be able to register the transfer of or tender their Bonds without first registering such Bonds in the book-entry-only system.

                 *8. Persons Deemed Owners. The Registered Owner of this Bond may be treated by the Authority, the Company, the Trustee, the

                                                                             19.


Tender Agent and the Paying Agents as the owner of this Bond for all purposes.

                 *9. Unclaimed Money. On or after the Fixed Rate Conversion Date and solely with respect to moneys not resulting from a draw on the Letter of Credit and not constituting remarketing proceeds, if money for the payment of principal, premium, interest or Purchase Price remains unclaimed for two years, the Trustee will, upon request of the Company, pay the money to or for the account of the Company. After that, owners entitled to the money must look only to the Company and not to the Trustee or the Bank for payment unless an applicable abandoned property law designates another person.

                 *10. Discharge Before Redemption or Maturity. If at any time there shall have been delivered to the Trustee for cancellation all the Bonds (other than any Bonds which have been mutilated, lost, stolen or destroyed and which shall have been replaced or paid as provided in the Indenture, except for any such Bonds as are shown by proof satisfactory to the Trustee to be held by bona fide owners), or with respect to all the Bonds not theretofore delivered to the Trustee for cancellation, the whole amount of the principal and the interest and the premium, if any, due and payable on such Bonds then outstanding shall be paid or deemed to be paid as set forth in the Indenture, and provision shall also be made for paying all other sums payable thereunder, including the Authority's, the Indexing Agent's, Remarketing Agents', Paying Agent's, Trustee's and Tender Agent's fees and expenses, then the Bonds shall be deemed paid and the Trustee, in such case, on demand of the Authority or the Company, shall acknowledge the discharge of the Authority's obligations under the Indenture with respect to such Bonds and under the Bonds and deliver to the Company the Company Note and deliver to the Bank the Letter of Credit, and shall execute such documents as may be reasonably required by the Authority and the Company to evidence such discharge, all as more fully set forth in
Article XIV of the Indenture. If the Company at any time deposits with the Trustee money or Investment Obligations sufficient to pay at redemption or maturity principal of and interest on or the Purchase Price of the outstanding Bonds, and if the Company also pays all other sums then payable by the Company under the Indenture, the Indenture (except for the Rebate Fund established pursuant to the Indenture) will be discharged. After discharge, Bondowners may look only to the deposited money and securities for payment. Investment Obligations are securities backed by the full faith and credit of the United States or securities evidencing ownership interest in such full-faith-and-credit securities.

                                                                             20.


                 *11. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture, the Participation Agreement or the Bonds may be amended or supplemented with the consent of the owners of not less than two-thirds in aggregate principal amount of the Bonds, and any past default or noncompliance with any provision may be waived with the consent of the owners of a majority in aggregate principal amount of the Bonds. Without the consent of any Bondowner, the Authority may amend or supplement the Indenture, the Participation Agreement or the Bonds as described in the Indenture in order to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Bonds in addition to or in place of certificated Bonds, to the extent permitted by law, or make any change that does not materially adversely affect the rights of any Bondowner.

                 *12. Defaults and Remedies. The Indenture provides that the occurrences of certain events constitute Events of Default. An Event of Default and its consequences may be waived as provided in the Indenture. Bondowners may not enforce the Indenture or the Bonds except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Bonds unless it receives indemnity satisfactory to it. Subject to certain limitations, owners of a majority in principal amount of the Bonds may direct the Trustee in its exercise of any trust or power.


                 *13. Abbreviations. Customary abbreviations may be used in the name of a Bondowner or an assignee, such as TEN COM (= tenants in common), TEN ENT (= Tenants by the entireties), JT WROS (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

                 *14. Remarketing Agents; Indexing Agent; Tender Agent. The Authority has appointed Dillon, Read & Co. Inc. and Lehman Brothers Inc., as the initial Remarketing Agents under the Indenture. The Authority may from time to time, at the request of the Company, remove or replace one or more of the Remarketing Agents. The Authority has appointed Kenny Information Systems Inc. as Indexing Agent under the Indenture. The Authority may from time to time, at the request of the Company, remove the Indexing Agent and appoint a different nationally recognized municipal securities evaluation service to serve as Indexing Agent. The Authority has appointed Chemical Bank as Tender Agent under the Indenture. The Authority may from time to time, at the request of the Company, remove or replace the Tender Agent.

                 This Bond shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until

                                                                             21.


this Bond shall have been authenticated by the execution by the Trustee or the Tender Agent of the Certificate of Authentication hereon.

                 No covenant or agreement contained in this Bond or the Indenture shall be deemed to be a covenant or agreement of any member or employee of the Authority in his or her individual capacity, and neither the members of the Authority nor any officer thereof executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance of this Bond.

                 The Bonds are not a debt of the State of New York and the State of New York shall not be liable thereon.

                 It is hereby certified and recited that all conditions, acts and things required by law and the Indenture to exist, to have happened and to have been performed precedent to and for the issuance of this Bond, exist, have happened and have been performed, and that the issuance of this Bond and the issue of which it forms a part are within every debt and other limit prescribed by the laws of the State of New York.

                                                                             22.


                 IN WITNESS WHEREOF, the Authority has caused this Bond to be signed in its name and on its behalf by the manual or facsimile signature of its Chair, Vice-Chair, President or Treasurer and its seal or a facsimile thereof to be impressed, imprinted or otherwise reproduced hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the date set forth below.

                                   NEW YORK STATE ENERGY RESEARCH
                                   AND DEVELOPMENT AUTHORITY


                                   By
                                      ---------------------------
                                        Chair

Attest:


- ----------------------
         Secretary

Dated:





    [Form of Trustee's or Tender Agent's Authentication on Bonds]

                    CERTIFICATE OF AUTHENTICATION

                 This Bond is one of the Electric Facilities Revenue Bonds (Long Island Lighting Company Project), 1993 Series B, described in the within-mentioned Indenture.


     Chemical Bank                     Chemical Bank
       as Trustee                        as Tender Agent



     By                                By
       ------------------------          ------------------------

                                                                             23.


                 The Authority may, in its discretion, cause any or all of the paragraphs preceded by the symbol "*" to be printed on the reverse of the Bonds, in which event the face of the Bonds shall state the following:

                 THE TERMS AND PROVISIONS OF THIS BOND ARE CONTINUED ON THE REVERSE SIDE HEREOF AND SUCH CONTINUED TERMS AND CONDITIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

In the event that some but not all of such paragraphs are printed on the reverse of the Bonds, the numbering of such paragraphs may be revised accordingly.

                 The language contained in the preceding paragraph and the paragraphs preceded by the symbol "*" may be deleted for Bonds issued in temporary form or delivered to a Securities Depository for book-entry-only registration and the language to be contained on the reverse side of definitive Bonds and Bonds not in book-entry-only form may be incorporated by reference, in which event the Bonds shall state the following after the second paragraph of the Bonds:

                 REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH IN THE FORM OF BONDS IN THE INDENTURE, WHICH PROVISIONS COMPRISE THE PARAGRAPHS IDENTIFIED BY THE INDENTURE AS APPEARING ON THE REVERSE OF THE BONDS AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.


                          [END OF BOND FORM]

                                                                             24.


                 WHEREAS, the Trustee has accepted the trusts created by the Indenture and in evidence thereof has joined in the execution hereof;

                           GRANTING CLAUSE

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the owners thereof, and also for and in consideration of the sum of One Dollar ($1.00) to the Authority in hand paid by the Trustee at or before the execution and delivery of the Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all Persons who shall from time to time be or become owners thereof, and in order to secure the payment of all the Bonds at any time issued and outstanding hereunder and the interest and the redemption premiums, if any, thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein or herein contained, the Authority has executed and delivered the Indenture, has caused the Company to deliver to the Trustee the Company Note executed by the Company pursuant to the Participation Agreement and the Company has caused the Bank (hereinafter referred to) to deliver the Letter of Credit (hereinafter referred to) to the Trustee, and the Authority does hereby assign and pledge to the Trustee, for the benefit of such Bondowners, as security for the payment of the principal of and premium, if any, and interest on the Bonds in accordance with their terms and the provisions of the Indenture, subject only to the provisions of the Indenture, permitting the application thereof for the purposes and on the terms and conditions set forth in the Indenture, (i) the rights and interest of the Authority under the Participation Agreement (except the rights and interest of the Authority under Article III and Sections 4.04, 4.08, 4.09, 4.10 and 5.16 of the Participation Agreement and subject to the provisions of the Participation Agreement relating to the amendment thereof), (ii) the rights and interest of the Authority under the Tax Regulatory Agreement (as defined herein), subject to a reservation by the Authority of a right to independently enforce the obligations of the Company thereunder and to the provisions of the Tax Regulatory Agreement relating to the amendment thereof, (iii) the proceeds of sale of the Bonds and (iv) all funds held by the Trustee under the Indenture and available for the payment of Bonds under the terms of the Indenture (expressly not including in such Funds the Rebate Fund) and the income earned by the investment of such funds held under the Indenture; in addition, the Authority hereby grants the Trustee the same power as the Authority to enforce from time to

                                                                             25.


time the rights of the Authority set forth in Article III and Section 5.16 of the Participation Agreement, subject to the provisions of the Participation Agreement relating to the amendment thereof.

                 THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds from time to time issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interest, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of subject to the terms of the Indenture, and the Authority agrees with the Trustee and with the respective owners, from time to time, of said Bonds or any part thereof as follows:

                                                                             26.


                              ARTICLE I

                 DEFINITIONS; LIABILITY UNDER BONDS;
                   INDENTURE TO CONSTITUTE CONTRACT

                 Section 1.01.    Definitions.  The terms defined in this
Section 1.01 shall for all purposes of the Indenture have the meanings herein specified, unless the context clearly otherwise requires:

                 Act shall mean the New York State Energy Research and Development Authority Act, Title 9 of Article 8 of the Public Authorities Law of the State of New York, as from time to time amended and supplemented.

                 Act of Bankruptcy shall mean the filing of a petition commencing a case by or against the Company or any of its Affiliates or the Authority under the United States Bankruptcy Code, Title 11, United States Code, as the same may be amended from time to time, or any successor law, or the filing of a petition or the seeking of relief by or against the Company or the Authority under any state bankruptcy or insolvency law.

                 Administration Fees shall mean the amounts payable by the Company to the Authority pursuant to Section 4.04 of the Participation Agreement to defray a portion of the expenses incurred by the Authority in conducting and administering its special energy project programs and the amount payable to the State of New York as a bond issuance charge in connection with the Bonds.

                 Affiliate of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Alternate Credit Facility shall mean any instrument satisfactory to the Authority, such as a letter of credit, committed line of credit, insurance policy, surety bond or standby bond purchase agreement, or any combination of the foregoing, and issued by a bank or banks, insurance company or companies, other financial institution or institutions, or any combination of the foregoing, which Alternate Credit Facility provides for the payment of (i) the purchase price equal to the principal of and accrued interest on Bonds delivered to the Remarketing Agents or any

                                                                             27.


depository or other party pursuant to the provisions hereof or of a Remarketing Agreement and discount, if any, incurred in remarketing such Bonds, and/or (ii) principal of and interest on all Bonds coming due and payable during the term thereof, and is issued in substitution for and having, in all material respects, the same terms as the Letter of Credit in accordance with, and pursuant to, Section 4.12 of the Participation Agreement.

                 Authority shall mean New York State Energy Research and Development Authority, the public benefit corporation created by the Act, and its successors and assigns.

                 Authorized Company Representative shall mean any officer or other employee of the Company at the time designated to act on behalf of the Company by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President or a Vice President and its Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary.

                 authorized denomination means (a) during any Weekly Rate Period or any Money Market Municipal Rate Period, $100,000 or any larger integral multiple of $100,000, and (b) during any Semi-Annual Rate Period, any Medium-Term Rate Period or the Fixed Rate Period, $5,000 or any integral multiple thereof. Notwithstanding the foregoing, at the time of any conversion to a Semi-Annual Rate Period, Medium-Term Rate Period or the Fixed Rate Period, the Authority at the request of the Company may direct the Trustee to authenticate and deliver Bonds only in denominations of $100,000 or any larger integral multiple of $100,000 during such Rate Period.

                 Authorized Officer means the Chair, Vice-Chair,
President, Treasurer, Assistant Treasurer or Secretary of the Authority.

                 Available Moneys shall mean (a) with respect to any date for the payment of principal, premium, interest or Purchase Price on the Bonds occurring during the term of the Letter of Credit, moneys which have been on deposit with the Trustee, the Tender Agent or the Paying Agent in the Bond Fund or in a separate and segregated account for the purpose of purchasing or redeeming Bonds for at least 123 days during and prior to which no Act of Bankruptcy, as evidenced by a certificate of the Company and the Authority respectively, shall have occurred unless the proceeding arising from such Act of Bankruptcy shall have been dismissed and such dismissal shall be final and not subject to appeal, and the proceeds from the investment thereof, and (b) with respect to any date for the payment of principal, interest or premium, if any, on the Bonds not occurring during the term of the Letter of Credit,

                                                                             28.


any moneys furnished to the Trustee and the proceeds from the investment thereof.

                 Bank means The Toronto-Dominion Bank, Houston Agency, the issuer of the initial Letter of Credit, in its capacity as issuer of the Letter of Credit, the issuer of any Alternate Credit Facility and each of their successors in such capacity.

                 Bond or Bonds shall mean any bond or bonds or all the bonds, as the case may be, of the Authority executed, authenticated and delivered under the Indenture.

                 Bond Counsel shall mean an attorney or firm or firms of attorneys, satisfactory to the Authority and the Trustee, experienced in laws relating to tax exemption of interest on bonds of states and their political subdivisions.

                 Bond Fund shall mean the Bond Fund created in Section
6.01.

                 Bond Register shall have the meanings specified in
Section 2.11.

                 Bond Year shall mean each one-year period (or shorter period from the issue date) that ends at the close of business each November 1.

                 Business Day means any day other than (1) Saturday or Sunday, (2) a day of the year on which banks located in (i) The City of New York, New York, (ii) the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to remain closed, or (3) any other day not defined as a "business day" under the Letter of Credit.

                 Calculation Period shall mean during any Money Market Municipal Rate Period, any period or periods from and including a Business Day to and including any day not more than 364 (during any year other than a "leap year") or 365 (during any "leap year") days, as the case may be, thereafter which is a day immediately preceding a Business Day established by the Remarketing Agents pursuant to Section 2.03(d).

                 Code shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder or officially proposed to be promulgated thereunder.

                 Company shall mean Long Island Lighting Company, or any corporation which is the surviving, resulting or transferee

                                                                             29.


corporation in any merger, consolidation or transfer of assets permitted under the Participation Agreement.

                 Company Indenture shall mean collectively, (i) the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1951, from the Company to IBJ Schroder Bank and Trust Company (formerly J. Henry Schroder Bank & Trust Company) as trustee, as amended and supplemented and
(ii) the General and Refunding Indenture dated as of June 1, 1975, from the Company to United States Bank & Trust Company of New York (as successor trustee), as amended and supplemented.

                 Company Note shall mean the promissory note of the Company executed and delivered to the Trustee as provided in Section 4.01 of the Participation Agreement.

                 Company Note Payments shall mean the amounts payable by the Company under the Company Note.

                 completed or completion, when used with reference to the Project as of a stated date, shall mean that the Project has been constructed substantially in accordance with the description thereof (notwithstanding that substantial additions or modifications thereto are planned, and notwithstanding that additional licensing or testing may be required with respect to the Project), and that the Company does not intend to submit any further requisitions pursuant to Section 3.03 of the Participation Agreement with respect to the Project.

                 Completion Date shall mean the date specified by an Authorized Company Representative pursuant to Section 3.05 of the
Participation Agreement.

                 Component Issuers means issuers of securities, the interest on which is excluded from gross income for federal income tax purposes, selected by the Indexing Agent in accordance with the Indenture.

                 Computation Period shall have the meaning ascribed to such term in the Tax Regulatory Agreement.

                 construction, when used with respect to the Project, shall include, without limitation, the construction, acquisition and installation of the Project.

                 Conversion Date means each day on which the Interest Rate Determination Method applicable to the Bonds shall be converted from one Interest Rate Determination Method to a different Interest Rate
Determination Method or each day on which the interest rate on

                                                                             30.


the Bonds shall be converted from a Medium-Term Rate applicable for a Medium-Term Rate Period of one duration to a Medium-Term Rate applicable for a Medium-Term Rate Period of a different duration, as the case may be, in accordance with Section 2.04. With respect to notices, time periods and requirements in connection with the proceedings for such conversion, "Conversion Date" means the day on which it is proposed that such conversion occur.

                 Conversion Notice shall have the meaning set forth in
Section 2.04(a)(1).

                 Corporate Trust Office, when used in connection with the Trustee, shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trustee Administration Department and when used in connection with the Tender Agent shall mean its principal office located at 55 Water Street, Room 234, North Building, New York, New York 10041, Attention: Corporate Tellers.

                 Cost of Construction shall mean all costs incurred by the Company at any time prior to or after delivery of the Bonds for or in connection with the construction of the Project and shall include, but not be limited to, (a) obligations of the Company incurred for labor, services, materials and other expenses and to contractors, builders and materialmen in connection with the construction of the Project; (b) the cost of acquiring necessary land or rights in land and any costs incidental thereto; (c) the cost of contract bonds and of insurance of all kinds that may be required or necessary prior to the Completion Date which is not paid by the contractor or contractors or otherwise provided for;
(d) expenses of the Company (including overhead charges) in connection with the preparation of plans and specifications for the Project (including any architectural, engineering or other professional fees or the cost of any preliminary investigations for the Project), and for supervising construction, as well as for the performance of all other duties required by or appropriate to the construction of the Project; (e) the fees, compensation and expenses (including reasonable counsel fees) of the Trustee, the Tender Agent, any Paying Agent, the Bank, the Indexing Agent and the Remarketing Agents incurred prior to the Completion Date of the Project and the legal, accounting, financial (including compensation to underwriters), printing, bond rating and other fees and expenses incurred in connection with the issuance, purchase and sale of the Bonds or any other obligations issued or incurred by the Authority pursuant to an agreement with the Company in connection with the Project, including, but not limited to, the Administration Fees or any other fees of the Authority; (f) taxes,

                                                                             31.


assessments and other charges, if any, payable in connection with the construction and owning of the Project prior to the Completion Date; (g) interest due and payable on the Bonds or any other obligations issued or incurred by the Authority pursuant to an agreement with the Company or by the Company in connection with the Project from the date of issuance thereof to the Completion Date of the Project; (h) the costs of testing the Project and obtaining any required permit, consent, license or approval for the Project, to the extent such costs shall have been incurred prior to the Completion Date; (i) any amount payable to the United States of America in connection with the Bonds pursuant to Section 148(f) of the Code; and (j) any sums required to reimburse the Company for advances and payments made by it at any time prior to or after delivery of the Bonds for any of the above items, or for any other cost incurred or work done by the Company with respect to the Project.

                 Debt Service Account shall mean the account in the Bond Fund so designated and created pursuant to Section 6.01.

                 description, when used with reference to the Project, shall mean the description of the Project set forth in Exhibits A and B to the Participation Agreement, as such description may be amended in accordance with the Participation Agreement.

                 Determination Date shall mean the first day of each Calculation Period.

                 Electric Facilities shall mean facilities of the Company for the furnishing of electric energy which are required by the public interest in development, health, recreation, safety, conservation of natural resources or aesthetics or which constitute "special energy projects" within the meaning of the Act and which constitute facilities for the local furnishing of electric energy or other "exempt facilities" within the meaning of Section 142(a)(8) of the Code.

                 Event of Default shall mean any event of default specified in Section 10.01.

                 First Interest Period means the period described as such in Section 2.03(a).

                 Fixed Rate means the Fixed Rate established in accordance with Section 2.03(f).

                 Fixed Rate Period means the period from and including the Fixed Rate Conversion Date to and including the date of maturity of the Bonds.

                                                                             32.



                 Fixed Rate Conversion Date means the Conversion Date on which the interest rate on the Bonds shall be converted to the Fixed Rate.

                 Fixed Rate Index means the average of the yield evaluations (on the basis of full coupon securities trading at par with a term approximately equal to the Fixed Rate Period) of securities (whether or not actually issued), the interest on which is not included in gross income for federal income tax purposes, of not fewer than twenty component issues, which shall be issues of bonds selected by the Indexing Agent and which have a rating by a Rating Agency in the same rating category as the bonds of the Authority secured by unsecured promissory notes of the Company are rated at the time by such rating agency (or if the Bonds are to be supported by some form of credit enhancement, which have a rating by a Rating Agency in the same rating category as the Bonds of the Authority supported by such credit enhancement are rated at the time by such Rating Agency) or, if no such bonds are so rated, shall be debt which, in the judgment of the Indexing Agent, is of credit quality comparable to that of such bonds, computed by the Indexing Agent on the day described in Section 2.03(f). In the event that the Indexing Agent fails to compute the Fixed Rate Index and no other qualified municipal securities evaluation service can be appointed Indexing Agent by the Authority, the Fixed Rate Index shall be determined by the Remarketing Agents and shall be 90% of the average yield shown for the most recent calendar month for United States Treasury Notes or Bonds having the same number of years to maturity as the number of 12-month periods (or months if the Fixed Rate Period is less than one year) in the Fixed Rate Period, as published in the Federal Reserve Bulletin in the last issue before the Computation Date. If that issue does not contain such a yield, the Fixed Rate Index will be determined by linear interpolation between the yields shown in that issue for United States Treasury Notes and Bonds having the next shorter and next longer number of years (or months) to maturity. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority may designate a new method of setting the Fixed Rate Index in the event any of the above-described methods are unavailable, impracticable or unrealistic in the market place.

                 Indenture shall mean the Indenture of Trust, as from time to time amended or supplemented in accordance with the terms hereof.

                                                                             33.


                 Indexing Agent shall mean the indexing agent appointed in accordance with Section 15.03, and its successor or successors appointed pursuant to the provisions of the Indenture.

                 Interest Payment Date means (i) during any Weekly Rate Period, the first Business Day of each calendar month; (ii) each Conversion Date; (iii) during any Semi-Annual Rate Period or Medium-Term Rate Period the first day of each of two months which are six months apart, as specified in a certificate of an Authorized Officer delivered to the Trustee prior to the Conversions to a Semi-Annual Rate Period or Medium-Term Rate Period, provided, however, if the last such day occurring in any Semi-Annual Rate Period is not a Business Day then the first Business Day thereafter shall be the Interest Payment Date, provided, further, however, if any Interest Payment Date in a Semi-Annual Rate Period, determined as set forth above, would cause such Semi-Annual Rate Period to extend for a period in excess of 182 days, the Interest Payment Date for such Semi-Annual Rate Period shall be the last Business Day occurring within such Semi-Annual Rate Period that does not cause such Semi-Annual Rate Period to exceed 182 days in duration; (iv) during the Fixed Rate Period, each May 1 and November 1; (v) during each Money Market Municipal Rate Period, the first Business Day after any Calculation Period; and (vi) the Maturity Date. With respect to the First Interest Period, interest will be payable on May 1, 1994 and November 1, 1994. If prior to the conversion to a Semi-Annual Rate Period, Medium-Term Rate Period or Fixed Rate Period, an Officer's Certificate shall be delivered to the Trustee specifying different Interest Payment Dates for such Rate Period together with an Opinion of Bond Counsel to the effect that such adjustment will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, then the Interest Payment Dates for such Rate Period shall be so adjusted; provided, however, that no such adjustment shall result in the establishment of Interest Payment Dates between which more than six months would pass.

                 Interest Period means the period from and including any Interest Payment Date to and including the day next preceding the following Interest Payment Date.

                 Interest Rate Determination Method means any of the methods of determining the interest rate on the Bonds described in Section 2.03.

                 Issue Date means the date on which the Bonds are delivered to the purchaser or purchasers thereof upon original issuance.

                                                                             34.


                 Investment Obligations shall have the meaning assigned to that term in Section 14.01.2.

                 Letter of Credit shall mean that irrevocable letter of credit issued and delivered to the Trustee pursuant to, and in the form of Exhibit A to, the Reimbursement Agreement (including any extensions of such letter of credit) and, upon the issuance and delivery of an Alternate Credit Facility, "Letter of Credit" shall mean such Alternate Credit Facility.
                 Letter of Credit Account shall mean the account in the Bond Fund so designated and created pursuant to Section 6.01.

                 Mandatory Purchase Date means a date on which the Bonds are required to be purchased in accordance with Section 2.05(e).

                 Maturity Date shall mean November 1, 2023.

                 Medium-Term Adjustment Date means the first day of each Medium-Term Rate Period that does not occur on a Conversion Date and as of which a new interest rate is established pursuant to Section 2.03(e).

                 Medium-Term Rate means the interest rate on the Bonds established from time to time under Section 2.03(e).

                 Medium-Term Rate Index means the average of the yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued), having a term approximately equal to the Medium-Term Rate Period or which are subject to optional or mandatory tender by the owner thereof at the end of a term approximately equal to the Medium-Term Rate Period, the interest on which is not included in gross income for federal income tax purposes, of at least twenty Component Issuers selected by the Indexing Agent, computed by the Indexing Agent as of the Business Day preceding each date on which the Medium-Term Rate is determined by the Remarketing Agents. When the Bonds are rated by a Rating Agency or shall be subject to the benefits of a Letter of Credit and the Bank has issued letters of credit to support other debt obligations rated by a Rating Agency in one of its two highest long-term debt rating categories, each Component Issuer must have outstanding securities rated by a Rating Agency in one of its two highest long-term debt rating categories. If the Bonds or other debt obligations supported by letters of credit issued by the Bank are rated by a Rating Agency in a rating category that is lower than its two highest long-term debt rating categories (and the Bonds or other debt obligations supported by letters of credit issued by the Bank are not rated in one of the two highest such categories by the other Rating Agency), each Component Issuer must

                                                                             35.


have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds or other debt obligations supported by letters of credit issued by the Bank are rated by that Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority may designate a new method of setting the Medium-Term Rate Index in the event any of the above-described methods are unavailable, impracticable or unrealistic in the market place.

                 Medium-Term Rate Period means Medium-Term Rate Period as defined in Section 2.03(e).

                 Money Market Municipal Rate shall mean an interest rate established pursuant to Section 2.03(d).

                 Money Market Municipal Rate Index shall mean with respect to the first day of each Calculation Period during a Money Market Municipal Rate Period, the average of yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued) all of which shall have a term as near as practicable to such Calculation Period or which are subject to optional or mandatory tender by the owner thereof at the end of a term as near as practicable to such Calculation Period, the interest on which is not included in gross income for federal income tax purposes, of no fewer than twenty Component Issuers selected by the Indexing Agent, including issuers of commercial paper, project notes, bond anticipation notes and tax anticipation notes, computed by the Indexing Agent on and as of such day. If the Bonds are rated by a Rating Agency or are subject to the benefits of a Letter of Credit and the issuer of such Letter of Credit has issued letters of credit to support other debt obligations rated by a Rating Agency in its highest note or commercial paper rating category or one of its two highest long-term debt rating categories, each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its highest note or commercial paper rating category or (b) not have outstanding notes or commercial paper rated by a Rating Agency but have outstanding securities rated by a Rating Agency in one of its two highest long-term debt rating categories. If the Bonds or other debt obligations supported by letters of credit issued by the Bank are rated by a Rating Agency in a rating category that is lower than its highest note or commercial paper rating category or its two highest long-term debt rating categories (and the Bonds or other debt obligations supported by letters of credit issued by the

                                                                             36.


Bank are not rated in one of such categories by the other Rating Agency), each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its note or commercial paper rating category which is the same or correlative, in the Indexing Agent's judgment, to the note or commercial paper rating category or the long-term debt rating category of the Bonds or the other debt obligations supported by letters of credit issued by the Bank or (b) have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds or the other debt obligations supported by letters of credit issued by the Bank are rated by that Rating Agency and not have any outstanding notes or commercial paper rated by such Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that, under then-existing statutes and court decisions, such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the Money Market Municipal Rate Index in the event any of the above-described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place.

                 Money Market Municipal Rate Period means Money Market Municipal Rate Period as defined in Section 2.03(d).

                 Money Market Municipal Rate Period Record Date shall mean, with respect to each Interest Payment Date during a Money Market Municipal Rate Period, the Business Day next preceding such Interest Payment Date.

                 Moody's shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, with the approval of the Company, by written notice to the Trustee, the Company, the Remarketing Agents and the Indexing Agent.

                 Officer's Certificate shall mean a certificate signed by an Authorized Officer.

                 Opinion of Bond Counsel shall mean a written opinion of Bond Counsel.

                                                                             37.


                 Optional Retention Date means each day which is one Business Day prior to each Mandatory Purchase Date established pursuant to
Section 2.05(e). Nothing in the Indenture shall be deemed to provide any Bondowner the right contrary to Section 2.05(e)(4) to retain Bonds subject to mandatory purchase under Section 2.05(e).

                 Optional Retention Notice Date means the fifth Business Day prior to a Mandatory Purchase Date.

                 Optional Tender Date means (i) during any Weekly Rate Period, any Business Day; provided that such Business Day is at least seven days after notice of such tender is delivered in accordance with
Section 2.05(a), and (ii) during any Semi-Annual Rate Period, each Interest Payment Date; provided that notice of such tender has been given in accordance with Section 2.05(b).

                 Other Facilities shall mean the facilities described in Exhibit B to the Participation Agreement.

                 outstanding, when used with reference to Bonds, shall mean, as of any particular date, the aggregate of all Bonds authenticated and delivered under the Indenture, except

                          (a)     Bonds cancelled by the Trustee or
                 delivered to the Trustee for cancellation at or prior to such date;

                          (b) Bonds for the payment or redemption of which Available Moneys in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent for the owners of such Bonds, provided that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

                          (c)     Bonds paid or deemed to be paid as
                 provided in Section 14.01;

                          (d) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture, unless proof satisfactory to the Trustee shall be presented that any such Bond shall be held by a bona fide purchaser (as such term is defined in the Uniform Commercial Code of the State of New York); and

                          (e) Bonds deemed to be tendered for purchase pursuant to Section 2.03(h) and not delivered to the Trustee (but not Bonds issued in replacement thereof and

                                                                             38.


         remarketed or delivered in respect thereof pursuant to Section
         2.07);

provided, however, that in determining whether the owners of the requisite principal amount of Bonds outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds held by the Tender Agent or held by or for the account of the Company shall be disregarded and deemed not to be outstanding, except, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which a Responsible Officer of the Trustee knows to be so held shall be so disregarded. Bonds so held which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company and that the pledgee is not holding for the account of the Company.

                 Owner or Bondowner or, when used with respect to an owner of Bonds, owner shall mean the Registered Owner of any Bond.

                 Participation Agreement shall mean the Participation Agreement dated as of November 1, 1993, between the Authority and the Company, as amended and supplemented by Supplemental Participation Agreements from time to time.

                 Paying Agent shall mean any paying agent or co-paying agent for the Bonds (and may include the Trustee) and its successor or successors appointed pursuant to the provisions of the Indenture.

                 Person shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or political subdivision thereof.

                 Project shall mean the Electric Facilities described in Exhibit A to the Participation Agreement and the Other Facilities.

                 Project Fund shall mean the Project Fund created in
Section 5.01.

                 Purchase Date means any Mandatory Purchase Date,
Conversion Date, Medium-Term Adjustment Date or any date on which Bonds are subject to mandatory tender for purchase pursuant to Section 2.05(g) or Section 2.05(j).

                                                                             39.


                 Purchase Price means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered to the Tender Agent for purchase pursuant to Section 2.05 (or an amount equal to any applicable optional redemption price on such date if such Bonds are to be purchased on a Conversion Date occurring during a Medium-Term Rate Period in accordance with Section 2.04), plus accrued and unpaid interest thereon to the date of purchase; provided, however, if the date of such purchase occurs after the Record Date applicable to the interest accrued on such Bond from the last occurring Interest Payment Date, then the Purchase Price shall not include accrued and unpaid interest, which shall be paid to the owner of record on the applicable Record Date.

                 Rate means the Weekly Rate, Money Market Municipal Rate, Semi-Annual Rate, Medium-Term Rate or Fixed Rate.

                 Rate Index means the Weekly Rate Index, the Semi-Annual Rate Index, the Medium-Term Rate Index, the Money Market Municipal Rate Index or the Fixed Rate Index.

                 Rate Period means any Weekly Rate Period, Semi-Annual Rate Period, Medium-Term Rate Period, Money Market Municipal Rate Period or Fixed Rate Period.

                 Rating Agency means Moody's or S&P.

                 Rating Category shall mean one of the generic rating categories of a Rating Agency, without regard to any refinement or gradation of such rating category by a numerical modifier, plus or minus sign, or otherwise.

                 Rebate Amount shall have the meaning ascribed to such term in the Tax Regulatory Agreement.

                 Rebate Fund shall mean the Rebate Fund created in Section
5.07.

                 Record Date means with respect to each Interest Payment Date (i) during any Weekly Rate Period or Money Market Municipal Rate Period, the Business Day next preceding such Interest Payment Date, and
(ii) during any Semi-Annual Rate Period or Medium-Term Rate Period or Fixed Rate Period, the Trustee's close of business on the fifteenth day of the calendar month next preceding such Interest Payment Date.

                 Registered Owner shall mean the Person or Persons in whose name or names the particular Bond shall be registered on the Bond Register.

                                                                             40.


                 Reimbursement Agreement means the Letter of Credit and Reimbursement Agreement dated as of November 1, 1993, between the Company, and The Toronto-Dominion Bank, Houston Agency, and any and all modifications, alterations, amendments and supplements thereto and, upon the issuance and delivery of an Alternate Credit Facility, "Reimbursement Agreement" shall mean the letter of credit and reimbursement agreement (or other document performing a similar function) relating to such Alternate Credit Facility.

                 Remarketing Agents means the remarketing agent or agents appointed in accordance with Section 15.01, and any successor or successors appointed pursuant to the provisions of the Indenture.

                 Remarketing Agreement shall mean the Remarketing
Agreement with respect to a particular Interest Rate Determination Method then in effect between the Company and the Remarketing Agents.

                 Responsible Officer, when used with respect to the Trustee, means an officer of the Trustee assigned to the Corporate Trustee Administration Department of the Trustee to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject.

                 S&P shall mean Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, with the approval of the Company, by notice to the Trustee, the Company, the Remarketing Agents and the Indexing Agent.

                 Securities Depository means a Bondowner acting as a central securities depository as provided in Section 2.11(b).

                 Semi-Annual Adjustment Date means Semi-Annual Adjustment Date as defined in Section 2.03(c).

                 Semi-Annual Rate means the interest rate on the Bonds established from time to time pursuant to Section 2.03(c).

                 Semi-Annual Rate Index means the average of six-month yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued), the interest on which is not included in gross income for federal income tax purposes, of at least twenty Component Issuers selected by the Indexing Agent, including issuers of commercial paper, project notes, bond

                                                                             41.


anticipation notes and tax anticipation notes, computed by the Indexing Agent as of the Business Day next preceding each date on which the Semi-Annual Rate is determined by the Remarketing Agents. When the Bonds are rated by a Rating Agency or shall be subject to the benefits of a Letter of Credit and the Bank has issued letters of credit to support other debt obligations rated by a Rating Agency in its highest note or commercial paper rating category or one of its two highest long-term debt rating categories, each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its highest note or commercial paper rating category or (b) not have outstanding notes or commercial paper rated by a Rating Agency but have outstanding securities rated by a Rating Agency in one of its two highest long-term debt rating categories. If the Bonds or other debt obligations supported by letters of credit issued by the Bank are rated by a Rating Agency in a rating category that is lower than its highest note or commercial paper rating category or its two highest long-term debt rating categories (and the Bonds or other debt obligations supported by letters of credit issued by the Bank are not rated in one of such categories by the other Rating Agency), each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its note or commercial paper rating category which is the same or correlative, in the Indexing Agent's judgment, to the note or commercial paper rating category or the long-term debt rating category of the Bonds or other debt obligations supported by letters of credit issued by the Bank or (b) have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds or the other debt obligations supported by letters of credit issued by the Bank are rated by that Rating Agency and not have any outstanding notes or commercial paper rated by such Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority may designate a new method of setting the Semi-Annual Rate Index in the event any of the above-described methods are unavailable, impracticable or unrealistic in the market place.

                 Semi-Annual Rate Period means Semi-Annual Rate Period as defined in Section 2.03(c).

                 Subseries means any Subseries of Bonds established pursuant to Section 2.01 and references to the Bonds of any Subseries shall include all Bonds at any particular point in time designated as the Bonds of such Subseries in accordance with the provisions of the Indenture.

                                                                             42.



                 Supplemental Indenture shall mean any indenture supplementary or amendatory to the Indenture now or hereafter duly executed and delivered in accordance with the provisions hereof.

                 Supplemental Participation Agreement shall mean an agreement supplementing or amending the Participation Agreement.

                 Tax Regulatory Agreement shall mean the Tax Regulatory Agreement dated the date of the original issuance of the Bonds between the Authority and the Company and any and all modifications, alterations, amendments and supplements thereto.

                 Tender Agent shall mean Chemical Bank, a banking corporation organized under the laws of the State of New York, having its principal office in The City of New York, New York, and its successor or successors as Tender Agent under the Indenture.

                 Trustee shall mean Chemical Bank, a banking corporation organized under the laws of the State of New York, having its principal corporate trust office in New York, New York, in its capacity as trustee under the Indenture, and its successor or successors as trustee under the Indenture.

                 Untendered Bond means any Untendered Bond as defined in
Section 2.05(f).

                 Weekly Rate means the interest rate on the Bonds established pursuant to Section 2.03(b).

                 Weekly Rate Index means the average of 30-day yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued), the interest on which is not included in gross income for federal income tax purposes, of at least twenty Component Issuers selected by the Indexing Agent, including issuers of commercial paper, project notes, bond anticipation notes and tax anticipation notes, computed by the Indexing Agent as of the Business Day next preceding each day a Weekly Rate is determined by the Remarketing Agents. When the Bonds are rated by a Rating Agency or shall be subject to the benefits of a letter of credit and the Bank has issued letters of credit to support other debt obligations rated by a Rating Agency in its highest note or commercial paper rating category or one of its two highest long-term debt rating categories, each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its highest note or commercial paper rating category or (b) not have outstanding notes or commercial paper rated by a Rating Agency but have outstanding securities rated by a Rating Agency in one of its two highest long-term debt rating categories. If the Bonds or other debt obligations supported by letters of

                                                                             43.


credit issued by the Bank are rated by a Rating Agency in a rating category that is lower than its highest note or commercial paper rating category or its two highest long-term debt rating categories (and the Bonds or other debt obligations supported by letters of credit issued by the Bank are not rated in one of such categories by the other Rating Agency), each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its note or commercial paper rating category which is the same or correlative, in the Indexing Agent's judgment, to the note or commercial paper rating category or the long-term debt rating category of the Bonds or other debt obligations supported by letters of credit issued by the Bank or (b) have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds or other debt obligations supported by letters of credit issued by the Bank are rated by that Rating Agency and not have any outstanding notes or commercial paper rated by such Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that, under then existing statutes and court decisions, such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority may designate a new method of setting the Weekly Rate Index in the event any of the above-described methods are unavailable, impracticable or unrealistic in the market place.

                 Weekly Rate Period means Weekly Rate Period as defined in
Section 2.03(b).

                 Section 1.02. Rules of construction. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of the Indenture:

                          (a)     Words importing the singular number
                 shall include the plural number and vice versa.

                          (b)     Words importing the redemption or
                 calling for redemption of Bonds shall not be deemed to refer to or connote the payment of Bonds at their stated maturity or upon the acceleration of the principal thereof by the Trustee under Article X.

                          (c)     All references herein to particular
                 articles or sections are references to articles or sections of the Indenture.

                          (d)     The captions and headings herein are
                 solely for convenience of reference and shall not constitute a part

                                                                             44.


                 of the Indenture nor shall they affect its meaning, construction or effect.

                          (e) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms, as used in the Indenture refer to the Indenture in its entirety and not the particular article or section of the Indenture in which they appear, and the term "hereafter" means after, and the term "heretofore" means before, the date of the Indenture.

                          (f)     All references to Medium-Term Rate
                 Period of "similar duration" refer to Medium-Term Rate Periods of equal duration as measured in months taking into account any portion of a month as the entire month.

                 Section 1.03. Liability under Bonds. The Bonds shall not be general obligations of the Authority, and shall not constitute an indebtedness of or a charge against the general credit of the Authority or give rise to any pecuniary liability of the Authority. The liability of the Authority under the Bonds shall be enforceable only to the extent provided in the Indenture, and the Bonds shall be payable solely from the Company Note Payments and any other funds held by the Trustee under the Indenture and available for such payment (including, but not limited to any funds drawn under the Letter of Credit). The Bonds shall not be a debt of the State of New York and the State of New York shall not be liable thereon.

                                                                             45.


                              ARTICLE II

           DESCRIPTION; AUTHORIZATION; MANNER OF EXECUTION;
          AUTHENTICATION; REGISTRATION AND TRANSFER OF BONDS

                 Section 2.01. Issuance of Bonds; Designation of Bonds; Certain Particulars and Form of Bonds. The Bonds shall be issued in one series in the aggregate principal amount of $50,000,000 and shall be designated as "Electric Facilities Revenue Bonds (Long Island Lighting Company Project), 1993 Series B." In order to distinguish between Bonds which are subject to different Interest Rate Determination Methods, Bonds may be designated and redesignated (as herein provided) in such a way as to identify several Subseries. Such Subseries may be designated as Subseries B-1, Subseries B-2, and so forth. Each Bond shall bear upon the face thereof such designation or redesignation, if any.

                 The Bonds shall be issuable in the form of registered bonds without coupons in authorized denominations except as provided in
Section 2.08 with respect to lost, stolen, destroyed or undelivered Bonds. The Bonds shall be numbered consecutively from NYBR-1 upwards bearing numbers not then contemporaneously outstanding (in order of issuance) according to the records of the Trustee. If the Bonds are redesignated to identify several Subseries, the Bonds shall be numbered in accordance with their Subseries designation, i.e. NYB1R-1, NYB2R-2, and so forth.

                 Bonds shall be substantially in the form set forth in the recitals to the Indenture, with such appropriate variations, omissions and insertions as are permitted or required by the Indenture and may have endorsed thereon such legends or text as may be necessary or appropriate to conform with the Indenture or to any applicable rules and regulations of any governmental authority or any usage or requirement of law with respect thereto.

                 Section 2.02. Additional Particulars of Bonds. The Bonds initially shall be dated the Issue Date but, thereafter, each Bond shall be dated the date of its authentication. Each Bond shall bear interest from the last Interest Payment Date on which interest on such Bond has been paid or, if no interest has been paid, from the Issue Date. The Bonds will mature (subject to the right of prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on the Maturity Date.

                 Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth in the Form of Bond duly executed by the Trustee or the Tender Agent shall be entitled to any right or benefit under the Indenture. No Bond shall be valid or obligatory for any purpose

                                                                             46.


unless and until such certificate of authentication shall have been duly executed by the Trustee or the Tender Agent, and such executed certificate of the Trustee or the Tender Agent upon any such Bonds shall be conclusive evidence that such Bond has been authenticated and delivered under the Indenture. The certificate of authentication of the Trustee or the Tender


Agent on any Bond shall be deemed to have been executed by it, respectively, if signed with an authorized signature of the Trustee or the Tender Agent, but it shall not be necessary that the same party or the same person sign the certificate of authentication on all of the Bonds Jissued hereunder.

                 The principal and the Purchase Price of and the redemption premium, if any, and the interest on the Bonds shall be payable in lawful money of the United States of America. The principal and the Purchase Price of and the redemption premium, if any, on all Bonds shall be payable at the principal office of the Paying Agent upon the presentation and surrender of the Bonds as the same become due and payable. The interest on the Bonds shall be paid by check or draft drawn upon the Paying Agent and mailed to the persons in whose names the Bonds are registered on the registration books maintained by the Trustee at the close of business on the Record Date next preceding each Interest Payment Date; provided, that in the event that less than all of the Bonds are held under a book-entry-only system any Registered Owner of a Bond or Bonds not held under a book-entry-only system in an aggregate principal amount of not less than $1,000,000 (or $100,000 during any Money Market Municipal Rate Period) may, by prior written instructions filed with the Paying Agent (which instructions shall remain in effect until revoked by subsequent written instructions), request that interest payments for any period prior to the Fixed Rate Conversion Date be made by wire transfer or other means acceptable to the Paying Agent to an address in the continental United States; and provided, further, that during a Money Market Municipal Rate Period, interest on a Bond is payable only upon presentation and surrender thereof to the Tender Agent upon purchase thereof pursuant to the Indenture, and if such presentation and surrender is made by 12:00 noon (New York City time) such payment shall be by wire transfer.

                 If any payment of interest or principal or redemption premium on the Bonds is due on a date which is not a Business Day, payment shall be made on the next succeeding Business Day with the same force and effect as if made on the date which is fixed for such payment, and no interest shall accrue on such amount for the period after such due date.

                                                                             47.


                 Section 2.03.    Interest Rates on Bonds.

                 [2.03] (a) Generally; Initial Rates. Interest accrued on the Bonds shall be paid on each Interest Payment Date. The interest rate on the Bonds will be determined as provided in this Section, provided, that in any event (i) no Weekly Rate, Money Market Municipal Rate, Semi-Annual Rate or Medium-Term Rate shall exceed the lesser of: (a) fifteen per centum (15%) per annum and (b) the maximum interest rate specified in the Letter of Credit with respect to coverage for the payment of interest or the interest component of Purchase Price and (ii) the Fixed Rate shall not exceed eighteen per centum (18%) per annum and, provided, further, no rate as so determined shall exceed the maximum rate permitted by applicable law. Interest on the Bonds will initially be payable at a Medium-Term Rate of two and eighty-five one-hundredths per centum (2.85%) per annum for the period from November 17, 1993, to and including October 31, 1994 (the "First Interest Period"). Thereafter, unless and until the Interest Rate Determination Method is changed as described in Section 2.04, the Bonds will bear interest at a Medium-Term Rate.

                 The Company may direct the Remarketing Agents to change the Interest Rate Determination Method applicable to all or a portion of the Bonds, except that no Bonds may be converted to bear interest at a Fixed Rate unless all Bonds are converted to bear interest at a Fixed Rate. Except as specifically provided otherwise herein, the conditions and procedures for such change in the Interest Rate Determination Method for a portion of the Bonds shall be the same as the conditions and procedures for a change in the Interest Rate Determination Method for the entire series of Bonds. If less than all of the Bonds are to be converted, the Bonds which are being converted shall, pursuant to Section 2.01, be redesignated in such a way as to identify a separate Subseries, and, in such event, all references herein to the Bonds shall be deemed to refer to the Bonds of each Subseries separately.

                 During any Weekly Rate Period or Money Market Municipal Rate Period, interest on the Bonds will be computed on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed. During any Semi-Annual Rate Period, Medium-Term Rate Period or Fixed Rate Period, interest on the Bonds will be computed on the basis of a 360-day year of twelve 30-day months.

                 [2.03] (b) Weekly Rate. During any period commencing on the date that the Interest Rate Determination Method is converted to a mode where the Bonds bear interest at a Weekly Rate pursuant to Section
2.04 to, but not including, the next Conversion Date (a "Weekly Rate Period"), the Bonds will bear interest at the Weekly Rate. With respect to any Weekly Rate Period, the Remarketing

                                                                             48.


Agents will set a rate (a "Weekly Rate") by 12:00 noon New York City time:
(i) on the first Business Day before any Conversion Date immediately after which the Bonds will bear interest at a Weekly Rate for the period commencing on the Conversion Date through and including the next Tuesday that is at least six days from such Conversion Date and (ii) on each Wednesday thereafter (or the first Business Day before such Wednesday, if such Wednesday is not a Business Day) for the seven day period from such Wednesday through and including the next Tuesday. Each Weekly Rate shall be the rate of interest which, if borne by the Bonds, would, in the judgment of the Remarketing Agents, having due regard to the prevailing financial market conditions for tax-exempt revenue bonds or other tax-exempt securities of the same general nature as the Bonds or tax-exempt securities which are competitive as to credit and maturity (or period for tender) with the credit and maturity (or period for tender) of the Bonds, be the interest rate necessary, but would not exceed the interest rate necessary, to enable the Remarketing Agents to remarket the Bonds at a price of par (plus accrued interest, if any) on such Wednesday; provided that the Weekly Rate shall not be greater than 110% of the Weekly Rate Index. If for any reason the Weekly Rate for any Weekly Rate Period is not established as aforesaid by the Remarketing Agents, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable by a final judgment of a court of law with respect to any day, then the Weekly Rate for such Weekly Rate Period shall be 100% of the Weekly Rate Index on the date such interest rate was (or would have been) determined as provided above.

                 The Indexing Agent shall establish the Weekly Rate Index on the Business Day next preceding each day on which a Weekly Rate is determined by the Remarketing Agents. Notwithstanding the foregoing, in the event that the Remarketing Agents, in their judgment, shall determine that the Weekly Rate Index so established is sufficiently non-representative of current market conditions that the Bonds may not be remarketed at par if the Weekly Rate is set at a rate not greater than 110% of the applicable Weekly Rate Index, the Remarketing Agents may establish a new Weekly Rate Index in accordance with the procedures and standards set forth in this paragraph and in the preceding paragraph and for purposes of the Weekly Rate Index so established, all references to Indexing Agent in the Indenture shall be deemed to refer to the Remarketing Agents; provided that the Remarketing Agents shall select securities (whether or not actually issued) having a term equal to the Weekly Rate Period or which are subject to optional or mandatory tender by the owner thereof at the end of a term equal to the Weekly Rate Period.

                                                                             49.


                 [2.03] (c)       Semi-Annual Rate.  During any period
commencing on the date that the Interest Rate Determination Method is converted to a mode where the Bonds bear interest at a Semi-Annual Rate pursuant to Section 2.04 to, but not including, the next Conversion Date (a "Semi-Annual Rate Period"), the Bonds will bear interest at the Semi-Annual Rate. With respect to any Semi-Annual Rate Period, the Remarketing Agents will set a rate (a "Semi-Annual Rate") not later than 5:00 p.m. New York City time: (i) on or before the first Business Day before any Conversion Date immediately after which the Bonds will bear interest at a Semi-Annual Rate for the period commencing on the Conversion Date through but not including the next Interest Payment Date (each such date occurring during a Semi-Annual Rate Period being referred to herein as a "Semi-Annual Adjustment Date") and (ii) on or before the first Business Day before each Semi-Annual Adjustment Date for the period commencing on such Semi-Annual Adjustment Date through but not including the next Semi-Annual Adjustment Date. Each Semi-Annual Rate shall be the rate of interest which, if borne by the Bonds, would, in the judgment of the Remarketing Agents, having due regard for the prevailing financial market conditions for tax-exempt revenue bonds or other tax-exempt securities of the same general nature as the Bonds or tax-exempt securities which are competitive as to credit and maturity (or period for tender) with the credit and maturity (or period for tender) of the Bonds, be the interest rate necessary, but would not exceed the interest rate necessary to enable the Remarketing Agents to remarket the Bonds at a price of par (plus accrued interest, if any) on the next succeeding Interest Payment Date (or, if any such day is not a Business Day, on the next succeeding Business Day); provided that the Semi-Annual Rate shall not be greater than 110% of the Semi-Annual Rate Index. If for any reason the Semi-Annual Rate for any Semi-Annual Rate Period is not established as aforesaid by the Remarketing Agents, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable by a final judgment of a court of law with respect to any Semi-Annual Period, then the Semi-Annual Rate for such Semi-Annual Rate Period shall be 100% of the Semi-Annual Rate Index on the date such interest rate was (or would have been) determined as provided above.

                 The Indexing Agent shall establish the Semi-Annual Rate Index during the Semi-Annual Rate Period on the Business Day next preceding each day on which a Semi-Annual Rate is determined by the Remarketing Agents.

                 [2.03] (d)       Money Market Municipal Rates.  During
any period commencing on the date that the Interest Rate Determination Method is converted to a mode where the Bonds bear interest at Money Market Municipal Rates pursuant to Section 2.04 to, but not

                                                                             50.


including, the next Conversion Date (a "Money Market Municipal Rate Period"), the Bonds will bear interest at the various Money Market Municipal Rates for the various Calculation Periods established herein. During any Money Market Municipal Rate Period, any Bond may have a different Calculation Period and a different Money Market Municipal Rate from any other Bond, all as established by the Remarketing Agents as provided below.

                 [2.03 (d)] (i) Establishment of Calculation Periods. During any Money Market Municipal Rate Period, at or prior to 12:00 noon New York City time on any Conversion Date immediately after which the Bonds will bear interest at the Money Market Municipal Rate and each day immediately after the end of a Calculation Period, the Remarketing Agents shall establish Calculation Periods with respect to Bonds for which no Calculation Period is currently in effect. In determining Calculation Periods, the Remarketing Agents shall take the following factors into account: (1) existing short-term taxable and tax-exempt market rates and indices of such short-term rates,
         (2) the existing market supply and demand for short-term tax-exempt securities, (3) existing yield curves for short-term and long-term tax-exempt securities or obligations having a credit rating that is comparable to the Bonds, (4) general economic conditions, (5) economic and financial factors present in the securities industry that may affect or that may be relevant to the Bonds and (6) any information available to the Remarketing Agents pertaining to the Bank or the Company regarding any events or anticipated events which could have a direct impact on the marketability of or interest rates on the Bonds. The Remarketing Agents shall select the Calculation Periods and the applicable Money Market Municipal Rates that, together with all other Calculation Periods and related Money Market Municipal Rates, in the sole judgment of the Remarketing Agents, will result in the lowest overall borrowing cost on the Bonds or are otherwise in the best financial interests of the Company, as determined in consultation with the Company. Any Calculation Period established hereunder may not extend beyond any Conversion Date, the second Business Day next preceding the scheduled expiration date of the Letter of Credit or the day prior to the maturity date of the Bonds, and the maximum length of the Calculation Period shall not exceed the number of days of interest coverage under the Letter of Credit minus 30 days of interest coverage.

                 [2.03 (d)] (ii) Setting of Rates. On the first day of each Calculation Period, the Remarketing Agents shall set rates ("Money Market Municipal Rates") by 12:00 noon New York City time for each Calculation Period. With respect to Bonds

                                                                             51.


         for each Calculation Period, the Money Market Municipal Rate shall be the rate of interest which, if borne by such Bonds, would, in the judgment of the Remarketing Agents, having due regard to the prevailing financial market conditions for tax-exempt revenue bonds or other tax-exempt securities which are competitive as to credit and maturity (or period of tender) with the credit and maturity (or period of tender) of such Bond, be the interest rate necessary, but would not exceed the interest rate necessary, to enable the Remarketing Agents to remarket such Bond at a price of par on the date such rate is set; provided that the Money Market Municipal Rates shall not be greater than 110% of the Money Market Municipal Rate Index.

                 The Authority, at the request of the Company, may place such limitations upon the establishment of Calculation Periods pursuant to the preceding paragraph (i) as may be set forth in a written direction from the Authority, which direction must be received by the Trustee and the Remarketing Agents prior to 10:00 a.m. (New York City time) on the day prior to any Determination Date to be effective on such date, but only if the Trustee receives an Opinion of Bond Counsel to the effect that such action is authorized by the Indenture, is permitted under the Act, and will not have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes.

                 The Indexing Agent shall establish the Money Market Municipal Rate Index.

                 [2.03] (e) Medium-Term Rate. During any period (a "Medium-Term Rate Period") commencing on the date that the Interest Rate Determination Method is converted to a method where the Bonds bear interest at a Medium-Term Rate pursuant to Section 2.04 to, but not including the earliest to occur of, the next Conversion Date or the next Medium-Term Adjustment Date and any period commencing on a Medium-Term Adjustment Date, to but not including, the earliest to occur of the next Conversion Date or the next Medium-Term Adjustment Date, the Bonds shall bear interest at the Medium-Term Rate.

                          [2.03(e)] (i) Selection of Period. The length of each Medium-Term Rate Period shall be selected by the Company with the intention of yielding the lowest overall interest expense on the Bonds over the term of such Medium-Term Rate Period, taking into account (1) general economic conditions and economic and market conditions relevant to the Bonds and (2) such other facts, circumstances and conditions as the Company determines to be relevant. The Company shall select a Medium-Term Rate Period so that: (1) such period ends on the day preceding an Interest Payment Date, (2) the Medium-Term

                                                                             52.


         Period (other than the First Interest Period) is at least one year in duration, and (3) such period will end not later than two Business Days prior to the expiration of the Letter of Credit then in effect. In addition, if the Company is converting from a Weekly Rate Period, a Money Market Municipal Rate Period or a Semi-Annual Rate Period, the Company shall not select a Medium-Term Period that ends after the Interest Payment Date immediately preceding final maturity of the Bonds unless it has provided an Opinion of Bond Counsel that, under then existing statutes and court decisions, such conversion of interest on the Bonds will not cause interest on the Bonds to be included in gross income for federal income tax purposes.

                 The Company shall give written notice of the term of any Medium-Term Rate Period to the Trustee, the Tender Agent, the Authority, the Indexing Agent and the Remarketing Agents not later than 35 days prior to the commencement of any Medium-Term Rate Period. In the event that no specific term of a Medium-Term Rate Period shall have been so specified by the Company, the term of a subsequent Medium-Term Rate Period shall be the same as the term of the Medium-Term Rate Period immediately preceding it.

                          [2.03(e)] (ii) Setting of Rate. With respect to any Medium-Term Rate Period, the Remarketing Agents will set a rate no later than 10:00 a.m. New York City time on or before the first Business Day before any Conversion Date immediately after which the Bonds will bear interest at a Medium-Term Rate and the first Business Day before any Medium-Term Adjustment Date for the applicable Medium-Term Rate Period. Each Medium-Term Rate shall be the rate of interest which, if borne by the Bonds, would, in the judgment of the Remarketing Agents, having due regard for prevailing market conditions for tax-exempt revenue bonds or other tax-exempt securities which are competitive as to credit and maturity, with the credit and maturity of the Bonds, be the interest rate necessary, but would not exceed the interest rate necessary, to enable the Remarketing Agents to remarket the Bond(s) or portion(s) thereof as aforesaid tendered (or deemed to have been tendered) for purchase at a price of par (plus accrued interest, if any) on the first day of such Medium-Term Period; provided that the Medium-Term Rate shall not be greater than 110% of the Medium-Term Rate Index.

                 If for any reason the applicable Medium-Term Rate is not established as aforesaid by the Remarketing Agents, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable by a final judgment of a court of law with respect to any Medium-

                                                                             53.


         Term Rate Period, the interest rate to be borne by all Bonds outstanding under the Indenture from the first day of the applicable Medium-Term Rate Period to the last day of the applicable Medium-Term Rate Period shall be equal to 100% of the Medium-Term Rate Index calculated for such Medium-Term Rate Period.

                 The Indexing Agent shall establish the Medium-Term Rate Index on the Business Day next preceding each day on which a Medium-Term Rate is determined by the Remarketing Agents.

                 [2.03] (f) Fixed Rate. During the period commencing on the date that the Interest Rate Determination Method is converted to a method where the Bonds bear interest at the Fixed Rate pursuant to Section
2.04 to (subject to the right of prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) the Maturity Date of the Bonds (the "Fixed Rate Period"), the Bonds shall bear interest at the Fixed Rate.

                 With respect to the Fixed Rate Period, the Remarketing Agents will set a rate (the "Fixed Rate") not later than 10:00 a.m. New York City time one Business Day prior to any Fixed Rate Conversion Date. The Fixed Rate shall be the interest rate which, if borne by the Bonds, would, in the judgment of the Remarketing Agents having due regard for prevailing financial market conditions for tax-exempt revenue bonds or other tax-exempt securities which are competitive as to credit and maturity with the credit and maturity of the Bonds, be the interest rate necessary, but would not exceed the interest rate necessary, to enable the Remarketing Agents to remarket the Bonds(s) or portion(s) thereof as aforesaid tendered (or deemed to have been tendered) for purchase at a price of par (plus accrued interest, if any) on the Fixed Rate Conversion Date, provided that the Fixed Rate shall not be greater than 110% of the Fixed Rate Index. If for any reason the applicable Fixed Rate is not established as aforesaid by the Remarketing Agents, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable by a final judgment of a court of law, the interest rate to be borne by all Bonds outstanding under the Indenture from the Fixed Rate Conversion Date to the date of payment in full of the Bonds shall be equal to 100% of the Fixed Rate Index as of such Computation Date.

                 The Indexing Agent shall establish the Fixed Rate Index on or before the Business Day next preceding the Fixed Rate Conversion Date.

                                                                             54.


                 [2.03] (g) Notice of Rates. Promptly following the determination of any Weekly Rate, Semi-Annual Rate, Medium-Term Rate, Money Market Municipal Rate or Fixed Rate, the Remarketing Agents shall give notice to the Trustee, the Authority, the Company and the Tender Agent in writing and, promptly thereafter, except in the case of the Semi-Annual Rate and Weekly Rate, the Trustee shall give each Bondowner notice of the new rate.

                 [2.03] (h)  [Intentionally Omitted.]

                 [2.03] (i) Absence of Remarketing Agents. If no Remarketing Agent shall be serving hereunder at the time of the determination of the Weekly Rate, Semi-Annual Rate, Medium-Term Rate, the Fixed Rate or the Money Market Municipal Rate, the Rate shall be the Weekly Rate Index, Semi-Annual Rate Index, Medium-Term Rate Index, the Fixed Rate Index or Money Market Manual Rate Index, as the case may be, then in effect until a new Remarketing Agent is selected by the Company to make such Rate determination. Any determination of the Weekly Rate, Semi-Annual Rate, the Medium-Term Rate, the Fixed Rate or the Money Market Municipal Rate by the Remarketing Agents, or pursuant to the preceding sentence, shall be conclusive and binding upon the Authority, the Company, the Tender Agent, the Trustee, the Paying Agent, the Remarketing Agents and the Bondowners.

                 [2.03] (j) No Liability. In determining the interest rate that the Bonds shall bear as provided in this Section, the Remarketing Agents and, as aforesaid, the Trustee shall have no liability to the Authority, the Company, the Tender Agent, the Trustee, the Paying Agent or any Bondowner except for its willful misconduct.

                 [2.03] (k)       Legend Authorized.  Any Bond issued upon
registration of transfer or exchange on or after any Fixed Rate Conversion Date shall contain a prominent legend on the face thereof, to be specified by the Authority and placed thereon by the Trustee, to the effect that the Letter of Credit has expired, that the Bonds are no longer entitled to the benefit of any Letter of Credit, that the Bonds are not subject to mandatory purchase by the Tender Agent and that the interest rate on the Bonds has been converted to another Interest Rate Determination Method, in which case such method shall be specified.

                 Section 2.04.    Conversion of Interest Rate on Bonds.
(a)(1) During any Rate Period other than the Fixed Rate Period, at any time, subject to the conditions set forth below, the Company may direct a change in the Interest Rate Determination Method from one Rate to another by so directing the Trustee in writing (such being hereinafter referred to as a "Conversion Notice") with copies

                                                                             55.


to the Remarketing Agents, the Tender Agent, the Authority, the Indexing Agent and, during the term of the Letter of Credit, the Bank, delivered at least thirty (30) days (where the Bonds bear interest at a Weekly Rate, Money Market Rate or Semi-Annual Rate) or thirty-five (35) days (where the Bonds bear interest at a Medium-Term Rate) but, in either case, not more than sixty (60) days prior to the Conversion Date, accompanied by an Opinion of Bond Counsel stating that, under then existing statutes and court decisions, such conversion of interest on the Bonds to the other Rate will not cause the interest on the Bonds to be included in gross income for federal income tax purposes. The Company's notice must specify
(i) the Conversion Date, (ii) the new Interest Rate Determination Method to take effect, (iii) if the new Interest Rate Determination Method is a Medium-Term Rate Period, the length of the Medium-Term Rate Period, (iv) if the new Interest Rate Determination Method is a Money Market Municipal Rate Period, the maximum length of Calculation Periods, and (v) if the new Interest Rate Determination Method is to apply to less than all of the Bonds then outstanding, the aggregate principal amount of Bonds to which the new Interest Rate Determination Method is to apply.

                 If the Company directs the Trustee to change the Interest Rate Determination Method from one Rate to another for less than all of the Bonds then outstanding, the Trustee shall select Bonds to be converted by lot or by such other method as the Trustee may select. In the event the Company wishes to convert less than all the Bonds then outstanding, the Company shall notify the Trustee of such decision not less than 40 days or more than 60 days before the effective date of the proposed conversion. On the Conversion Date the portion of the Bonds which are being converted shall be redesignated in such a way as to identify a separate Subseries and thereby to avoid confusion of such Subseries with any other Subseries. The Company may also determine to similarly redesignate the portion of the Bonds which are not being converted on the Conversion Date. The holders of Bonds which are being redesignated may be required to deliver such Bonds to the Trustee in order to receive a new Bond of the applicable designation, in the same principal amount. In the event holders are not required to surrender such Bonds, the Trustee shall appropriately designate any Bonds subsequently issued in exchange therefor. The Trustee shall not be liable to any Bondholder for the method selected and employed by the Trustee or by the Company's selection of a partial redemption.

                 [2.04(a)] (2)  Any change in the Interest Rate
Determination Method must comply with the following to the extent applicable:

                                                                             56.


                 (i) Except in the case of a change in the Interest Rate Determination Method from a Medium-Term Rate Period to another Rate Period, all Conversion Dates shall occur on Business Days.

                 (ii) If the Semi-Annual Rate or a Medium-Term Rate is then in effect, the Conversion Date shall be an Interest Payment Date (or if the Semi-Annual Rate is then in effect the immediately succeeding Business Day, if such Interest Payment Date is not a Business Day) or any Business Day on which the Bonds are subject to optional redemption.

                 (iii) If a Medium-Term Rate is then in effect, the Conversion Date shall occur only during the period during which the Bonds are subject to optional redemption at a redemption price of 100% of the principal amount thereof unless the Letter of Credit then in effect provides for payment of Purchase Price equal to such redemption price above par or Available Moneys have been provided in an amount sufficient, together with any amounts available under the Letter of Credit, to pay such Purchase Price in full; provided, that if the Bonds are subject to optional redemption at a redemption price above par, the Purchase Price on the Conversion Date shall include the optional redemption premium.

                 (iv) No conversion of the interest rate on the Bonds shall occur under this Section if at the time of such conversion an Event of Default shall have occurred hereunder and be continuing with respect to the Bonds.

                 (v) No Rate Period other than the Fixed Rate Period shall extend to a date later than the first Business Day next preceding the scheduled expiration of the Letter of Credit in effect at the beginning of such Rate Period.

                 (vi) If the Rate Period in effect after the conversion is a Money Market Municipal Rate Period, the maximum length of the Calculation Period shall not exceed the number of days of interest coverage under the Letter of Credit minus 30 days of interest coverage.

                 [2.04(a)] (3) Any change in the Interest Rate Determination Method shall not be effective unless by 10:00 a.m., New York City time, on the Conversion Date the Company delivers a supplemental Opinion of Bond Counsel to the Trustee stating that under the laws existing on the Conversion Date the conversion to the other Rate will not cause the interest on the Bonds to be included in gross income for federal income tax purposes.

                                                                             57.


                 [2.04(a)] (4)    Notwithstanding any other provision of
the Indenture, after the Interest Rate Determination Method is changed to the Fixed Rate, such method may not thereafter be changed and such Fixed Rate shall be the rate of interest on the Bonds from the Fixed Rate Conversion Date until the Maturity Date.

                 (b) Upon receipt of a Conversion Notice from the Company, the Trustee shall no later than twenty-five (25) days (if the Bonds then bear interest at a Weekly Rate, Money Market Rate or Semi-Annual Rate) or thirty (30) days (if the Bonds then bear interest at a Medium-Term Rate) prior to the Conversion Date give notice by mail to the Bondowners, which notice shall state in substance:

                 [2.04(b)] (1) that the interest rate on the Bonds shall be converted to a Weekly Rate, a Semi-Annual Rate, a Medium-Term Rate, a Money Market Municipal Rate or the Fixed Rate, as the case may be;

                 [2.04(b)] (2)  the Conversion Date;

                 [2.04(b)] (3) if applicable, that the Company has delivered to the Trustee an Opinion of Bond Counsel stating that under the statutes and court decisions existing on the date of the Conversion Notice, the conversion of the interest rate on the Bonds to the applicable rate will not cause the interest on the Bonds to be included in gross income for federal income tax purposes;

                 [2.04(b)] (4) if applicable, that the interest rate on the Bonds shall not be converted unless the Company delivers to the Trustee on the applicable Conversion Date a supplemental Opinion of Bond Counsel stating that under the statutes and court decisions existing on the Conversion Date, (A) the conversion of the interest rate on the Bonds will not cause the interest on the Bonds to be included in gross income for federal income tax purposes; and (B) the rate to be in effect after the conversion does not exceed the maximum rate permitted by the Indenture and by applicable law; provided, however, that if the Company fails to deliver such supplemental Opinion of Bond Counsel on such date, the interest rate on the Bonds shall not be converted on the applicable Conversion Date, and all Bonds tendered (or deemed to have been tendered) for purchase shall not be purchased on the applicable Conversion Date as provided herein and the Bonds shall continue to bear interest in accordance with the Interest Rate Determination Method in effect prior to the proposed Conversion Date;

                                                                             58.


                 [2.04(b)] (5) that all Bonds (or portions thereof in authorized denominations) tendered (or deemed to have been tendered) for purchase by the owners thereof shall be purchased on the applicable Conversion Date at the Purchase Price;

                 [2.04(b)] (6) that, to the extent that there shall be on deposit with the Tender Agent, the Paying Agent or the Trustee on or before the applicable Conversion Date an amount of money sufficient to pay the Purchase Price thereof, all Bonds, whether or not actually delivered for purchase on such date, shall be deemed to have been properly tendered for purchase and shall cease to constitute or represent a right on behalf of the owner thereof to the payment of principal and/or interest thereon and shall represent and constitute only the right to payment of the Purchase Price thereof, without interest accruing thereon, on deposit with the Tender Agent, the Paying Agent or the Trustee;

                 [2.04(b)] (7) the name of the Tender Agent and the address of the principal office of the Tender Agent;

                 [2.04(b)] (8) that, if the conversion is to a Fixed Rate, the Letter of Credit will expire no later than the close of business on the first Business Day following the applicable Fixed Rate Conversion Date;

                 [2.04(b)] (9) that, in the case of conversion to the Fixed Rate, the rating assigned by the Rating Agency then rating the Bonds, if any, to the Bonds, either may be or is expected to be lowered or eliminated as a result of such conversion;

                 [2.04(b)] (10) that, if the conversion is to the Fixed Rate, from and after the Fixed Rate Conversion Date, the Bonds will no longer be subject to purchase as provided in Section 2.05 or, if the conversion is to a Medium-Term Rate, the Bonds will not be subject to tender until the expiration of the applicable Rate Period; and

                 [2.04(b)] (11) that, if the conversion is to a Medium-Term Rate Period of greater than three years duration, the short term rating, if any, assigned by any Rating Agency to the Bonds will be withdrawn as a result of such conversion.

                 [2.04] (c) If the Company fails to deliver to the Trustee by 10:00 a.m. New York City time on the Conversion Date, the supplemental Opinion of Bond Counsel as and if required by subsection (a) of this Section, the interest rate on the Bonds

                                                                             59.


shall not be converted to the Weekly Rate, Semi-Annual Rate, Medium-Term Rate, Money Market Municipal Rate or Fixed Rate on the Conversion Date, as the case may be, and Bonds tendered (or deemed to have been tendered) for purchase on the Conversion Date shall not be purchased on the Conversion Date and the Bonds shall continue to bear interest at the rate determined in accordance with the Interest Rate Determination Method in effect prior to the proposed Conversion Date. In such event, all rights of the Authority, the Trustee and the Company hereunder shall continue as if no such proceedings for the conversion of the interest rate on the Bonds had been taken and the Bonds shall be available for remarketing under Section
2.06. The Trustee shall promptly notify the Authority and the Bondowners by mail (and shall promptly notify the Tender Agent, the Paying Agent, the Bank and the Remarketing Agents by telephone) in the event that the interest rate on the Bonds is not converted on the Conversion Date as provided herein.

                 [2.04] (d) Failure to mail the notice described in subsection (a) or (b), or any defect therein, shall not affect the validity of any interest rate or change in the Interest Rate Determination Method on any of the Bonds or extend the period for tendering any of the Bonds for purchase, and the Trustee shall not be liable to any Bondowner by reason of its failure to mail such notice or any defect therein.

                 [2.04] (e)       The Letter of Credit shall not be
available to pay the principal or Purchase Price of or interest on any Bonds after the earlier of the first Business Day following the Fixed Rate Conversion Date or the date a drawing is made under the Letter of Credit in connection therewith. The Letter of Credit shall be returned to the Bank for cancellation promptly upon the expiration thereof on or after such Fixed Rate Conversion Date.

                 Section 2.05. Optional and Mandatory Tender of Bonds for Purchase. (a) During any Weekly Rate Period, the owners of the Bonds shall have the right to tender any Bond (or portion thereof in an authorized denomination) to the Tender Agent for purchase on any Optional Tender Date, but only upon:

                 (1) giving or delivery to the Tender Agent at its principal office, on a Business Day, not later than the seventh calendar day prior to the Optional Tender Date, of a written or telephonic notice, confirmed in writing, which states (i) the number and aggregate principal amount of each Bond to be purchased and (ii) that such Bond (or portion thereof in an authorized denomination) shall be purchased on such Optional Tender Date pursuant to the Indenture; and

                                                                             60.


                 (2) delivery of such Bond (with an appropriate instrument of transfer duly executed in blank) to the Tender Agent at its principal office at or prior to 12:00 noon, New York City time, on such Optional Tender Date; provided, however, that no Bond (or portion thereof in an authorized denomination) shall be purchased unless the Bond so delivered to the Tender Agent shall conform in all respects to the description thereof in the aforesaid notice.

Any election of a Bondowner to tender a Bond (or portion thereof as aforesaid) for purchase on the Optional Tender Date in accordance with this subsection (a) shall be irrevocable and shall be binding on the Bondowner making such election and on any transferee of such Bondowner and any Bond with respect to which such an election has been made which is not properly delivered by the owner thereof to the Tender Agent shall be deemed to have been properly tendered to the Tender Agent, and, to the extent that there shall be on deposit with the Tender Agent on or before the Optional Tender Date, an amount sufficient to pay the Purchase Price thereof, such Bond shall cease to constitute or represent a right to payment of principal or interest thereon and shall constitute and represent only the right to payment of the Purchase Price payable on such date.

                 [2.05] (b) During any Semi-Annual Rate Period, the owners of the Bonds shall have the right to tender any Bond (or portion thereof in an authorized denomination) to the Tender Agent for purchase on any Optional Tender Date prior to a Conversion Date, but only upon:

                 (1) giving or delivery to the Tender Agent at its principal office, not earlier than the thirtieth calendar day and not later than the fifteenth calendar day next preceding such Optional Tender Date of a written or telephonic notice confirmed in writing which states (i) the number and aggregate principal amount of each Bond to be purchased and (ii) that such Bond (or portion thereof in an authorized denomination) shall be purchased on such Optional Tender Date pursuant to the Indenture; and

                 (2) the delivery of such Bond (with an appropriate instrument of transfer duly executed in blank) to the Tender Agent at its principal office at or prior to 12:00 noon, New York City time, on such Optional Tender Date; provided, however, that no Bond (or portion thereof in an authorized denomination) shall be purchased unless the Bond so delivered to the Tender Agent shall conform in all respects to the description thereof in the aforesaid notice.

                                                                             61.


                 Any election of a Bondowner to tender a Bond (or portion thereof as aforesaid) for purchase on the Optional Tender Date in accordance with this subsection (b) shall be irrevocable and shall be binding on the Bondowner making such election and on any transferee of such Bondowner and any Bond with respect to which such an election has been made which is not properly delivered by the owner thereof to the Tender Agent shall be deemed to have been properly tendered to the Tender Agent, and, to the extent, that there shall be on deposit with the Tender Agent on or before the Optional Tender Date, an amount sufficient to pay the Purchase Price thereof, such Bond shall cease to constitute or represent a right to payment of principal or interest thereon and shall constitute and represent only the right to payment of the Purchase Price payable on such date.

                 [2.05] (c) The Tender Agent shall give the Trustee, the Company, the Remarketing Agents, the Paying Agent and the Bank prompt notice by telephone confirmed promptly in writing of the receipt of any notice in accordance with clause (1) of subsection (a) or (b) above.
During any Semi-Annual Rate Period, the Trustee shall give notice by mail to Bondowners not more than forty-five or less than thirty calendar days before each Optional Tender Date, which notice shall state in substance:
(i) the next Optional Tender Date, and (ii) that the Bonds are subject to tender at the option of the owner thereof in the manner set forth in subsection (b) of this section.

                 [2.05] (d) All Bonds are subject to mandatory tender and purchase on each Conversion Date and each Medium-Term Adjustment Date.

                 [2.05] (e) All Bonds shall be subject to mandatory tender and purchase on each Mandatory Purchase Date unless the owner exercises his or her right to retain the Bonds (in certain circumstances) pursuant to this subsection (e) as hereinafter provided:

                 [2.05(e)] (1)    The owners of the Bonds shall tender all
Bonds (with appropriate instruments of transfer duly executed in blank) to the Tender Agent at its principal office for purchase on the applicable Mandatory Purchase Date, which date shall be established pursuant to clause (iii) of paragraph (2) of this subsection (e), at the Purchase Price due on such Mandatory Purchase Date. A Mandatory Purchase Date shall be established for the Bonds if:

                 (A) The Company fails to deliver to the Trustee on or prior to the thirty-seventh calendar day next preceding the effective date of an Alternate Credit Facility

                                                                             62.


                 (including, without limitation, any Alternate Credit Facility issued as contemplated by (B) below) (i) such Alternate Credit Facility, (ii) an Opinion of Bond Counsel as described in Section 6.07.2(b) and (iii) if applicable, written evidence as described in Section 6.07.2(c); or

                 (B) The Company fails to deliver to the Trustee on or prior to the thirty-seventh calendar day next preceding the scheduled expiration date of the Letter of Credit then in effect either (i) written evidence that the Letter of Credit then in effect will be extended or renewed for a period of at least one year beyond such expiration date and will end not sooner than the second Business Day following the Interest Payment Date for such Interest Period or (ii) the items set forth in Section 6.07.2(a), (b) and, if applicable, (c).

                 [2.05(e)] (2) Upon the Bonds becoming subject to mandatory tender for purchase as provided in clause (1) above, the Trustee shall within five (5) calendar days give telephonic notice to the Remarketing Agents, the Authority and the Tender Agent and give notice by mail to the Bondowners, which notice shall state in substance:

                 (i) the name of the bank issuing the Alternate Credit Facility, if any, and the effective date thereof;

                 (ii)  the Optional Retention Date, if applicable;

                 (iii)  the Mandatory Purchase Date, which in the case of
(1)(A) above shall be the effective date of the Alternate Credit Facility, or, if no Alternate Credit Facility is delivered to the Trustee, the twentieth calendar day next preceding the scheduled expiration date of the Letter of Credit and in the case of (1)(B) above shall be a date that is two Business Days prior to such expiration date;

                 (iv) in the case of (1)(A) above, that in connection with the issuance of the Alternate Credit Facility, the Trustee has not received a letter from the Rating Agency then rating the Bonds stating that such Rating Agency has reviewed the terms of the Alternate Credit Facility and the bank issuing the same and that issuance of the Alternate Credit Facility for the benefit of the Bondowners will not result in a lowering of the rating then assigned by such Rating Agency to the Bonds;

                                                                             63.


                 (v) in the case of (1)(B) above, that the Letter of Credit will expire no later than the close of business on the second Business Day following the Mandatory Purchase Date;

                 (vi) if the Bonds are then rated, that the rating assigned by the Rating Agency to the Bonds may be lowered or eliminated as a result of the issuance of the Alternate Credit Facility, in the case of
(1)(A) above, or as a result of the expiration of the Letter of Credit, in the case of (1)(B) above;

                 (vii) that all Bonds (or portions thereof in authorized denominations) tendered shall be purchased on the Mandatory Purchase Date at the applicable Purchase Price;

                 (viii) that, to the extent that there shall be on deposit with the Tender Agent, the Paying Agent or the Trustee on or before the Mandatory Purchase Date an amount of money sufficient to pay the Purchase Price thereof, all Bonds, whether or not actually delivered for purchase on such date, (or portions thereof in authorized denominations) not delivered to the Tender Agent on the Optional Retention Date shall be deemed to have been properly tendered for purchase and shall cease to constitute or represent a right on behalf of the owner thereof to the payment of principal and/or interest thereon and shall represent and constitute only the right to payment of the Purchase Price thereof, without interest accruing thereon, on deposit with the Tender Agent, the Paying Agent or the Trustee; provided that Bonds (or portions thereof in authorized denominations) the owner of which shall have elected to retain and not to tender in accordance with clause (4) below shall not be deemed to have been tendered for purchase and shall constitute and continue to represent the right of the owner thereof to payment of principal and interest, if any, thereon in accordance with the terms of such Bond; and

                 (ix) the name of the Tender Agent and the address of the principal office of the Tender Agent.

                 [2.05(e)] (3) Failure to mail the notice described in clause (2) or any defect therein, shall not extend the period for tendering any of the Bonds for purchase, and the Trustee shall not be liable to any Bondowner by reason of its failure to mail such notice or any defect therein.

                 [2.05(e)] (4) The Bonds shall be tendered for purchase as provided in this subsection (e), except for any Bond or Bonds (or portions thereof in authorized denominations) the owner of which shall deliver to the Tender Agent at its principal office no later than the applicable Optional Retention Notice Date, a written notice, substantially in the form of EXHIBIT B to the Indenture,

                                                                             64.


appropriately completed; provided that such owners shall have the right to retain only those Bonds to be secured by a Letter of Credit meeting the requirements of Section 4.12 of the Participation Agreement following the Mandatory Purchase Date and any Bonds not meeting those requirements shall be deemed tendered and shall be subject to subsection (f) of this Section notwithstanding any election to retain such Bonds; provided, however, that the expiry of the Letter of Credit shall be automatically extended until such date as all Bonds are tendered by the owners thereof (or deemed tendered hereunder) and a Redemption/Mandatory Purchase Drawing (as defined in the Letter of Credit) has been made under the Letter of Credit.

                 [2.05] (f) Any election by a Bondowner to retain any Bond (or portion thereof in an authorized denomination) and not to tender such Bond (or portion thereof in an authorized denomination) for purchase on an Optional Retention Date in accordance with subsection (e), shall be irrevocable and shall be binding on the Bondowner making such election and on any transferee of such Bondowner. If a Bondowner fails to give notice of such an election with respect to any Bond (or portion thereof in an authorized denomination) on the applicable Optional Retention Notice Date and thereafter fails to deliver such Bond to the Tender Agent on or before the applicable Optional Retention Date, such Bond (or portion thereof in an authorized denomination) which is not delivered to the Tender Agent shall be deemed to have been properly tendered to the Tender Agent (such Bond being hereinafter referred to as an "Untendered Bond"), and, to the extent that there shall be on deposit with the Tender Agent on or before the Purchase Date, an amount sufficient to pay the Purchase Price thereof, such Untendered Bond shall cease to constitute or represent a right to payment of principal or interest thereon and shall constitute and represent only the right to the payment of Purchase Price payable on such date. The foregoing shall not limit the entitlement of any Bondowner on any Record Date to receipt of interest due on such date unless such interest is paid as part of Purchase Price. The Tender Agent will inform the Remarketing Agents and the Trustee by telephone promptly after the applicable Optional Retention Notice Date of the principal amount of Bonds which will be tendered or deemed to have been tendered on the applicable Optional Retention Date.

                 [2.05] (g) During any Money Market Municipal Rate Period, each Bond shall be subject to mandatory tender for purchase on the Business Day immediately following each Calculation Period, at a price equal to the principal amount thereof. Owners of such Bonds shall have no right to elect to retain such Bonds.

                                                                             65.


                 [2.05] (h) On each Optional Tender Date and Purchase Date, there shall be purchased (but solely from funds received by the Tender Agent in accordance with the terms hereof) the Bond or Bonds (or portions thereof in authorized denominations) tendered (or deemed to have been tendered) to the Tender Agent for purchase in accordance with this Section at the applicable Purchase Price. Funds for the payment of the Purchase Price of such Bond or Bonds (or portions thereof in authorized denominations) shall be paid by the Tender Agent solely from the following sources and in the following order of priority:

                 (i) moneys drawn under the Letter of Credit by the Trustee pursuant to Section 6.07.1;

                 (ii) proceeds of the remarketing of such Bond or Bonds (or portions thereof in authorized denominations) pursuant to
         Section 2.06 which have been transferred to the Tender Agent pursuant to said Section; and

                 (iii) any other moneys furnished by the Company for purchase of Bonds.

The Trustee shall draw moneys under the Letter of Credit for the payment of Purchase Price to the extent that moneys are obtainable thereunder, and moneys described under clauses (ii) and (iii) above shall be used for payment of Purchase Price only to the extent that sufficient moneys are not obtainable under the Letter of Credit. To the extent that moneys drawn under the Letter of Credit have been used for payment of Purchase Price, moneys described under clause (ii) above may be paid to the Bank upon reinstatement of the related amount under the Letter of Credit.

                 Bonds (or portions thereof in authorized denominations) purchased as provided above shall be delivered as provided in Section
2.07. The Tender Agent shall hold any such moneys, uninvested, in trust for the purposes set forth in the Indenture.

                 [2.05] (i) The owners of the Bonds shall not have the right or be required, as the case may be, to tender any Bond or Bonds (or portions thereof in authorized denominations) for purchase on any Optional Tender Date or the Optional Retention Date, if on any such date an Event of Default under Section 10.01(f) or (g) shall have occurred and be continuing hereunder with respect to the Bonds.

                 [2.05] (j) All Bonds shall be subject to mandatory tender and purchase, with no right of owners to retain Bonds, upon a date established by the Trustee after receipt by the Trustee and the Tender Agent of a written notice from the Bank of the occurrence

                                                                             66.


and continuance of an event that would constitute an Event of Default pursuant to Section 10.01(f) or (g) except that the Bank shall have directed mandatory tender and purchase pursuant to this provision rather than acceleration of the Bonds; provided, however, that in the case of any event that would constitute an Event of Default pursuant to Section 10.01(g) such notice must have been received on or before the tenth calendar day after a drawing under the Letter of Credit in respect of interest on the Bonds. Upon receipt of such notice, the Trustee (i) within two Business Days shall give notice thereof to the Authority, the Company, the Tender Agent, the Remarketing Agents, and the Bank, (ii) within two Business Days shall select a date (occurring on or before the tenth day next succeeding the Trustee's receipt of such notice, which date shall be a Business Day) for the mandatory tender and purchase of the Bonds, and (iii) within three Business Days shall give notice by mail to all Bondowners, which shall include the circumstances leading to mandatory tender and purchase, the absence of any right to retain Bonds, the date set therefor and directions for the tender and purchase of such Bonds.

                 On the date selected by the Trustee, all Bonds shall be tendered by the owners thereof in exchange for the Purchase Price thereof. Any Bonds not tendered by the owners thereof shall be deemed tendered and interest shall cease to accrue on such Bonds.

                 [2.05] (k) In the event that any Bond is subject at any time to tender and purchase pursuant to more than one provision of the Indenture, provisions relating to the timing of notices of options to retain Bonds and options to tender Bonds and the irrevocability of certain actions and notices shall be interpreted as though only one such tender and purchase provision applied to such Bond to the extent that such interpretation will prevent a conflict between such provisions. For purposes of the foregoing sentence, a mandatory tender provision without a right of owners to retain Bonds shall take precedence over all other tender provisions, and a mandatory tender provision shall take precedence over any optional tender provision.

                 [2.05] (l) If an agreement with a Securities Depository as described in Section 2.11 hereof is then in effect, tenders of Bonds shall be governed by the procedures of such Securities Depository as may be set forth in or described in an agreement between the Authority and such Securities Depository. The Depository Trust Company ("DTC") shall act as Securities Depository for the Bonds upon the initial issuance of the Bonds. So long as the Bonds are held in the DTC book-entry-only system, tenders of Bonds shall be governed by the DTC procedures described in the DTC Letter of Representations, which is hereby incorporated by reference.

                                                                             67.



                 Section 2.06. Remarketing of Bonds. (a) Upon receipt of any notice given pursuant to Section 2.05 that any Bonds will be or are required to be tendered for purchase in accordance with Section 2.05, the Remarketing Agents shall use their best efforts to remarket such Bonds (or portions thereof in authorized denominations) on any Optional Tender Date or Purchase Date at the Purchase Price. By 2:00 p.m., New York City time, on the Business Day prior to each Optional Tender Date or Purchase Date, the Remarketing Agents shall give notice by telecopy or telephone (confirmed in writing) of the principal amount of such Bonds (or portions thereof in authorized denominations) and the registration information concerning the new Bondowners, for which they have arranged a remarketing and for which the Remarketing Agents hold remarketing proceeds on hand, to the Trustee, the Tender Agent, the Paying Agent and the Bank and, by 12:00 noon, New York City time, on each Optional Tender Date or Purchase Date shall transfer to the Tender Agent the proceeds of the remarketing of such Bonds for delivery to the Bank upon verification that sufficient amounts relating to such Bonds have been paid under the Letter of Credit and upon reinstatement of the related amount under the Letter of Credit.

                 [2.06] (b) In remarketing any Bonds tendered for purchase pursuant to the Indenture, the Remarketing Agents shall determine, in accordance with Section 2.03, the Semi-Annual Rate, the Weekly Rate, the Medium-Term Rate, the Money Market Municipal Rate or the Fixed Rate, as the case may be, on the Bonds.

                 [2.06] (c) The Remarketing Agents shall not remarket any Bonds pursuant to this Section if they have received written notice from the Trustee that an Event of Default (other than an Event of Default set forth in Section 6.01(d) of the Participation Agreement) shall have occurred and be continuing hereunder with respect to the Bonds.

                 [2.06] (d) The Remarketing Agents shall not knowingly remarket any Bonds to the Company or any of its Affiliates or to the Authority pursuant to this Section prior to the expiration or earlier termination of the Letter of Credit unless, prior to such remarketing, the Trustee and the Remarketing Agents shall have received an unqualified Opinion of Bond Counsel experienced in bankruptcy matters and satisfactory to the Trustee and to Moody's, if Moody's shall then be rating the Bonds, to the effect that such remarketing would not result in a preferential payment pursuant to the provisions of Section 547 of the United States Bankruptcy Code, 11 U.S.C. Section Section 101, et seq.

                 [2.06] (e)       The Remarketing Agents may remarket any
Bonds tendered for purchase as provided in Section 2.05(e) only if

                                                                             68.


(1) the Company delivers to the Trustee a Letter of Credit and the requirements of Section 4.12 of the Participation Agreement have been met or (2) the Company changes the Interest Rate Determination Method to the Fixed Rate in accordance with Section 2.04. The Remarketing Agents may remarket any Bonds tendered for purchase as provided in Section 2.05(j) only if the Trustee and Remarketing Agents have received notice from the Bank that the event referred to in the written notice from the Bank delivered under Section 2.05(j) has been cured or waived and the Letter of Credit has been reinstated in full.

                 [2.06] (f) The Remarketing Agents, with respect to any Bond for which a redemption date has been established and which the Remarketing Agents are attempting to remarket, shall provide to any purchaser notice of the applicable redemption terms at the time of or before purchase by such purchaser.

                 [2.06] (g) The Tender Agent, with respect to any Bond for which the Tender Agent or Trustee has received notification from the Remarketing Agent that it has found a purchaser or purchasers to whom the Remarketing Agent can remarket Bonds tendered for purchase, shall so notify the Bank in writing.

                 Section 2.07. Delivery of Purchased Bonds. (a) Bonds (or portions thereof in authorized denominations) purchased pursuant to
Section 2.05 (other than on a Fixed Rate Conversion Date) shall be delivered as follows:

                 [2.07(a)] (i) Bonds (or portions thereof in authorized denominations) purchased with moneys described in clause (i) (to the extent that the Trustee has received notice of reinstatement of the Letter of Credit in an amount equal to the Purchase Price of the Bonds and has so notified the Tender Agent) and in clause
         (ii) of Section 2.05(h) shall be delivered by the Tender Agent to the purchasers thereof upon receipt of payment thereof. Prior to such delivery, the Tender Agent shall surrender such Bonds, if so requested by the purchasers thereof, to the Trustee for registration of transfer. Bonds, portions of which in authorized denominations shall have been purchased with such moneys, shall be surrendered by the Tender Agent to the Trustee for registration of transfer with respect to principal amounts thereof so purchased and for registration of transfer with respect to the principal amounts thereof not so purchased as provided in clause (ii) below or for cancellation as provided in clause (iii) below;

                 [2.07(a)] (ii) Bonds (or portions thereof in authorized denominations), any portion of the Purchase Price of which

                                                                             69.


         shall have been paid with moneys drawn under the Letter of Credit, shall, if and to the extent that the Trustee has not received notice of reinstatement of the Letter of Credit in an amount equal to the Purchase Price of the Bonds (or portion thereof), be surrendered by the Tender Agent to the Trustee for registration of transfer to the Company and upon such registration of transfer, the Bonds issued in respect thereof shall be delivered to and held by the Tender Agent for the account of the Company and shall not be released, pledged or otherwise transferred or disposed of unless prior to or simultaneously with the release of the Bonds by the Tender Agent to the Remarketing Agents for remarketing, the amount to be drawn under the Letter of Credit shall have been correspondingly reinstated and written notice of such reinstatement shall have been delivered by the Trustee or the Bank to the Tender Agent, or in the case of a purchase pursuant to Section 2.05(e), an Alternate Credit Facility meeting the requirements of Section
         6.07 has been provided; provided, further, that, upon receipt by the Tender Agent of either (A) notice of the establishment of a Mandatory Purchase Date pursuant to Section 2.05(e) or (B) notice from the Bank directing mandatory tender and purchase of the Bonds pursuant to Section 2.05(j), then any Bonds theretofore or thereafter purchased with such moneys drawn under the Letter of Credit shall be surrendered by the Tender Agent to the Trustee for registration of transfer to the Bank and upon such registration of transfer, the Bonds issued in respect thereof shall be delivered to and held by the Tender Agent for the account of the Bank and shall not be released, pledged or otherwise transferred or disposed of (except to the Bank) other than in accordance with the Remarketing Agreement, and the Tender Agent shall notify the Bank that it is holding such Bonds for the Bank's account; and

                 [2.07(a)] (iii) Bonds (or portions thereof in authorized denominations) purchased with any other moneys pursuant to
         Section 2.05(h) shall be delivered to the Trustee for cancellation as to the principal amount thereof so purchased and for registration of transfer and delivery pursuant to (i) or (ii) above as to the remainder thereof.

                 [2.07] (b) Bonds (or portions thereof in authorized denominations) purchased pursuant to Section 2.05(d)(1) (only insofar as such subsection relates to a Fixed Rate Conversion Date) shall be delivered to the Trustee for cancellation and Bonds shall be issued in exchange therefor in accordance with Section 2.03(k), which shall be delivered: (i) to the purchasers thereof, with respect to the Bonds (or portions thereof in authorized denominations) purchased with moneys described in

                                                                             70.


Section 2.07(a)(i) or (ii) to the Tender Agent, with respect to Bonds (or portions thereof in authorized denominations) purchased with moneys as described in Section 2.07(a)(ii) and shall be held for the account of the Company, except as otherwise provided in such Section 2.07(a)(ii), will not be entitled to the benefits of the Letter of Credit and shall (x) have a legend stating "This Bond is not entitled to the benefits of the Letter of Credit referred to herein", affixed thereto by the Tender Agent until released and delivered pursuant to the following paragraph (c), and (y) shall be held by the Tender Agent and shall be disposed of solely pursuant to the terms of the following clause (c). Bonds so purchased with any other moneys shall be delivered to the Trustee for cancellation and no replacement Bonds shall be issued in respect thereof.

                 [2.07] (c)       The Tender Agent shall authenticate and
deliver new Bonds in replacement of any Bonds held pursuant to the preceding clause (ii) to or upon the order of the Remarketing Agents, only upon receipt by the Tender Agent from any Person other than the Company following any remarketing of such new Bonds of payment in immediately available funds in respect of the principal amount of such Bonds (including accrued interest, if any). Such funds shall be received by the Tender Agent solely for the account of the Bank and shall be promptly transmitted to or upon the written order of the Bank. Upon such delivery, such Bonds shall be entitled to the benefits of the Letter of Credit.

                 Section 2.08. Mutilated, Lost, Stolen or Destroyed Bonds. In the event any outstanding Bond, whether temporary or definitive, is mutilated, lost, stolen or destroyed, the Authority may execute and, upon its request, the Trustee may authenticate a new Bond of like tenor as the mutilated, lost, stolen or destroyed Bond; provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee, and in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Trustee evidence of the ownership thereof and of such loss, theft or destruction in form satisfactory to the Trustee, together with an indemnity satisfactory to it which indemnity shall name the Authority as an additional indemnified party. In the event any such Bond shall have matured, instead of issuing a substitute Bond the Authority may authorize the payment of the same.
The Authority and the Trustee may charge the owner of such Bond with their reasonable fees and expenses in this connection. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be destroyed, lost or stolen shall constitute an original additional contractual obligation on the part of the Authority, whether or not the Bond so alleged to be destroyed, lost or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of the Indenture with all other Bonds issued hereunder to the same

                                                                             71.


extent as the Bonds in substitution for which such Bonds were issued.

                 Section 2.09. Temporary Bonds. Until Bonds in definitive form are ready for delivery, the Authority may execute, and upon its request in writing, the Trustee shall authenticate and deliver in lieu of any thereof, and subject to the same provisions, limitations, and conditions, one or more printed, lithographed or typewritten Bonds in temporary form, substantially of the tenor of the Bonds hereinbefore described, and with appropriate omissions, variations and insertions. Bonds in temporary form will be for such principal amounts as the Authority shall determine. Until exchanged for Bonds in definitive form, such Bonds in temporary form shall be entitled to the security and benefit of the Indenture. The Authority shall, without unreasonable delay, prepare, execute and deliver to the Trustee, and thereupon, upon the presentation and surrender of the Bond or Bonds in temporary form to the Trustee at the Corporate Trust Office, the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds, in definitive form in the authorized denomination, and for the same principal amount, as the Bond or Bonds in temporary form surrendered. Such exchange shall be made without making any charge to the Bondowners therefor.

                 Section 2.10. Execution of Bonds; Effect of Change of Officers. All the Bonds shall, from time to time, be executed on behalf of the Authority by, or bear the facsimile signature of, its Chair, Vice Chair, President or Treasurer, and its corporate seal (which may be facsimile) shall be thereunto affixed (or imprinted or engraved if facsimile) and attested by the signature of its Secretary or an Assistant Secretary (which may be facsimile).

                 If any of the officers who shall have signed or sealed any of the Bonds or whose facsimile signature shall be upon the Bonds shall cease to be such officer of the Authority before the Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Authority, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who signed or sealed such Bonds or whose facsimile signature shall be upon the Bonds had not ceased to be such officer or officers of the Authority; and also any such Bond may be signed and sealed on behalf of the Authority by those persons who at the actual date of the execution of such Bond shall be the proper officers of the Authority, although at the date of such Bond any such person shall not have been such officer of the Authority.

                 Section 2.11. Registration of Bonds; Transfers; Securities Depository. (a) All the Bonds issued under the

                                                                             72.


Indenture shall be negotiable, subject to the provisions for registration of transfer contained in the Indenture and in the Bonds. The Trustee shall be the registrar for the Bonds. So long as any of the Bonds shall remain outstanding, the Trustee shall maintain and keep at its Corporate Trust Office the Bond Register for the registration of transfer of Bonds. Upon presentation thereof for such purpose at said office, the Trustee shall register or cause to be registered therein under such reasonable regulations as it may prescribe, the transfer of any Bond.

                 The registration of transfer of any Bond shall be made only upon the Bond Register at such Corporate Trust Office at the written request of the Registered Owner thereof or his or her representative duly authorized in writing, upon surrender thereof, together with a written instrument of transfer satisfactory to the Trustee duly executed by the Registered Owner or his or her representative duly authorized in writing. Upon the registration of transfer of any Bond, the Authority shall issue in the name of the transferee, in authorized denominations, one or more Bonds of the same aggregate principal amount as the surrendered Bonds.

                 The Trustee shall not register any transfer of any Bond (or portion thereof), except pursuant to Bondowner tender, after notice calling such Bond (or portion thereof) for redemption or partial redemption has been given and prior to such redemption. In connection with any such transfer pursuant to Bondowner tender, the Trustee shall deliver to the transferee a copy of the applicable call for redemption.

                 The Trustee or the Tender Agent shall, in addition, authenticate and register in the name and in the manner directed by the recipient thereof Bonds in replacement for Bonds deemed to be tendered for purchase pursuant to Section 2.05 for delivery in accordance therewith.

                 [2.11] (b) DTC shall act as Securities Depository for the Bonds upon the initial issuance of the Bonds. The ownership of one fully registered Bond in the aggregate principal amount of the Bonds shall be registered in the name of Cede & Co., as nominee of DTC. Each such Bond shall be held in trust until its redemption or until such time as DTC or its nominee is no longer the Registered Owner of the Bonds, as provided below.

                 For so long as the Bonds are held in a book-entry-only system and so long as a Securities Depository or its nominee is the Registered Owner of the Bonds, references herein to the Bondowners or Registered Owners of the Bonds shall mean such Securities Depository or its nominee and shall not mean the beneficial owners ("Beneficial Owners") of the Bonds. For so long as a Securities

                                                                             73.


Depository or its nominee is the Registered Owner of the Bonds, principal, Purchase Price, redemption price, including premium, if any, and interest payments on the Bonds shall be made to such Securities Depository or its nominee, as Registered Owner of the Bonds, and the Authority and the Trustee shall recognize such Securities Depository or its nominee as the Bondowner for all purposes, and such Securities Depository or its nominee shall be considered the only owner of such Bonds for all purposes, including receipt of notice, voting and requesting or directing the Trustee, the Remarketing Agents, the Paying Agent, the Tender Agent or any other fiduciary to take or not to take any action under the Indenture. Conveyance of notices and other communications by a Securities Depository to Beneficial Owners will be governed by arrangements among them, subject to any statutory and regulatory requirements as may be in effect from time to time.

                 THE AUTHORITY, THE COMPANY, THE TRUSTEE, THE PAYING AGENT AND THE REMARKETING AGENTS WILL NOT HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY BENEFICIAL OWNER WITH RESPECT TO (I) THE ACCURACY OF ANY RECORDS MAINTAINED BY A SECURITIES DEPOSITORY; (II) THE PAYMENT BY A SECURITIES DEPOSITORY OF ANY AMOUNT WITH RESPECT TO THE PRINCIPAL, PURCHASE PRICE, INCLUDING PREMIUM, IF ANY, OR INTEREST ON THE BONDS; (III) ANY NOTICE WHICH IS PERMITTED OR REQUIRED TO BE GIVEN TO BENEFICIAL OWNERS OR (IV) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY A SECURITIES DEPOSITORY OR ITS NOMINEE AS BONDOWNER.

                 The Authority may elect to discontinue such book-entry-only system and upon the discontinuance of such book-entry-only system, Bond certificates are required to be delivered in physical and registered form to the Bondowners or their designees, according to the terms of the Indenture. Upon the institution of any Rate Period after such discontinuance, the Authority upon the direction of the Company may direct that the Bonds shall be held as book-entry-only Bonds by notification to the Trustee, the Paying Agent, Tender Agent and the Remarketing Agents of its intention to reinstitute the book-entry-only system. Upon receipt of such notice, the Trustee shall notify owners of such Bonds that such Bonds shall be registered in a book-entry-only system with DTC or its nominee or such alternative Securities Depository as the Authority shall appoint. Upon or before the date specified in such notice, such owners shall surrender their Bond certificates to the Trustee or Tender Agent to have their beneficial ownership interest in the Bonds registered under the book-entry-only system described herein. If any Bondowner fails to surrender any such certificate to the Trustee or Tender Agent, such Bondowner shall remain the Registered Owner of such Bond; provided, however, that such Registered Owner shall have no right to transfer or tender such

                                                                             74.


Bond without first surrendering such Bond for registry in the book-entry-only system.

                 If, during any period that a Securities Depository, including DTC or its nominee, is the Registered Owner of the Bonds, (a) such Securities Depository determines to discontinue providing its service with respect to the Bonds by giving notice to the Authority and the Trustee and discharging its responsibilities with respect thereto under applicable laws, and the Authority fails to appoint a successor Securities Depository for the Bonds, or (b) the Authority at the direction of the Company determines to discontinue the book-entry-only system through such Securities Depository, then Bond certificates are required to be delivered in physical and registered form to the Beneficial Owners or their designees, according to the terms of the Indenture. Each Beneficial Owner, upon delivery of certificates held in the Beneficial Owner's name, will become the Registered Owner of that portion of the Bonds.

                 In the event that the book-entry-only system is discontinued and the Beneficial Owners become Registered Owners of the Bonds, the provisions applicable to such Registered Owners shall apply.

                 In connection with any notice or other communication to be provided to Bondowners pursuant to the Indenture by the Authority or the Trustee with respect to any consent or other action to be taken by Bondowners, the Authority or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the nominee or Securities Depository notice of such record date not less than fifteen calendar days in advance of such record date to the extent possible.

                 The Authority and the Trustee are hereby authorized to enter into any arrangements determined necessary or desirable with any Securities Depository in order to effectuate this Section and both of them shall act in accordance with the Indenture and any such agreement.
Without limiting the generality of the foregoing, any such arrangements may alter the manner of effecting delivery of Bonds and the transfer of funds for the payment of Bonds to the Securities Depository.

                 Section 2.12. Persons Treated as Owners. The Authority, the Trustee, the Tender Agent and any Paying Agent may, for all purposes, deem and treat the Registered Owner of any Bond as the absolute owner of such Bond whether or not such Bond is overdue, and neither the Authority nor the Trustee nor the Tender Agent nor any Paying Agent shall be affected by any notice to the contrary.

                                                                             75.


                 Payment made to the Registered Owner of any Bond for the purpose of such payment in accordance with the provisions of this Section
2.12 shall be valid and effectual, to the extent of the sum or sums so paid, to satisfy and discharge the liability upon such Bond in respect of which such payment was made.

                 Section 2.13. Exchange of Bonds. So long as any of the Bonds remain outstanding, the Authority shall make all necessary provisions to permit the exchange of Bonds at the Corporate Trust Office of the Trustee.

                 Bonds, upon surrender thereof at the Corporate Trust Office of the Trustee with a written instrument requesting such exchange satisfactory to the Trustee duly executed by the Registered Owner or his or her representative duly authorized in writing, may be exchanged for an equal aggregate principal amount of Bonds of any other authorized denominations, in an aggregate principal amount equal to the principal amount of the Bonds so surrendered.

                 Section 2.14. Payment For and Limitations on Exchanges and Transfers. In all cases in which the right of exchanging or registering the transfer of Bonds is exercised, the Authority shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions hereof. All Bonds surrendered for registration of transfer or exchange shall forthwith be cancelled by the Trustee. For every such registration of transfer or exchange of Bonds, the Trustee may charge an amount sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such registration of transfer or exchange which, if not resulting in a change in Bondowner, shall be paid by the Company pursuant to the Participation Agreement. The cost of preparing each new Bond upon each registration of transfer or exchange, and any other expenses (except any applicable tax, fee or other governmental charge) of the Authority or the Trustee incurred in connection with such registration of transfer or exchange shall be paid by the Company pursuant to the Participation Agreement.

                 Section 2.15. Endorsement of Certificate of Authentication on Bonds. No Bond shall be secured hereby or entitled to the benefit of the Indenture or be valid or obligatory for any purpose unless there shall be endorsed on such Bond a certificate of authentication, substantially in the form prescribed in the Indenture, executed by the Trustee or the Tender Agent; and such certificate on any Bond issued by the Authority shall be conclusive evidence and the only competent evidence that such Bond has been duly authenticated and delivered hereunder. The Trustee's certificate of authentication on any Bond shall be deemed to have

                                                                             76.


been executed by it if signed by an authorized officer of the Trustee or the Tender Agent, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds issued hereunder.

                 Section 2.16. Cancellation of Bonds. Upon the surrender to the Trustee of any temporary or mutilated Bonds, or Bonds transferred or exchanged for other Bonds, or Bonds paid at maturity or upon defeasance in accordance with Article XIV or otherwise delivered to the Trustee for cancellation, the same shall forthwith be cancelled and may be destroyed by the Trustee in such manner as it deems appropriate and the Trustee shall, if such Bonds are so destroyed, deliver its certificate as to such destruction to the Authority.

                 Section 2.17. Redemption of Bonds. The Bonds shall be subject to optional and mandatory redemption at the times and at the redemption prices set forth in the form of Bonds in the preamble hereto.

                                                                             77.


                             ARTICLE III
                SECURITY FOR BONDS; ISSUANCE OF BONDS

                 Section 3.01. Pledge and Assignment Effected by Indenture; Bonds Equally and Ratably Secured. In accordance with the provisions of subsection 8 of Section 1860 of the Act, the pledge and assignment effected by the Indenture shall be valid and binding from the date of execution and delivery of the Indenture, the moneys so pledged and assigned and hereafter received by the Authority shall be subject to the lien of such pledge and assignment without any physical delivery thereof or further act, and such lien shall be a continuing, irrevocable and exclusive first lien and shall be valid and binding as against all parties having claims of any kind in tort, contract or otherwise against the Authority irrespective of whether such parties have notice thereof. In addition to the pledges and assignments set forth above, the Authority hereby further grants to the Trustee the same power as the Authority to enforce from time to time the rights of the Authority set forth in Article III and Section 5.16 of the Participation Agreement, subject to the provisions of the Participation Agreement relating to the amendment thereof.

                 All Bonds issued and to be issued hereunder are, and are to be, to the extent provided in the Indenture, equally and ratably secured by the Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Bonds, or any of them, so that, subject to the provisions of Section 9.05, all Bonds at any time outstanding hereunder shall have the same right, lien and preference under and by virtue of the Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof; provided, however, that Bonds registered in the name of the Company or held or required to be held by the Tender Agent pursuant to
Section 2.07 shall not be entitled to any benefit of the Letter of Credit.

                 Section 3.02. Issuance of Bonds. The Bonds shall forthwith be executed by the Authority and delivered to the Trustee for authentication and upon the written request and authorization to the Trustee signed by an Authorized Officer the Bonds shall be authenticated by the Trustee or the Tender Agent and shall be delivered to or upon the written order of an Authorized Officer, but only upon the receipt by the Trustee of proceeds (including accrued interest, if any) of sale of the Bonds, of which (i) a sum equal to the accrued interest, if any, paid by the initial purchasers of such Bonds shall be deposited in the Bond Fund and (ii) the balance thereof shall be deposited in the Construction Account of the Project Fund. Prior to, or simultaneously with, the

                                                                             78.


authentication and delivery of the Bonds, the Trustee shall also receive the following:

                 (a) A copy, certified by the Secretary of the Authority, of the resolution or resolutions adopted by the Authority authorizing the execution and delivery of the Indenture and the Participation Agreement and the issuance, sale, execution and delivery of the Bonds;

                 (b)      An original executed counterpart of the
         Participation Agreement and the Indenture;

                 (c)      The  Company Note;

                 (d)      The Letter of Credit;

                 (e) A copy of resolutions authorizing the execution and delivery of the Participation Agreement, and the issuance, execution and delivery of the Company Note, by the Company, certified by the Secretary or an Assistant Secretary of the Company, under its corporate seal, to have been duly adopted by the Board of Directors of the Company, or the Executive and Finance Committee thereof, and to be in full force and effect on the date of such certification;

                 (f) A copy of the opinion of counsel to the Company delivered to the initial purchasers of the Bonds, together with a letter to the effect that the Trustee may rely on such opinion as if it were addressed to it;

                 (g) An opinion of counsel, who shall be satisfactory to the Trustee, experienced in laws relating to the issuance of bonds of states and their political subdivisions, to the effect that the issuance of the Bonds has been duly authorized and that all conditions precedent to the issuance thereof have been fulfilled; and

                 (h) A copy of an opinion of counsel to the Bank to the effect that the Letter of Credit has been duly authorized, executed and delivered and is a valid and binding obligation of the Bank, together with a letter to the effect that the Trustee may rely on such opinion as if it were addressed to it.

                                                                             79.


                              ARTICLE IV

               PARTICIPATION AGREEMENT AND COMPANY NOTE

                 Section 4.01. Amendments to Participation Agreement not Requiring Consent of Bondowners. The Authority may, without the consent of the Trustee and without notice to or consent of the Bondowners, enter into any amendment or modification of the rights and interest of the Authority under Article III of the Participation Agreement or Sections 4.04, 4.08, 4.09, 4.10 and 5.16 of the Participation Agreement upon the delivery to the Trustee of an Opinion of Bond Counsel, satisfactory to the Trustee, to the effect that the proposed amendment or modification will not impair the exclusion from gross income for federal income tax purposes of interest on any of the Bonds theretofore issued or otherwise adversely affect the rights and/or interests of the Trustee or any of the owners of the Bonds. The Authority may, without the consent of or notice to the Bondowners, amend or modify any other provision of the Participation Agreement as may be required (i) for the purpose of curing any ambiguity or formal defect or omission in the Participation Agreement; or (ii) in connection with any other change therein which is not prejudicial to the interests of the Trustee or the owners of the Bonds, including but not limited to any change necessary to obtain or maintain a rating of the Bonds from Moody's or S&P.

                 Prior to the expiration of the Letter of Credit, no amendment or modification of the Participation Agreement shall be effective without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

                 Section 4.02. Amendments to Participation Agreement Requiring Consent of Bondowners. Except for amendments or modifications as provided in Section 4.01, the Authority shall not enter into any amendment or modification of the Participation Agreement without the written consent of the Trustee and the owners of not less than two-thirds in aggregate principal amount of the Bonds then outstanding and affected by such modification or amendment.

                 Such consent of Bondowners shall be given and procured in the same manner as provided in Section 13.02 with respect to Supplemental Indentures.

                 No modification or amendment requiring the consent of Bondowners shall be effective unless the required consent of Bondowners is obtained and such modification is not prejudicial to the interests of the Trustee.

                                                                             80.


                 Notwithstanding anything to the contrary contained in the Indenture or the Participation Agreement, the Authority shall not agree to any amendment, change or modification of, or any waiver, discharge or termination of, any of the provisions of the Participation Agreement in any respect which would impair the exclusion from gross income for federal income tax purposes of interest on any of the Bonds.

                 Prior to the expiration of the Letter of Credit, no amendment or modification of the Participation Agreement shall be effective without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

                 Section 4.03. Amendments to Company Note. Except for such amendments or modifications of the Company Note as may be required for the purpose of curing any ambiguity or formal defect or omission in the Company Note, or in connection with any other change therein which, in the judgment of the Trustee, is not prejudicial to the interests of the Trustee or the Bondowners, the Trustee shall not enter into any amendment or modification of the Company Note without obtaining the prior written consent of the owners of not less than two-thirds in aggregate principal amount of the Bonds then outstanding. No such modification or amendment shall be made which will affect the times, amounts and currency of payment of the principal of and premium, if any, and interest on the Company Note without the consent of the owners of all Bonds then outstanding.

                 The Trustee shall consent to any such proposed action requiring the consent of the owners of the Bonds if the required consent of the owners of the Bonds is obtained; provided that the Trustee may, but shall not be obligated to consent to any such proposed action which affects its own rights, powers, duties or obligations hereunder. Such consent of Bondowners shall be given and procured in the same manner as provided in Section 13.02 with respect to Supplemental Indentures. Prior to the expiration of the Letter of Credit, the Trustee shall not consent to any amendment or modification of the Company Note without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

                 Section 4.04. Amendments to Tax Regulatory Agreement. The Authority may, without the consent of the Trustee and without notice to or consent of the Bondowners, enter into any amendment or modification of the Tax Regulatory Agreement upon the delivery to the Trustee of an Opinion of Bond Counsel to the effect that the proposed amendment or modification will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds.

                                                                             81.


                              ARTICLE V

                      PROJECT FUND; REBATE FUND

                 Section 5.01.   Creation and Custody of Project Fund.
1. There is hereby created a Project Fund, which shall be held by the Trustee. There shall be paid into the Project Fund the amount required to be so paid by the provisions of Section 3.02.

                 2. There is hereby established within the Project Fund two (2) separate trust accounts to be known as the "Construction Account" and the "Investment Proceeds Account." All income or gain on moneys deposited in the Construction Account or the Investment Proceeds Account shall be deposited in the Investment Proceeds Account.

                 Section 5.02.   Application of Moneys in the Project Fund.
                  1. The moneys in the Construction Account, until applied in payment of any item of the Cost of Construction of the Project, shall be held by the Trustee and, pending such application, shall be subject to a claim and charge in favor of the owners of the Bonds and for the further security of such owners until paid out as herein provided.
The moneys in the Investment Proceeds Account, until applied in accordance with the provisions of Section 5.02.2, shall be held by the Trustee, but shall not be subject to a claim or charge in favor of the Bondowners and shall be applied solely in accordance with the provisions of this Article and shall not be available for the payment of Bonds within the meaning of the Indenture. Pending such application, such moneys may be invested in accordance with the provisions of Article VII.

                 2. On the first Business Day following each Computation Period, the Trustee shall withdraw from the Investment Proceeds Account and deposit in the Rebate Fund an amount such that the amount held in the Rebate Fund after such deposit, as certified to the Trustee by an Authorized Company Representative, is equal to the Rebate Amount calculated as of the last day of the Computation Period, as certified to the Trustee by an Authorized Company Representative. Any remaining balance in the Investment Proceeds Account shall be deposited in the Construction Account. In the event of any deficiency, the balance required shall be provided by the Company pursuant to Section 7.3 of the Tax Regulatory Agreement. Computations of the amounts on deposit in each fund hereunder, descriptions of each investment held therein, and computations of the Rebate Amount shall be furnished to the Trustee by the Company in accordance with Section 7.3 of the Tax Regulatory Agreement.

                                                                             82.


                 Section 5.03. Construction Account Requisitions. The Trustee is authorized and directed to make payments from the Construction Account to pay the Cost of Construction of the Project, upon the written order of the Company, but only upon receipt from time to time of requisitions signed by an Authorized Company Representative in the form of EXHIBIT C attached hereto upon which the Trustee may conclusively rely, stating with respect to each payment to be made for the Project:

                          (a) the requisition number;

                          (b) the items of the Cost of Construction of the
                 Project to which the disbursement relates or has been allocated and the nature of the disbursement;

                          (c) the payee, with address, which may be the
                 Company in the case of reimbursements for advances and payments made or costs incurred or work done by the Company;

                          (d) the amount of such payment;

                          (e) that the disbursement will be used to pay,
                 or reimburse the Company for, a Cost of Construction of the Project and that it is a proper charge against the Construction Account;

                          (f) that none of the items for which the
                 disbursement is requested has formed the basis for any disbursement theretofore made from the Construction Account;

                          (g) that the disbursement will not be used in a
                 manner that would result in a violation of any representation, warranty or covenant contained in Article III of the Tax Regulatory Agreement or Section 5.04 of the Participation Agreement;

                          (h) that no event of default under the
                 Participation Agreement shall have occurred and be continuing and that no event which with the lapse of time alone would become such a default has occurred and is continuing; and

                          (i) that no event of default under the Indenture
                 shall have occurred and be continuing and that no event which with the lapse of time alone would become such a default has occurred and is continuing.

                                                                             83.


                 Section 5.04. Retention of Requisitions. For seven years from the dates thereof the Trustee shall retain in its possession all requisitions received by it as herein required, subject to the inspection during normal banking hours, of the Authority, its agents and representatives and the Company and, upon reasonable request, inspection during normal banking hours of the Bondowners and their representatives, in any case, at the Corporate Trust Office.

                 Section 5.05. Certification of Completion of the Project. On the date when all Costs of Construction expected to be paid from the Project Fund have been paid, the Trustee and the Authority shall be furnished promptly with a certificate of an Authorized Company Representative, which certificate shall contain an appropriate direction to the Trustee with respect to any amount in the Project Fund which is to be disposed of as provided in Section 5.06.

                 Section 5.06. Disposition of Balance Remaining in Project Fund. All moneys remaining in the Project Fund after the certificate referred to in Section 5.05 is furnished shall, at the written direction of an Authorized Company Representative, be deposited in a segregated account in the Bond Fund, or paid to the Bank to reimburse the Bank for any unreimbursed draw under the Letter of Credit relating to the purchase of Bonds tendered or deemed tendered pursuant to Section 2.05 (and, pending any such application, be invested in securities in accordance with the direction of an Authorized Company Representative delivered pursuant to Article VII, which direction shall confirm that such investment will not be in violation of the covenants and warranties made to the Authority by the Company in Section 7.1 of the Tax Regulatory Agreement), or deposited in the Rebate Fund.

                 Section 5.07. Creation and Custody of Rebate Fund. There is hereby created a Rebate Fund, which shall be held by the Trustee. There shall be paid into the Rebate Fund the amount required to be so paid under Section 5.02.2. All income or gain on moneys deposited in the Rebate Fund shall be deposited in the Rebate Fund. The Rebate Fund and the amounts deposited therein shall not be subject to a claim and charge in favor of the Trustee or any owners of Bonds and shall be applied solely in accordance with the provisions of this Article and shall not be available for the payment of Bonds within the meaning of the Indenture.

                 Section 5.08. Application of Moneys in the Rebate Fund. 1. Amounts deposited in the Rebate Fund shall be applied solely to pay Costs of Construction described in clause (i) of the definition of Costs of Construction in accordance with subsection 2 of this

                                                                             84.


Section 5.08 except to the extent otherwise permitted by subsection 3 of this Section 5.08.

                 2. The Trustee, upon receipt of written instructions from an Authorized Company Representative in accordance with Section 7.3 of the Tax Regulatory Agreement, shall pay to the United States out of amounts in the Rebate Fund (a) not later than thirty (30) days after the end of each five-year period following the date of issuance of the Bonds, an amount certified to the Trustee by an Authorized Company Representative such that, together with amounts previously paid, the total amount paid to the United States is equal to 90% of the Rebate Amount calculated as of the end of the most recent Computation Period, and (b) not later than 30 days after the date on which all of the Bonds have been paid or redeemed, 100% of the Rebate Amount as of the end of the final Computation Period as certified to the Trustee by an Authorized Company Representative.

                 3. In the event that on the first day of any Bond Year the amount on deposit in the Rebate Fund exceeds the Rebate Amount, the Trustee, upon the receipt of written instructions from an Authorized Company Representative specifying the amount of such excess, shall withdraw such excess amount and prior to the Completion Date, deposit it in the Investment Proceeds Account of the Project Fund, or, after the Completion Date, deposit it in the Bond Fund.

                 Pending such application, such moneys may be invested in accordance with instructions from the Company given in accordance with the provisions of Article VII.

                                                                             85.


                              ARTICLE VI

                     BOND FUND; LETTER OF CREDIT

                 Section 6.01. Creation and Custody of the Bond Fund. There is hereby created a Bond Fund, which shall be held in trust by the Trustee for the benefit of the Bondowners and shall be subject to a lien and charge in favor of the Bondowners. Neither the Company nor the Authority shall have any interest in, or ability to withdraw funds from, the Bond Fund. There are hereby created within the Bond Fund two separate trust accounts to be designated as the Debt Service Account and the Letter of Credit Account. The moneys in each such account shall not in any way be commingled with funds in any other trust account maintained by the Trustee. The Trustee shall maintain such records for deposits made into the Debt Service Account so that the Trustee may at all times ascertain the source and dates of deposit of the moneys in the Debt Service Account.

                 The Authority hereby authorizes and directs the Trustee to withdraw in accordance with Section 6.03 sufficient funds from the Bond Fund to pay the principal of and premium, if any, and interest on the Bonds as the same become due and payable and to make such funds so withdrawn available to the Paying Agents, if any, for the purpose of paying such principal, premium, if any, and interest.

                 Section 6.02. Payments into the Bond Fund. The Trustee shall deposit in the Bond Fund for credit to the Debt Service Account as and when received (1) the amount, if any, of the proceeds of sale of the Bonds, to the extent required by this Indenture, (2) all Company Note Payments, (3) the amounts remaining in the Project Fund after the certificate referred to in Section 5.05 is furnished, (4) all interest and other income received on investments of moneys on deposit in the Bond Fund, as provided in Section 7.03, (5) any funds made available pursuant to Section 8.05, (6) any proceeds of refunding obligations and (7) any amount paid into the Bond Fund pursuant to Section 5.08.3.

                 There shall be deposited in the Letter of Credit Account all moneys drawn by the Trustee under the Letter of Credit and received by the Trustee for the purposes of paying principal of, premium, if any, and interest on, the Bonds. In the event that the Bonds are held by a Securities Depository, moneys drawn under the Letter of Credit may be paid directly to the Securities Depository, in which event, proper notification concerning such payment shall be sent to the Trustee and Paying Agent.

                                                                             86.


                 Section 6.03. Application of Moneys in the Bond Fund. Except as otherwise provided in Sections 6.04 and 14.01.3, moneys on deposit in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise. Moneys for such payments of the principal of, premium, if any and interest on the Bonds shall be derived from the following sources in the following order of priority:

                 (i) moneys drawn under the Letter of Credit and either deposited in the Letter of Credit Account or, if necessary during any Rate Period when the Bonds are held by a Securities
         Depository, paid to such Securities Depository;

                 (ii)  moneys paid into the Bond Fund pursuant to clause
         (1) of Section 6.02 in respect of accrued interest which constitute Available Moneys and proceeds from the investment thereof that constitute Available Moneys which moneys shall be used to pay interest on the Bonds;

                 (iii) proceeds of the sale of refunding obligations which constitute Available Moneys and proceeds from the investment thereof that constitute Available Moneys;

                 (iv) moneys deposited into the Bond Fund pursuant to clause (3) or clause (7) of Section 6.02 which constitute Available Moneys and proceeds from the investment thereof that constitute Available Moneys;

                 (v) Company Note Payments which constitute Available Moneys and proceeds from the investment thereof that constitute Available Moneys;

                 (vi) to the extent permitted by Section 8.05, moneys deposited into the Bond Fund pursuant to clause (5) of Section 6.02, and proceeds from the investment thereof that constitute Available Moneys; and

                 (vii) Company Note Payments which do not constitute Available Moneys and proceeds from the investment thereof.

                 The Trustee hereby agrees to draw moneys under the Letter of Credit to be applied to the payment of principal of, premium, if any, or interest on, the Bonds. If and to the extent moneys under clause (i) of the preceding paragraph are insufficient or unobtainable therefor, the Trustee shall apply any other moneys that are available therefor, in the preceding order of priority, including moneys described in clauses (vi) and (vii) of the

                                                                             87.


preceding paragraph, to the payment of the principal of, premium, if any, and interest on, the Bonds. After the Letter of Credit has expired, any moneys held by the Trustee in the Bond Fund may be used to make any payment of the principal of, premium, if any, and interest on, the Bonds.

                 Prior to the expiration of the Letter of Credit, moneys under clauses (iii), (iv) and (v) of this Section 6.03 shall not be used to pay the redemption price of any Bond redeemed pursuant to the direction of the Company, unless the Trustee shall have received the written direction specified in Section 8.01 providing for such redemption at least 123 days prior to such redemption date.

                 If on the due date of principal and premium, if any, or interest with respect to Bonds, the amounts on deposit in the Bond Fund (except amounts held by the Trustee pursuant to Section 6.04) are not sufficient to pay in full all such principal of and premium, if any, and interest on the Bonds, such amounts shall be applied to the payment of such principal, premium and interest in accordance with the provisions of
Section 10.09.

                 Section 6.04. Non-presentment of Bonds. In the event any Bonds (or any portion thereof) shall not be presented for payment when the principal thereof and redemption premium, if any, thereon becomes due, either at maturity or at the date fixed for redemption thereof (including, for such purpose, any conversion to a Fixed Rate) or otherwise, if funds sufficient to pay such Bonds (or portions thereof) and redemption premiums, if any, shall be held by the Trustee for the benefit of the owner or owners thereof, all liability of the Authority to the owner or owners thereof for the payment of such Bonds (or portions thereof) and redemption premiums, if any, shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds (without investment thereof) in the Bond Fund for a period of at least two years, without liability for interest thereon, for the benefit of the owner or owners of such Bonds who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on such owner's or owners' part under the Indenture or on, or with respect to, such Bonds. On November 1 in each year Bonds are outstanding, the Trustee will pay any funds (other than moneys resulting from a draw on the Letter of Credit) which it has then held in respect of Bonds not presented for payment for two years or more to the Company, and thereafter the owners of such Bonds shall look only to the Company for the payment thereof and then only to the extent of the amount so received without any interest thereon, and the Authority, the Trustee and the Paying Agent shall have no responsibility with respect to such moneys.

                                                                             88.



                 Section 6.05.    (Intentionally Deleted).

                 Section 6.06. Trustee to Notify Authority and Company of Funds in Bond Fund. The Trustee, upon the written request of the Company or the Authority, shall notify the Company and the Authority of the amount of funds on deposit in the Bond Fund at the time of such request.

                 Section 6.07. Letter of Credit. (1) The Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof as shall be necessary to make timely payments of principal of, and interest on, the Bonds required to be made from the Bond Fund and to make timely payments required to be made pursuant to, and in accordance with,
Section 2.05. In connection with each such drawing, the Trustee shall timely prepare and present all certificates, drafts and other documents which are required by the terms of the Letter of Credit to effect payment thereunder. The Trustee shall give immediate telephonic or facsimile (confirmed in writing) notice to the Company of a draw under the Letter of Credit and the amount thereof. Nothing in this Section 6.07 shall require the Trustee to draw moneys under the Letter of Credit for the payment of Bonds registered in the name of, or held beneficially for, the Company or the Bank or any Bonds held or required to be held by the Tender Agent for the account of the Company or the Bank pursuant to the Indenture to the extent not permitted by the Letter of Credit.

                 (2) If at any time on or prior to the thirty-seventh calendar day next preceding the scheduled expiration date of a Letter of Credit, there shall have been delivered to the Trustee (a) an Alternate Credit Facility, (b) an Opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is authorized under the Participation Agreement and the Indenture and complies with the terms of the Participation Agreement and the Indenture and (c) written evidence satisfactory to the Trustee from Moody's, if the Bonds are then rated by Moody's, and from S&P, if the Bonds are then rated by S&P, in each case to the effect that such Rating Agency has reviewed the proposed Alternate Credit Facility and that the substitution of the proposed Alternate Credit Facility for the Letter of Credit will not, by itself, result in a reduction or withdrawal of its rating or ratings of the Bonds from those which then prevail, then the Trustee shall accept such Alternate Credit Facility and surrender the previously held Letter of Credit to the Bank, in accordance with the terms of such Letter of Credit, for cancellation.

                 (3) The Company may substitute an Alternate Credit Facility which has the effect of lowering any then prevailing rating on the Bonds or with respect to which the Company will not

                                                                             89.


seek a rating from a Rating Agency then rating the Bonds only if (i) notice of mandatory purchase pursuant to Section 2.05(e)(1) shall have been given and such Alternate Credit Facility shall take effect on or prior to the date on which the Bonds are purchased pursuant to Section 2.05(e)(1) and (ii) such substitution will result in a rating of not less than the third highest rating category of a Rating Agency. Upon delivery to the Trustee of: (a) such Alternate Credit Facility, (b) an Opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility is authorized under the Participation Agreement and the Indenture and complies with the terms thereof, and (c) written evidence satisfactory to the Trustee from a Rating Agency that delivery of such Alternate Credit Facility will not result in a rating of less than the third highest rating category of such Rating Agency, currently "A" in each case, the Trustee shall surrender the Letter of Credit previously in effect, promptly following any drawing required to be made on such Letter of Credit on the date the Bonds are so purchased.

                 (4) If at any time, the Letter of Credit shall expire because there shall cease to be any Bonds outstanding hereunder, or because the Fixed Rate Conversion Date shall have occurred, then the Trustee shall surrender the Letter of Credit to the Bank for cancellation after having made any necessary drawing in accordance with this Section
6.07 and with the terms of the Letter of Credit. The Trustee shall comply with the procedures set forth in the Letter of Credit relating to the termination thereof.

                 (5) Prior to the expiration of the Letter of Credit, the Trustee shall give notice, in the name of the Authority, of such expiration, which notice shall (a) specify the date of the expiration of the Letter of Credit and (b) specify the last time and date prior to such expiration on which Bonds must be delivered and the notice given for the purchase of Bonds pursuant to tenders as provided in Section 2.05, and the places where such Bonds must be delivered for such purchase, and (c) either (i) if the requirements of subsection 2 of this Section 6.07 have not been met, state that the Bonds shall be subject to mandatory tender for purchase at the Purchase Price thereof on the Mandatory Purchase Date or (ii) state the name of the issuer of the Alternate Credit Facility. Such notice shall be given by first class mail not later than thirty (30) days prior to the Mandatory Purchase Date to the owners of the Bonds.

                 (6) Notwithstanding anything in the Indenture to the contrary, in the event the Bonds are held by a Securities Depository under
Section 2.11(b), the Trustee may instruct the Letter of Credit Bank to pay amounts drawn thereunder directly to the Securities Depository, as Registered Owner of the Bonds, in

                                                                             90.


which event, proper notification concerning such payment shall be sent to the Trustee and the Paying Agent.

                                                                             91.


                             ARTICLE VII

                SECURITY FOR AND INVESTMENT OF MONEYS

                 Section 7.01. Moneys Held in Trust. All moneys from time to time received by the Trustee and held in any fund created under the Indenture (other than the Rebate Fund), or otherwise held for the benefit of the owners, shall, except as otherwise provided herein, be held in trust by the Trustee for the benefit of the owners from time to time of the Bonds entitled to be paid therefrom.

                 Section 7.02. Uninvested Moneys Held by the Trustee. All moneys received by the Trustee hereunder and not invested by the Trustee pursuant to the provisions of this Article VII, to the extent not insured by the Federal Deposit Insurance Company or other federal agency, shall be deposited with a member bank of the Federal Reserve System or with the Trustee, or with a national or state bank or a trust company which has a combined capital and surplus aggregating not less than $100,000,000; provided, however, that any such moneys drawn under the Letter of Credit and any moneys held under Section 6.04 shall be deposited with the Trustee or be fully insured by the Federal Deposit Insurance Company.

                 Section 7.03. Investment of, and Payment of Interest on, Moneys. Moneys on deposit to the credit of the Project Fund or the Rebate Fund may be retained uninvested as trust funds. Such moneys shall, at the written direction of an Authorized Company Representative, be invested by the Trustee in (a) any obligation issued or guaranteed by, or backed by the full faith and credit of, the United States of America (including any certificates or any other evidence of an ownership interest in any such obligation or in specified portions thereof, which may consist of specified portions of the principal thereof or the interest thereon),
(b) deposit accounts in, or certificates of deposit issued by, and bankers' acceptances of, any bank, trust company or national banking association which is a member of the Federal Reserve System (which may include the Trustee), having capital stock and surplus aggregating not less than $100,000,000, (c) obligations issued or guaranteed by any Person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to the authority granted by the Congress of the United States, (d) commercial paper rated in the highest investment grade or next highest investment grade by Moody's or S&P, (e) obligations rated not less than "A" or equivalent by Moody's or S&P issued or guaranteed by any state of the United States of America or the District of Columbia, or any political subdivision, agency or instrumentality of any such state or District, or issued by any corporation, (f) obligations of a public housing authority fully

                                                                             92.


secured by contracts with the United States of America, rated at least "A" or better by a Rating Agency, (g) shares of a money market fund, the sole assets of which are comprised of obligations described in (a) above or (h) shares of a money market fund which is rated "AAAm" or "AAAm-g" by S&P or "Prime-1" by Moody's.

                 Moneys on deposit to the credit of the Bond Fund, other than moneys on deposit in the Letter of Credit Account, subject to Section 6.04, shall without any instruction from the Company or the Authority be invested in shares of a money market fund, the sole assets of which are comprised of obligations issued or guaranteed by, or backed by the full faith and credit of, the United States of America (including any certificates or any other evidence of an ownership interest in any such obligation or in specified portions thereof, which may consist of specified portions of the principal thereof or the interest thereon and which certificates or other evidence of an ownership interest must be rated by the Rating Agency then rating the Bonds at least as high as the obligations issued or guaranteed by, or backed by the full faith and credit of, the United States of America); provided that to the extent that such investments may be unavailable the Trustee may hold such funds uninvested.

                 Notwithstanding anything in the preceding paragraph, Available Moneys held under the Indenture shall be invested by the Trustee, except to the extent such Available Moneys are permitted to be held uninvested under the Indenture, in any obligation issued or guaranteed by, or backed by the full faith and credit of, the United States of America (including any certificates or any other evidence of an ownership interest in any such obligation or in specified portions thereof, which may consist of specified portions of the principal thereof or the interest thereon and which certificates or other evidence of an ownership interest must be rated by the Rating Agency then rating the Bonds at least as high as the obligations issued or guaranteed by, or backed by the full faith and credit of, the United States of America), which matures on or prior to the redemption date.

                 In no event shall the Trustee invest moneys on deposit to the credit of the Bond Fund in any obligation or security issued or guaranteed by the Company or the Authority or any obligation or security issued or guaranteed by any Person known to a Responsible Officer of the Trustee to be an Affiliate of either the Company or the Authority.

                 Investments of moneys on deposit to the credit of the Project Fund, the Bond Fund and the Rebate Fund pursuant to this Section
7.03 shall have maturity dates, or shall be subject to redemption at the option of the Trustee, on or prior to the

                                                                             93.


respective dates on which the moneys invested therein are payable for the purposes of such Funds. The securities purchased with the moneys in each such Fund or in any account or sub-account thereof shall be deemed a part of such Fund or account or sub-account. The interest, including realized increment on securities purchased at a discount, received on all such securities in any Fund or any account or sub-account thereof shall be deposited by the Trustee to the credit of such Fund or account or sub-account, except as otherwise provided in Section 5.01.2. The Trustee shall not be liable or responsible for any loss resulting from any such investment or resulting from the redemption, sale or maturity of any such investment as herein authorized or for monitoring or ensuring the Company's compliance with its covenants contained in the Tax Regulatory Agreement. The Company shall be responsible for, and provide additional funds as necessary in connection with, any and all losses on investment of moneys on deposit in the Bond Fund. If at any time it shall become necessary that some or all of the securities purchased with the moneys in either such Fund be redeemed or sold in order to raise the moneys necessary to comply with the provisions of the Indenture, the Trustee shall effect such redemption or sale, employing in the case of a sale any commercially reasonable method of effecting such sale.

                 Any direction to invest moneys given orally under the terms of the Indenture shall be confirmed in writing.

                 Moneys drawn on the Letter of Credit shall be retained uninvested by the Trustee or the Tender Agent, as appropriate, and shall not bear interest.

                 Section 7.04. Disposition of Amounts After Payment of Bonds. Any amounts determined by the Trustee to be remaining in the funds created under the Indenture, other than amounts held in the Rebate Fund, after payment in full, or provision for payment in full, of principal of and premium, if any, and interest on all the Bonds, in accordance with the provisions of the Indenture, and payment of all the fees, charges and expenses of the Authority, the Trustee, the Tender Agent, the Indexing Agent, the Remarketing Agents and Paying Agent in accordance with the Indenture and the Participation Agreement and any amounts required to be paid to the United States of America pursuant to the Tax Regulatory Agreement, shall be paid to the Bank; provided, however, that on or after the Fixed Rate Conversion Date and solely with respect to moneys not resulting from a draw on the Letter of Credit and not constituting remarketing proceeds, such amounts that would be payable to the Bank pursuant to this Section 7.04 shall, at the written direction of an Authorized Company Representative, be paid to the Company or, if the Bank has not been paid in full under the Reimbursement Agreement, to the Bank.

                                                                             94.



                 Section 7.05. Compliance with Tax Regulatory Agreement in the Event of Partial Redemption of Bonds. Notwithstanding any provision of the Indenture to the contrary, no later than twenty (20) days after any partial redemption of Bonds, the Trustee shall reduce the aggregate amount of all investments held under the Indenture which are subject to the 150 percent limitation described in Section 7.7 of the Tax Regulatory Agreement to the extent required by such Section, all in accordance with the written direction received from an Authorized Company Representative. The Trustee shall act only upon, and be entitled conclusively to rely upon, such written direction.

                                                                             95.


                             ARTICLE VIII

                         REDEMPTION OF BONDS

                 Section 8.01. Bonds to be Redeemed Only in Manner Provided in Article VIII. Any redemption of all or any part of the Bonds which are subject to redemption shall be made in the manner provided in this Article VIII.

                 Bonds which are subject to redemption at the option of the Authority exercised upon the direction of an Authorized Company Representative, shall be called by the Trustee for redemption in the manner provided in this Article VIII upon receipt by the Trustee, at least forty-five (45) days prior to the redemption date, of an executed counterpart of the written direction of an Authorized Company Representative to the Authority and the Trustee providing for such redemption. Such written direction shall specify the principal amount of such Bonds or portions thereof so to be called for redemption, the applicable redemption price, the applicable redemption date and the provision or provisions of the Indenture pursuant to which such Bonds are to be called for redemption. The foregoing provisions of this paragraph shall not apply in the case of any mandatory redemption of Bonds in accordance with the Indenture.

                 The moneys necessary for any redemption of Bonds shall be made available to the Trustee on or prior to the date fixed for redemption. The Trustee is hereby authorized and directed to apply such moneys in accordance with Section 6.03 to the payment of the Bonds or portions thereof called for redemption, together with accrued interest thereon to the redemption date. Upon the giving of notice and the deposit of funds for redemption, interest on the Bonds or portions thereof thus called shall no longer accrue on and after the date fixed for redemption. No payment shall be made by the Trustee upon any Bond or portion thereof called for redemption until such Bond or portion thereof shall have been delivered for payment or cancellation or the Trustee shall have received the items required by Section 2.08 with respect to any mutilated, lost, stolen or destroyed Bond.

                 Notwithstanding anything in the Indenture to the contrary, no redemption at the option of the Authority which requires a redemption price in excess of par to be payable shall be exercisable unless (i) a Letter of Credit providing for payment of such premium together with other amounts owed as part of redemption price shall be in effect and shall not be scheduled to expire by its terms before the specified redemption date or (ii) other Available Moneys shall be held by the Trustee under the Indenture and are available for payment of such premium.

                                                                             96.



                 Section 8.02. Redemption of Less Than all Bonds. If less than all of the Bonds shall be called for redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee by lot or in such other manner as the Trustee in its discretion may deem proper in order to assure each owner of Bonds a fair opportunity to have such owner's Bond or Bonds or portions thereof selected; provided, however, that the portion to be redeemed of any Bond of a denomination more than the then-applicable minimum authorized denomination shall be such minimum authorized denomination or an integral multiple thereof, and that in selecting portions of such Bonds for redemption, the Trustee shall treat each such Bond as representing that number of Bonds of such minimum authorized denomination obtained by dividing the principal amount of such Bond by such minimum authorized denomination; provided further that the Trustee shall first select any Bonds registered in the name of the Company or the Bank and then the remaining Bonds.

                 Section 8.03. Notice of Redemption. In the case of any redemption pursuant to Section 2.17, the Trustee shall give in its own name or in the name of the Authority, notice mailed by first-class mail to the Registered Owners of the Bonds to be redeemed, addressed to him or her at his or her address as it appears on the Bond Register at least thirty
(30) days before the date fixed for redemption, which notice shall state that Bonds properly identified have been called for redemption and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof that has been called for redemption (or if all the outstanding Bonds are to be redeemed, so stating, in which event such identification may be omitted), that they will be due and payable on the date fixed for redemption (specifying such date) upon surrender thereof at the Corporate Trust Office or, at the option of the owner, at the corporate trust office of the Paying Agent, if any, for such Bonds, at the applicable redemption price (specifying such price) together with accrued interest to such date, and that all interest on the Bonds, or portions thereof, so to be redeemed will cease to accrue on and after such date. Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect to which no such failure occurs. Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the Registered Owner actually receives the notice.

                 Section 8.04. Rights of Owners of Bonds Called for Redemption Limited to Redemption Price and Accrued Interest. If notice of redemption has been given as provided in Section 8.03, the Bonds or portions thereof called for redemption shall be due and payable on the date fixed for redemption at the redemption

                                                                             97.


price, together with accrued interest to the date fixed for redemption. Payment of the redemption price, together with accrued interest, shall be made by the Trustee upon surrender of such Bonds. If there shall be called for redemption less than the entire principal amount of a Bond, the Authority shall execute and deliver and the Trustee shall authenticate, upon surrender of such Bond, and without charge to the owner thereof, Bonds for the unredeemed portion of the principal amount of the Bond so surrendered.

                 Subject to the deposit with the Trustee of amounts necessary for the redemption of such Bonds as provided in Section 8.01, from and after the date fixed for redemption designated in such notice, notwithstanding that any Bonds so called for redemption in whole or in part shall not have been surrendered for cancellation, no further interest shall accrue upon the principal of any of the Bonds or portions thereof so called for redemption; and such Bonds or portions thereof so to be redeemed shall cease to be entitled to any lien, benefit or security under the Indenture and the owners thereof shall have no rights in respect of such Bonds or portions thereof except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption from such amounts deposited with the Trustee which shall be held uninvested by the Trustee in trust for the owner of such Bonds or portions thereof.

                 Section 8.05. Redemption at Demand of the State. In accordance with the provisions of Section 1864 of the Act, the State of New York may, upon furnishing sufficient funds therefor, require the Authority to redeem prior to maturity, as a whole, any issue of Bonds, on any Interest Payment Date not less than twenty years after the date of the original issuance of the Bonds of such issue. The Authority shall deposit any such funds received by it with the Trustee. After the expiration of the Letter of Credit, the Trustee shall deposit such funds in the Bond Fund and, upon notice given as provided in Section 8.03, shall apply such funds to the redemption of such Bonds, at a redemption price equal to the applicable optional redemption price set forth in the Indenture or 105 percent of the principal amount of the Bonds to be redeemed, whichever is less, together with accrued and unpaid interest to the date fixed for redemption, all in the manner provided in this Article VIII. Prior to the expiration of the Letter of Credit, the Trustee shall deposit any such funds received by it in a segregated sub-account in the Debt Service Account of the Bond Fund, and upon notice published in the manner provided in Section 1864 of the Act, shall draw moneys under the Letter of Credit and apply such moneys drawn under the Letter of Credit to the redemption of such Bonds at a redemption price equal to 100 percent of the principal amount of the Bonds to be redeemed, together with accrued and unpaid interest

                                                                             98.


to the date fixed for redemption in the manner specified in the preceding sentence. Upon the application of such moneys drawn under the Letter of Credit, the Trustee shall pay the funds furnished by the State to the Bank with instructions to apply such funds to the reimbursement of the Bank for such moneys drawn under the Letter of Credit. Upon such redemption, the Trustee shall assign the Company Note to or as directed in writing by the Authority.

                                                                             99.


                              ARTICLE IX

                         PARTICULAR COVENANTS

                 Section 9.01. Payment of Principal of and Interest and Redemption Premium of Bonds. The Authority will promptly pay from the Company Note Payments and other funds held by the Trustee and available therefor the principal of, and the interest on, every Bond issued under and secured by the Indenture and any premium required to be paid for the retirement of said Bonds by redemption, at the places, on the dates and in the manner specified in the Indenture and in said Bonds according to the true intent and meaning thereof, subject, however, to the provisions of
Section 1.03.

                 Section 9.02. Performance of Covenants. The Authority will faithfully perform at all times all covenants, undertakings, stipulations and provisions contained in the Indenture, in any and every Bond and in all proceedings of the Authority pertaining thereto.

                 Section 9.03. Further Instruments. The Authority will from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purpose of the Indenture; provided, however, that no such instruments or actions shall pledge the credit of the Authority or the State of New York or the taxing power of the State of New York or otherwise be inconsistent with the provisions of Section 1.03.

                 Section 9.04. Inspection of Project Books. All books and documents in the possession of the Authority relating to the Project or the Participation Agreement shall at all times be open to inspection by such accountants or other agents as the Trustee may from time to time designate.

                 Section 9.05. No Extension of Time of Payment of Interest. In order to prevent any accumulation of claims for interest after maturity, the Authority will not directly or indirectly extend or assent to the extension of the time of payment of any claims for interest on any of the Bonds and will not directly or indirectly be a party to or approve any such arrangement by purchasing such claims for interest or in any other manner. In case any such claim for interest shall be extended in violation hereof, such claim for interest shall not be entitled, in case of any default hereunder, to the benefit or security of the Indenture except subject to the prior payment in full of the principal of, and premium, if any, on, all Bonds issued and

                                                                            100.


outstanding hereunder, and of all claims for interest which shall not have been so extended or funded.

                 Section 9.06. Trustee's, Paying Agent's, Indexing Agent's, Tender Agent's and Remarketing Agents's Fees, Charges and Expenses. Pursuant to the provisions of Section 4.05 of the Participation Agreement, the Company has agreed to pay the fees and the expenses of the Trustee, any Paying Agent, the Indexing Agent, the Tender Agent and the Remarketing Agents, in the amounts set forth more fully therein, and the Authority shall have no liability for the payment of any fees or expenses of the Trustee, any Paying Agent, the Indexing Agent, the Tender Agent and the Remarketing Agents.

                 Exclusive of the proceeds of any drawing under the Letter of Credit and any other moneys within the meaning of subdivision (a) of the definition of Available Moneys, the Trustee shall have a first lien with right of payment prior to payment on account of principal of, premium, if any, and interest on any Bond under the Indenture for the fees, charges and expenses of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of an Act of Bankruptcy with respect to the Company, the expenses and the compensation for services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law. The Company shall have no liability to pay any fees, charges or other expenses of the Trustee hereinabove mentioned except from amounts pledged under the Indenture.

                 Section 9.07. Agreement of the State of New York. In accordance with the provisions of subdivision 11 of Section 1860 of the Act, the Authority, on behalf of the State of New York, does hereby pledge to and agree with the owners of the Bonds that the State of New York will not limit or alter the rights and powers vested by the Act in the Authority to fulfill the terms of any contract made with Bondowners, or in any way impair the rights and remedies of such owners, until the Bonds, together with the interest thereon, with (to the extent permitted by law) interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of such owners, are fully met and discharged.

                                                                            101.


                              ARTICLE X

                        DEFAULTS AND REMEDIES

                 Section 10.01. Events of Default. In case one or more of the following Events of Default shall have occurred:

                          (a)     default in the payment of any
                 installment of interest in respect of any Bond as the same shall become due and payable which default continues for five days; or

                          (b) default in the payment of the principal of or premium, if any, in respect of any Bond as the same shall become due and payable either at maturity, upon redemption, by acceleration or otherwise; or

                          (c) default in the payment of any amount due pursuant to Section 2.05 as the same becomes due and payable which default continues for five days; or

                          (d) an event of default specified in Article VI of the Participation Agreement; or

                          (e) after the expiration of the Letter of Credit, failure on the part of the Authority to duly observe or perform any other of the covenants or agreements on the part of the Authority contained in the Indenture or in any Bond for a period of 90 days after the date on which written notice of such failure, requiring the Authority to remedy the same, shall have been given to the Authority and the Company by the Trustee; or

                          (f) receipt by the Trustee of written notice from the Bank of the occurrence and continuance of an event of default under the Reimbursement Agreement, that the Bank is terminating the Letter of Credit and that the Bank is directing the Trustee to accelerate the Bonds; or

                          (g) receipt by the Trustee of written notice from the Bank on or before the tenth day after a drawing under the Letter of Credit in respect of interest on the Bonds, to the effect that the Bank has not been reimbursed for any such drawing and that the Bank is directing the Trustee to accelerate the Bonds;

then, upon (a) the occurrence and continuance of any Event of Default described in clause (a), (b), (c), (d) or (e) of this paragraph, the Trustee may, and at the written request of owners of not less than 25% in aggregate principal amount of Bonds then

                                                                            102.


outstanding shall, or (b) the occurrence of an Event of Default described in clause (f) or (g) of this paragraph the Trustee shall immediately, by written notice given to the Authority, the Governor, the Comptroller, the Attorney General of the State of New York and the Company, declare the principal of all Bonds then outstanding to be due and payable immediately, at which time (unless a Fixed Rate Conversion Date has occurred and the Letter of Credit is no longer in effect) interest shall cease to accrue, and upon such declaration the said principal, together with interest accrued thereon, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding and the Trustee shall give notice thereof to the Authority, the Company, the Tender Agent, the Remarketing Agents and the Bank, and shall give notice thereof by mail to all owners of outstanding Bonds. Prior to the expiration of the Letter of Credit, the Trustee shall draw immediately upon the Letter of Credit in the event the Bonds shall have been declared immediately due and payable and immediately apply amounts drawn under the Letter of Credit to payment of Bonds in accordance with the Indenture.

                 The provisions of the preceding paragraph, however, are subject, after the expiration of the Letter of Credit, to the condition that if, after the principal of said Bonds has been so declared to be due and payable, all arrears of interest upon the Bonds are paid, and the Authority has performed all other things in respect to which it may have been in default hereunder and the reasonable compensation and expenses of the Trustee, and the Bondowners, including reasonable attorneys' fees, shall have been paid, or provision satisfactory to the Trustee shall be made for such payments, then, and in every such case, the owners of a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the Authority and to the Trustee, may annul such declaration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder, or, if the Trustee shall have acted in the absence of a written request of the owners of at least twenty-five percent (25%) in aggregate principal amount of all outstanding Bonds, and if there shall not have been theretofore delivered to the Trustee written direction to the contrary by the owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding, then any such declaration shall ipso facto be deemed to be rescinded and any such default and its consequences shall ipso facto be deemed to be annulled and such annulment shall be binding upon the Trustee and upon all owners of Bonds; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any notice from

                                                                            103.


Bondowners received by it pursuant to this paragraph to the Company.

                 The provisions of the second preceding paragraph are, further, subject to the condition that any waiver by the Bank of any event of default under the Reimbursement Agreement and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default under the Indenture and a rescission and annulment of the consequences thereof; provided that, the Trustee shall have received written notice from the Bank to the effect that the Letter of Credit has been reinstated, if applicable, and is in full force and effect (with respect to the principal of, premium, if any, interest on, and the purchase price of, all Bonds then entitled to the benefits of the Letter of Credit). If written notice of such event of default under the Reimbursement Agreement shall have been given as provided herein and if the Trustee shall thereafter have received written notice from the Bank that such event of default shall have been waived, the Trustee shall promptly give written notice of such waiver, rescission or annulment and of the corresponding waiver, rescission and annulment of the Event of Default hereunder to the Authority, the Governor, the Comptroller, the Attorney General of the State of New York, the Company, the Bank, the Tender Agent and the Remarketing Agents, and shall give written notice thereof by mail to all owners of outstanding Bonds; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

                 Section 10.02. Judicial Proceedings by Trustee. Upon the happening and continuance of any Event of Default, then and in every such case the Trustee in its discretion may, and upon the written request of the owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding and receipt of indemnity to its satisfaction, shall:

                          (a) by suit, action or special proceeding, enforce all rights of the Bondowners and require the Authority, the Bank or the Company to perform its or their duties under the Act, the Participation Agreement, the Bonds, the Letter of Credit, the Company Note and the Indenture;

                          (b)     bring suit upon the Bonds;

                          (c) by action or suit in equity require the Authority to account as if it were the trustee of an express trust for the Bondowners; or

                                                                            104.


                          (d) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondowners.

                 Section 10.03. Effect of Discontinuance or Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Authority, the Trustee and the Bondowners shall be restored respectively to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Authority, the Trustee and the Bondowners, respectively, shall continue as though no such proceedings had been taken.

                 Section 10.04. Power of Bondowners to Direct Proceedings. Anything in the Indenture to the contrary notwithstanding, the owners of a majority in aggregate principal amount of the Bonds then outstanding hereunder shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the method and place of conducting all remedial proceedings to be taken by the Trustee hereunder, subject, however, to the provisions of Section 11.04, and provided, however, such direction shall not be in conflict with any rule of law or with any provision of the Indenture (including, without limitation, any provision requiring the Trustee to accelerate the Bonds and draw on the Letter of Credit upon the occurrence of an Event of Default under Section 10.01(f) or (g)) and shall not unduly prejudice the rights of the Bondowners who are not in such majority. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the owners of a majority in aggregate principal amount of the Bonds and which is not in conflict with the Trustee's obligation to accelerate the Bonds and draw on the Letter of Credit upon the occurrence of an Event of Default under Section 10.01(f) or (g).

                 Section 10.05. Limitation on Actions by Bondowners. No owner of any of the Bonds shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of any trust hereunder, or any other remedy hereunder or under the Bonds, unless such owner previously shall have given to the Trustee written notice of an Event of Default as hereinabove provided and unless also the owners of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding shall have made written request of the Trustee so to do, after the right to exercise such powers or rights of action, as the case may be, shall have accrued, and shall have afforded the Trustee a reasonable opportunity either to proceed to exercise the powers hereinabove granted, or to institute such action, suit or

                                                                            105.


proceeding in its or their name; nor unless there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the execution of the trusts of the Indenture or for any other remedy hereunder; it being understood and intended that no one or more owners of the Bonds hereby secured shall have any right in any manner whatever by such owner's or owners' action to affect, disturb or prejudice the security of the Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all owners of outstanding Bonds, subject, however, to the provisions of Section 9.05. Nothing in the Indenture or in the Bonds contained shall affect or impair the right of action, which is also absolute and unconditional, of any owner of any Bond to enforce payment of the principal of and premium, if any, and interest on such owner's Bond at the date of maturity and places therein expressed.

                 Section 10.06. Trustee's Right to Enforce Rights in Respect of Bonds in Own Name and Without Possession of Bonds. All rights of action under the Indenture or under any of the Bonds which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name, as trustee, for the equal and ratable benefit of the owners of the Bonds subject to the provisions of the Indenture.

                 Section 10.07. No Remedy herein Conferred upon or Reserved Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the owners of the Bonds is intended to be exclusive of any other remedy or remedies, except as provided in Section 10.10, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder.

                 Section 10.08. No Delay or Omission to be Deemed Waiver of Default. No delay or omission of the Trustee or of any owner of the Bonds to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default, or an acquiescence therein; and every power and remedy given by this Article X to the Trustee and to the owners of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

                                                                            106.


                 Section 10.09. Application of Moneys Received by Trustee Pursuant to Article X. Any moneys or other property or assets received by the Trustee or by any receiver pursuant to this Article X (i) shall be applied first to the payment of the costs and expenses of the proceedings resulting in the collection of any moneys received by the Trustee or by any receiver pursuant to this Article X and of the expenses, liabilities and advances incurred or made and compensation for services rendered by or on behalf of the Trustee, including reasonable counsel fees and expenses; provided that, moneys drawn under the Letter of Credit shall not be applied to any such payment, and (ii) any remaining amounts shall then be applied as follows:

                          (a) Unless the principal of all Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

                          First: To the payment to the Persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest including (to the extent permitted by law) interest on overdue installments of interest at the rate borne by the Bonds on which such interest shall then be due, and, if the amount available shall not be sufficient to pay in full any particular installment or installments, then to the payment ratably, according to the amounts due on such installment or installments, to the Persons entitled thereto, without any discrimination or preference; and

                          Second: To the payment to the Persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of the Indenture) in the order of their due dates, with interest on such Bonds from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto without any discrimination or preference.

                          (b) If the principal of all the Bonds shall have become or shall have been declared due and payable, all

                                                                            107.


                 such moneys shall be applied to the payment of the principal, premium, if any, and interest then due and unpaid upon the Bonds, with interest on overdue principal, premium, if any, and interest as aforesaid, without preference or priority of principal and premium, if any, over interest or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal, premium, if any, and interest, to the Persons entitled thereto without any discrimination or preference.

                          (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article X, then, subject to the provisions of paragraph (b) of this Section which shall be applicable in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

                 Moneys drawn under the Letter of Credit may not be applied to effect any payment on any Bond not entitled to the benefits thereof as provided in Section 3.01. Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amount of principal to be paid on such date shall cease to accrue. Notwithstanding the two preceding sentences any moneys drawn under the Letter of Credit under this Article X shall be applied by the Trustee pursuant to the provisions of this Section
10.09 within five days after such moneys have been drawn. For the purpose of determining the Bondowners who are entitled to such application, the Trustee may establish a record date not more than five days before such payment date. The Trustee shall give such notice to Bondowners by mailing in the manner it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such payment date, and shall not be required to make payment to the owner of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

                                                                            108.


                 Section 10.10. Entirety of Agreement. The rights and remedies of the owners of the Bonds and of the Trustee set forth in this
Article X are in lieu of the rights and remedies of owners of bonds of the Authority set forth in Section 1865 of the Act and the provisions of such
Section 1865 are hereby abrogated with respect to the Bonds.

                 Section 10.11. Notice of Event of Default. The Trustee shall, within 30 days after the occurrence of an Event of Default becomes known to a Responsible Officer, give notice thereof to all Bondowners by mail in the manner provided in Section 16.05 unless such Event of Default shall have been cured before the giving of such notice.

                                                                            109.


                              ARTICLE XI

               CONCERNING THE TRUSTEE AND PAYING AGENT

                 Section 11.01. Appointment of Trustee; Paying Agents. Chemical Bank is hereby appointed as Trustee and Paying Agent for the owners from time to time of the Bonds. The Trustee hereby accepts the duties and obligations of the Trustee and Paying Agent created by the Indenture for the owners from time to time of the Bonds.

                 The provisions of this Article XI shall not affect the Trustee's obligation to accelerate the Bonds upon the occurrence of an Event of Default under Section 10.01(f) or (g), draw on the Letter of Credit or make any payment of principal, premium or interest on the Bonds.

                 Subject to Article X and Section 11.04, and as and to the extent provided in Sections 4.08 and 4.09 of the Participation Agreement, the Trustee, the Paying Agent and the Tender Agent shall be entitled to indemnification by the Company for any losses, costs, charges, expenses (including reasonable attorneys' fees and disbursement), judgments and liabilities incurred by the Trustee, the Paying Agent and the Tender Agent in connection with any claims made, or any action, suit or proceeding instituted or threatened, in connection with the transactions contemplated by the Participation Agreement or the Indenture. The Trustee, Paying Agents and Tender Agent, except as otherwise provided in Section 9.06, shall look solely to the Company for such indemnification.

                 Section 11.02. No Responsibility for Correctness of Statements in Indenture. The recitals, statements and representations in the Indenture or in the Bonds contained, save only the Trustee's certificate of authentication upon the Bonds, shall be taken and construed as made by and on the part of the Authority, and not by the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any recitals, statements and representations hereof or thereof or any other document delivered by the Authority or the Company in connection with the issuance of the Bonds.

                 Section 11.03. No Responsibility for Default of Agents Selected with Due Care, nor for Own Acts Save Willful Misconduct or Negligence. The Trustee may execute such of the trusts or powers required of it hereunder and perform the duties required of it hereunder as may be reasonably necessary by or through attorneys, agents or receivers and the Trustee shall not be answerable for the default, negligence or misconduct of any such attorney, agent or

                                                                            110.


receiver selected by it with reasonable care. The Trustee may in all cases pay such reasonable compensation to and receive reimbursement for all such attorneys, agents, receivers, and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Authority or the Company), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice. The Trustee shall not be answerable for the exercise or non-exercise of any discretion or power under the Indenture or for anything whatever in connection with the trusts herein created, except only for its own willful misconduct or negligence. No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that such funds will not be repaid or if satisfactory indemnity against such risk or liability is not provided to the Trustee.

                 Section 11.04. No Duty to Take Enforcement Action Unless so Requested by Owners of 25% of the Bonds. Unless and until an Event of Default shall have occurred and (i) written notice thereof shall have been given to the Trustee or (ii) the occurrence thereof otherwise shall be known to a Responsible Officer of the Trustee, the Trustee shall be under no obligation to take any action in respect of any default or otherwise in respect of or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding, and if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it; but the foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of the Indenture to the Trustee to take action in respect of any default without such notice or request from the Bondowners, or without such security or indemnity.

                 Notwithstanding any other provision of the Indenture or the Participation Agreement, no right of the Trustee to indemnification shall prevent the Trustee from (a) making payments on the Bonds when due from moneys available to it, (b) accelerating the Bonds as required pursuant to Article X, or (c) drawing on the Letter of Credit to make payments on the Bonds when due.

                                                                            111.


                 Section 11.05. Right to Rely. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been authorized or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of the Indenture and the Trustee may require a written opinion from legal counsel who is reasonably acceptable to the Trustee, which counsel may be an employee of or counsel to the Company or the Trustee, confirming the accuracy of any such paper or document, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements.

                 Section 11.06. Right to Own and Deal in Bonds and Engage in Other Transactions with Authority and Company. The Trustee may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder and secured by the Indenture, and may join in any action which any Bondowner may be entitled to take with like effect as if the Trustee were not a party to the Indenture. The Trustee, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Company, and may act as depository, trustee, or agent for any committee or body of owners of the Bonds secured hereby or other obligations of the Authority as freely as if it were not Trustee hereunder.

                 Section 11.07. Construction of Provisions of Indenture by Trustee. The Trustee may construe any of the provisions of the Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision thereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Bondowners.

                 Section 11.08. Right to Resign Trust. The Trustee may at any time and for any reason resign and be discharged of the trusts created by the Indenture by (a) executing an instrument in writing resigning such trusts and specifying the date when such resignation shall take effect, (b) filing the same with the Secretary of the Authority (c) giving notice thereof in writing to the Company not less than 60 days before the date specified in such instrument when such resignation shall take effect, and (d) giving notice of such resignation to Bondowners by mail in the manner provided in Section 16.05, the mailing of said notice to occur not less than four weeks prior to the date specified in such notice when such resignation shall take effect. Such resignation shall take effect only upon

                                                                            112.


the appointment of a successor Trustee in accordance with the provisions of Section 11.10.

                 Section 11.09. Removal of Trustee. (a)The Trustee at any time and for any reason may be removed by an instrument in writing, appointing a successor, filed with the Trustee so removed and executed by the owners of a majority in aggregate principal amount of the Bonds then outstanding; provided, however, that no such removal shall become effective until the acceptance of appointment by a successor Trustee in accordance with Section 11.13.

                 (b) The Trustee at any time other than during the continuance of an Event of Default or the continuance of an event which but for the passage of time would constitute an Event of Default and for any reason may be removed by an instrument in writing, executed by an Authorized Officer, appointing a successor, filed with the Trustee so removed; provided, however, that no such removal shall become effective until the acceptance of appointment by a successor Trustee in accordance with Section 11.13.

                 Section 11.10. Appointment of Successor Trustee by Bondowners or Authority. In case at any time the Trustee shall resign, or shall be removed, or be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy, or for any other reason, a vacancy shall forthwith and ipso facto exist in the office of the Trustee, then a successor may be appointed by the owners of a majority in aggregate principal amount of the Bonds then outstanding, by an instrument or instruments in writing filed with the Secretary of the Authority, signed by such Bondowners or by their attorneys-in-fact duly authorized. Copies of each such instrument shall be promptly delivered by the Authority to the predecessor Trustee, to the Trustee so appointed and to the Company.

                 Until a successor Trustee shall be appointed by the Bondowners as herein authorized, the Authority, by an instrument authorized by resolution, shall appoint a Trustee to fill such vacancy. The Authority shall not appoint a Trustee without the approval of the Company as evidenced by a certificate in writing signed by an Authorized Company Representative, which approval shall not be unreasonably withheld. After any appointment by the Authority, it shall cause notice of such appointment to be mailed to the Bondowners in the manner provided in
Section 16.05. Any new Trustee so appointed by the Authority shall immediately and without further act be superseded by a Trustee appointed by the Bondowners in the manner above provided.

                                                                            113.


                 Section 11.11. Qualifications of Successor Trustee. Every successor in the trusts hereunder appointed pursuant to the foregoing provision shall be a bank or trust company organized and doing business under the laws of the United States or any state or territory thereof with trust powers, shall have a combined capital and surplus of at least $100,000,000 and shall (or the parent corporation of such successor shall) be rated at least Baa-3 and/or P-3 or an equivalent rating by Moody's or otherwise be acceptable to Moody's and the Authority if such a bank or trust company willing and able to accept the trusts on customary terms can, with reasonable effort, be located.

                 Section 11.12. Court Appointment of Successor Trustee. In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article XI prior to the date specified in the notice of resignation as the date when such resignation shall take effect, the Trustee, the Company or the owner of any Bond may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

                 Section 11.13. Acceptance of Appointment by, and Transfer of Trust Estate to, Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Authority an instrument accepting such appointment hereunder as a fiduciary for the owners from time to time of the Bonds and shall request the Bank to transfer the Letter of Credit to it as successor Trustee, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein and shall give notice thereof to the Company. Upon request of such Trustee, the Trustee ceasing to act and the Authority shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of the Trustee so ceasing to act, and the Trustee so ceasing to act shall pay over to the successor Trustee all moneys and other assets, including the Company Note at the time held by it hereunder.

                 Section 11.14. Successor Trustee by Merger or Consolidation. Any corporation into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or any corporation to which any Trustee hereunder may transfer all or substantially all of its assets, shall be the successor Trustee under the Indenture, without the execution or filing of any paper or any further act on the part

                                                                            114.


of the parties hereto, anything herein to the contrary notwithstanding.

                 Section 11.15. Exercise of Rights and Powers During Event of Default. Notwithstanding any other provisions of this Article XI, the Trustee shall, during the existence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, exercise such of the rights and powers vested in it by the Indenture and use the same degree of skill and care in their exercise as a prudent man would use and exercise under the circumstances in the conduct of his own affairs.

                 Section 11.16. Trustee may Intervene in Judicial Proceedings Involving Authority or the Company. In any judicial proceeding to which the Authority or the Company is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of owners of the Bonds, the Trustee may in its own name or as trustee of an express trust intervene on behalf of the owners of the Bonds and shall, upon receipt of indemnity satisfactory to it, do so if requested in writing by the owners of at least twenty-five percent (25%) in aggregate principal amount of Bonds then outstanding if permitted by the court having jurisdiction in the premises.

                 Section 11.17. Paying Agents. The Authority may, with the approval of the Company as evidenced by a certificate in writing signed by an Authorized Company Representative, at any time or from time to time appoint one or more additional Paying Agents for the owners from time to time of the Bonds in the manner and subject to the conditions set forth in this Section 11.17. Each Paying Agent shall signify its acceptance of the duties and obligations imposed upon it by the Indenture by written instrument of acceptance deposited with the Authority, the Trustee and the Company.

                 Each Paying Agent appointed in addition to the Trustee and the Tender Agent shall be a bank or trust company duly organized under the laws of the United States or any state or territory thereof, shall have a capital stock and surplus aggregating at least $100,000,000 and shall (or the parent corporation of such successor shall) be rated at least Baa-3 and/or P-3 or an equivalent rating by Moody's or otherwise be acceptable to Moody's and the Authority and shall be willing and able to accept the office on reasonable and customary terms and shall be authorized by law to perform all the duties imposed upon it by the Indenture.

                 Any Paying Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at

                                                                            115.


least 60 days' prior written notice to the Authority, the Trustee and the Company. Any Paying Agent may be removed at any time by an instrument filed with such Paying Agent, the Company and the Trustee and signed by the Authority.

                 In the event of the resignation or removal of any Paying Agent, such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of any Paying Agent, the Trustee shall act as such Paying Agent.

                 Each Paying Agent shall set aside, segregate and hold in a trust account in trust solely for the benefit of the owners from time to time of the Bonds moneys transferred to such Paying Agent for the payment of the principal of, premium, if any, and interest on the Bonds.

                 Section 11.18. Appointment of Co-Trustee. It is the purpose of the Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State of New York) denying or restricting the right of banking corporations or associations to transact business as a trustee in such jurisdiction. It is recognized that in case of litigation under the Indenture or the Participation Agreement and in particular in case of the enforcement thereof upon an Event of Default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to these ends.

                 In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by the Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co- trustee shall run to and be enforceable by either of them.

                 Should any instrument in writing from the Authority be required by the separate or co-trustee so appointed by the Trustee

                                                                            116.


for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Authority. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

                                                                            117.


                             ARTICLE XII

                EXECUTION OF INSTRUMENTS BY BONDOWNERS
                   AND PROOF OF OWNERSHIP OF BONDS

                 Section 12.01. Execution of Instruments; Proof of Ownership of Bonds. Any request, direction, consent, or other instrument in writing required or permitted by the Indenture to be signed or executed by Bondowners may be in any number of concurrent instruments of similar tenor and shall be signed or executed by such Bondowners in person or by agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of the Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

                          (a) The fact and date of the execution by any Person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgements within such jurisdiction, to the effect that the Person signing such instrument acknowledged before him or her the execution thereof, or by an affidavit of a witness to such execution.

                          (b) The ownership of Bonds shall be proved by the Bond Register.

                 Nothing contained in this Article XII shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which to it may seem sufficient. Any request or consent of the owner of any Bond shall bind every future owner of the same Bond, or any Bond issued in exchange or substitution therefor, in respect of anything done by the Trustee in pursuance of such request or consent.

                                                                            118.


                             ARTICLE XIII

                    INDENTURES SUPPLEMENTAL HERETO

                 Section 13.01. Supplemental Indentures not Requiring Consent of Bondowners. Subject to the conditions and restrictions herein contained, the Authority and the Trustee may, without the consent of or notice to the Bondowners, enter into an indenture or indentures supplemental hereto, for any one or more of the following purposes:

                          (a) To cure any ambiguity or formal defect or omission in the Indenture;

                          (b) To grant to or confer upon the Trustee for the benefit of the Bondowners any additional rights, remedies, power or authority that may lawfully be granted to or conferred upon the Bondowners or the Trustee or either of them;

                          (c)  To subject to the provisions of the
                 Indenture additional revenues, properties or collateral;

                          (d)  To modify, amend or supplement the
                 Indenture in such manner as to permit the qualification of the Indenture under any federal statute now or hereafter in effect or under any state Blue Sky Law, and, in connection therewith, if they so determine, to add to the Indenture, such other terms, conditions and provisions as may be permitted or required by said federal statute or Blue Sky Law;

                          (e)  To modify, amend or supplement the
                 Indenture in such manner as to permit the qualification of the Bonds for deposit with a Securities Depository, and, in connection therewith, if they so determine, to add to the Indenture, such other terms, conditions and provisions as may be required to permit such qualification; or

                          (f) To provide for any change in the Indenture which is not prejudicial to the interests of the Trustee or the Bondowners, including but not limited to any change necessary to obtain or maintain a rating on the Bonds from Moody's or S&P.

                                                                            119.


                 Section 13.02. Supplemental Indentures Requiring Consent of Bondowners. Except as otherwise provided in Section 13.01, any modification or amendment of the Indenture may be made only with the consent of the owners of not less than two-thirds in aggregate principal amount of the Bonds then outstanding and shall be set forth in a Supplemental Indenture. No such modification or amendment shall be made which will reduce the percentages of aggregate principal amount of Bonds, the consent of the owners of which is required for any such modification or amendment, or permit the creation by the Authority of any lien prior to or on a parity with the lien of the Indenture upon the Company Note Payments and other funds pledged hereunder, or which will affect the times, amounts and currency of payment of the principal of and premium, if any, and interest on the Bonds without the consent of the owners of all Bonds then outstanding and affected thereby.

                 If at any time the Authority shall request the consent of Bondowners to the execution of any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be given as shall be reasonably requested by the Authority and in any event mailed to Bondowners in the manner provided in Section 16.05. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the Corporate Trust Office of the Trustee for inspection by all Bondowners. If, within 60 days or such longer period as shall be prescribed by the Authority following the mailing of such notice, the required consent and approval of Bondowners is obtained, no owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Authority or the Trustee from executing the same or restrain the Authority or the Trustee from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section permitted and provided, the Indenture shall be and be deemed to be modified and amended in accordance therewith.

                 The Trustee shall consent to any such Supplemental Indenture requiring the consent of Bondowners if the required consent of Bondowners is obtained; provided that the Trustee may, but shall not be obligated to consent to any Supplemental Indenture which affects its own rights, powers, duties or obligations hereunder.

                                                                            120.


                 Section 13.03. Company and Bank Consent to Amendment of Indenture. The Authority and the Trustee shall not enter into any indenture supplemental to or amendatory of the Indenture without the prior consent of the Company as evidenced by a certificate in writing signed by an Authorized Company Representative and no such indenture supplemental to or amendatory of the Indenture shall be or become effective until such consent (as so evidenced) shall have been given by the Company. Prior to the expiration of the Letter of Credit, the Trustee shall not enter into any indenture supplemental to or amendatory of the Indenture without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

                                                                            121.


                             ARTICLE XIV

                              DEFEASANCE

                 Section 14.01.   Defeasance.  1. If at any time:

                          (a)  there shall have been delivered to the
                 Trustee for cancellation all the Bonds (other than any Bonds which have been mutilated, lost, stolen or destroyed and which shall have been replaced or paid as provided in the Indenture, except for any such Bonds as are shown by proof satisfactory to the Trustee to be held by bona fide owners), or

                          (b)  with respect to all the Bonds not
                 theretofore delivered to the Trustee for cancellation, the whole amount of the principal and the interest and the premium, if any, due and payable on such Bonds then outstanding shall be paid in accordance with the terms thereof and the terms of the Indenture (including but not limited to Section 6.03) or deemed to be paid as set forth below, and provision shall also be made for paying all other sums payable hereunder, including the Authority's, Trustee's, Tender Agent's, Remarketing Agent's, Indexing Agent's and Paying Agent's fees and expenses, then the Trustee, in such case, on written demand of the Authority or the Company, shall release the Indenture with respect to such Bonds and turn over to the Company the Company Note and turn over to the Bank the Letter of Credit, and shall execute such documents as may be reasonably required by the Authority and the Company to evidence such release. If the Bank certifies to the Trustee that any amount remains unpaid under the Reimbursement Agreement, the Trustee shall pay to the Bank any balances remaining in any fund created under the Indenture, other than (i) moneys and Investment Obligations retained for the redemption or payment of principal, interest or Purchase Price of Bonds which shall be held under the Indenture for the benefit of the Owners and (ii) moneys held in the Rebate Fund which shall be paid to the Company. Notwithstanding the foregoing, the Trustee shall not release the Project Fund or Rebate Fund or any funds therein to the Company until it shall have received an Opinion of Bond Counsel to the effect that such funds may be transferred to the Company without adversely affecting the exclusion of interest on any series of Bonds from gross income for federal income tax purposes; and all rights and immunities of the Trustee, including its rights to indemnification and to payment of fees and expenses under the Indenture or the Participation Agreement, shall survive the satisfaction of the Indenture under this Article XIV.

                                                                            122.


                 2. After the date that the interest rate on the Bonds is converted to a Fixed Rate, Bonds shall be deemed to be paid whenever there shall have been deposited with the Trustee (whether upon or prior to the maturity or the redemption date of such Bonds) either moneys in an amount which shall be sufficient, or noncallable obligations, not subject to prepayment, issued or guaranteed as to full and timely payment by the United States of America (including any certificates or any other evidence of an ownership interest in such obligations or in specified portions thereof, which may consist of specified portions of the principal thereof or the interest thereon and which certificates or other evidence of an ownership interest must be rated by the Rating Agency then rating the Bonds at least as high as the obligations issued or guaranteed by, or backed by the full faith and credit of, the United States of America, which obligations are held by a custodian in safekeeping on behalf of the owners thereof) (such noncallable obligations, certificates and other evidence are herein referred to as "Investment Obligations") of such maturities and interest payment dates and bearing such interest as will, without the necessity of further investment or reinvestment of either the principal amount thereof or interest therefrom, provide moneys which shall be sufficient, to pay when due the principal of and premium, if any, and interest due and to become due on all such Bonds on and prior to the redemption date or maturity date thereof, as the case may be, or a combination of such moneys and Investment Obligations which shall be sufficient for such purposes, and the Trustee shall have given notice to the Registered Owners of such Bonds in the manner provided in Section
16.05 that a deposit meeting the requirements of this paragraph has been made and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal or redemption price, if applicable, on such Bonds; provided, however, that neither Investment Obligations nor moneys deposited with the Trustee pursuant to this paragraph nor principal or interest payments on any Investment Obligations shall be withdrawn, or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on such Bonds.

                 3. Prior to the date that the interest rate on the Bonds is converted to a Fixed Rate, Bonds shall be deemed to be paid whenever
(i) there shall have been deposited with the Trustee in the Bond Fund, Available Moneys in an amount which shall be sufficient, without the necessity of further investment or reinvestment of either the principal amount thereof or interest therefrom, to pay when due the principal of, premium, if any, and interest due and to become due on the Bonds (computed at the maximum interest rate that may become applicable to the Bonds) on and prior to the redemption date or maturity date thereof, as the case may be, provided, however, if the Bonds are subject to

                                                                            123.


optional or mandatory tender for purchase prior to the redemption date or maturity date thereof, as the case may be, such deposit also must be in an amount which shall be sufficient, without the necessity of such further investment or reinvestment, to pay when due the Purchase Price which may become applicable to the Bonds prior to the redemption date or maturity date, as the case may be, and (ii) any Rating Agency then rating the Bonds shall have received both an opinion of a nationally recognized accounting firm as to the sufficiency of the deposit in clause (i), without the necessity of further investment or reinvestment, and an unqualified opinion of counsel experienced in bankruptcy matters and satisfactory to the Trustee and to Moody's, if the Bonds are then rated by Moody's, to the effect that the application of such Available Moneys to the payment of principal of, premium, if any, and interest on the Bonds would not result in a preferential payment pursuant to the provisions of Section 547 of the United States Bankruptcy Code, 11 U.S.C. Section Section 101, et seq.; and, if the Bonds are to be redeemed the Trustee shall have given, or shall have received, in form satisfactory to it, irrevocable instructions to give, on a date in accordance with the provisions of Article VIII, notice of redemption of the Bonds to Bondowners; provided, however, that if the Trustee shall not have given notice of redemption to the Bondowners because such notice is not yet due, then the Trustee shall give notice to the Registered Owners of such Bonds in the manner provided in Section
16.05 that a deposit meeting the requirements of this paragraph has been made and stating such maturity or redemption date upon which moneys are to be available for the payment of principal or redemption price, if applicable, on such Bonds. Moneys so deposited with the Trustee shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, premium, if any, and interest on, the Bonds or for the payment of the Purchase Price of Bonds or authorized denominations thereof, in accordance with Section 2.05; provided that such moneys, if not then needed for such purpose, shall, to the extent practicable, upon written direction of the Company be invested and reinvested in Investment Obligations maturing on or prior to the earlier of (i) the date moneys may be required for the purchase of Bonds pursuant to Section 2.05 or (ii) the date moneys may be required to pay principal, premium, if any, or interest on the Bonds as evidenced by an opinion of a nationally recognized accounting firm or such other evidence as may be acceptable to the Trustee. Subject to the provisions of the next succeeding sentence and the last sentence of Section 14.01.1, neither the Company nor the Authority shall have any interest in, or ability to withdraw amounts from, any moneys so deposited with the Trustee. Amounts determined by the Trustee to be in excess of the amount necessary to pay the principal of, premium, if any, and interest (computed at the maximum interest rate that may become applicable to the Bonds on or prior to the

                                                                            124.


redemption date or maturity date, as applicable) on, the Bonds or the Purchase Price thereof (computed at the maximum interest rate that may become applicable to the Bonds on or prior to the redemption date or Maturity Date, as applicable) pursuant to Section 2.05 shall, upon a written direction of the Company, be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge.

                                                                            125.


                              ARTICLE XV

      REMARKETING AGENTS; REMARKETING OF BONDS; INDEXING AGENT;
                             TENDER AGENT

                 Section 15.01. Appointment and Duties of Remarketing Agents. The Authority has appointed, with the approval of the Company, Dillon, Read & Co. Inc. and Lehman Brothers Inc. as the initial Remarketing Agents for the Bonds. Each Remarketing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Company and the Trustee under which such Remarketing Agent will agree particularly to (i) perform its obligations under Section 2.03 with respect to the determination of the Weekly Rate, the Semi-Annual Rate, the Medium-Term Rate, the Money Market Municipal Rate, and the Fixed Rate (ii) perform its obligations under Section 2.06 with respect to any Bond delivered or deemed to have been delivered to the Tender Agent for purchase pursuant to Section 2.05, and (iii) keep books and records with respect to its activities hereunder as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Company and the Bank at all reasonable times. Such acceptance shall include a designation of one Remarketing Agent as the "Remarketing Representative" who shall act on behalf of the other Remarketing Agent(s) and the acceptance by each Remarketing Agent of the determinations of the Remarketing Representative.

                 Each Remarketing Agent acts as an agent for the purchasers of remarketed Bonds and not as an agent of the Authority or the Company in connection with any moneys delivered to it for the purchase of Bonds.

                 The Authority shall cooperate with the Trustee, the Tender Agent and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein and in the Participation Agreement will be made available for the purchase of Bonds presented at the Corporate Trust Office of the Tender Agent and whereby Bonds executed by the Authority and authenticated by the Trustee shall be made available to the Tender Agent to the extent necessary for delivery pursuant to Section 2.07.

                 Section 15.02. Qualifications of a Remarketing Agent. Each Remarketing Agent shall be a commercial bank or member of the National Association of Securities Dealers, Inc., having a capitalization of at least $25,000,000 and authorization by law to perform all the duties imposed upon it by the Indenture (provided

                                                                            126.


that to qualify as a successor Remarketing Agent, such successor, or the parent corporation of such successor, shall be rated at least Baa-3 and/or P-3 or an equivalent rating by Moody's or otherwise be acceptable to Moody's and the Authority). Subject to the provisions of the next succeeding paragraph, a Remarketing Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least thirty (30) days' notice to the Authority, the Company and the Trustee. A Remarketing Agent may be removed upon 30 days' notice, upon written request of the Company, by an instrument, signed by the Authority, filed with the Company, each Remarketing Agent (if more than one), the Indexing Agent, the Bank, the Tender Agent and the Trustee.

                 In the event that a Remarketing Agent shall resign or be removed, and the Authority shall not have appointed a successor as Remarketing Agent and there are no other Remarketing Agents continuing to serve hereunder, then the last such Remarketing Agent or Remarketing Agent to resign or be removed notwithstanding the provisions of the first paragraph of this Section 15.02, shall continue as the Remarketing Agent solely for the purpose of determining the interest rate to be borne by the Bonds until the appointment by the Authority of a successor Remarketing Agent.


                 Section 15.03. Appointment and Duties of Indexing Agents. The Authority shall, with the approval of the Company, appoint the Indexing Agent for the Bonds, subject to the conditions set forth in this Section. There may be separate Indexing Agents for the purpose of calculating each of the interest indices set forth in Section 1.01. The Indexing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee, the Company and the Remarketing Agents under which the Indexing Agent will agree, particularly:

                 (a) to compute the Weekly Rate Index, Semi-Annual Rate Index, the Medium-Term Rate Index, the Money Market Municipal Rate Index or the Fixed Rate Index, as the case may be, pursuant to and in accordance with Section 2.03, and when the Bonds bear interest at the related Rate, to give written notice to the Trustee, the Remarketing Agents and the Company of such index on the date of the computation thereof; and

                 (b) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Remarketing Agents and the Company at all reasonable times.

                                                                            127.



                 The Indexing Agent will perform the duties provided for in Section 2.03. Whenever the Indexing Agent makes a computation under that Section, it will promptly notify in writing the Trustee, the Authority, the Remarketing Agents and the Company of the results and date of computation. The Indexing Agent will keep adequate records pertaining to the performance of its duties and allow the Trustee, the Authority, the Remarketing Agents and the Company to inspect the records at reasonable times.

                 Section 15.04. Qualifications of Indexing Agents. The Indexing Agent shall be a commercial bank, a member of the National Association of Securities Dealers, Inc. or a nationally recognized municipal securities evaluation service authorized by law to perform all the duties imposed upon it by the Indenture. The Indexing Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least sixty (60) days' written notice to the Authority, the Company, the Remarketing Agents and the Trustee. The Indexing Agent may be removed at any time, at the written direction of the Company, by an instrument, signed by the Authority, filed with the Company, the Indexing Agent, the Remarketing Agents, the Trustee and the Bank.

                 In the event that the Authority shall fail to appoint an Indexing Agent hereunder or the Indexing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Indexing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Authority shall not have appointed its successor as Indexing Agent, the Remarketing Representative, notwithstanding the provisions of the first paragraph of this Section 15.04, shall ipso facto be deemed to be the Indexing Agent solely for the purpose of determining the interest rate to be borne by the Bonds until the appointment by the Authority of the Indexing Agent or successor Indexing Agent, as the case may be.

                 Section 15.05. Dealings With the Authority and the Company. The Remarketing Agents and the Indexing Agent may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any Bondowner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Remarketing Agents and the Indexing Agent, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Company, and may act as depository, trustee or agent for any committee or body of Bondowners secured hereby or other obligations of the Authority as freely as if it did not act in any capacity hereunder.

                                                                            128.


                 Section 15.06. Tender Agent. The Authority shall, with the approval of the Company and the Bank, appoint the Tender Agent for the Bonds, subject to the conditions set forth in Section 15.07. The Tender Agent shall designate its Corporate Trust Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee, the Remarketing Agents, the Indexing Agent, the Bank and the Company under which the Tender Agent will agree, particularly to perform its obligations under Article II and to request the Trustee to draw on the Letter of Credit as provided in Section 6.07.1. Notwithstanding anything to the contrary in the Indenture, the Tender Agent shall not invest any moneys it receives from such a draw on the Letter of Credit.

                 The Tender Agent may designate from time to time a different Corporate Trust Office within The City of New York, New York, by a written instrument delivered to the Authority, the Trustee, the Remarketing Agents, the Indexing Agent, the Bank and the Company.

                 The Tender Agent undertakes to perform such duties, and only such duties, as are specifically set forth in the Indenture and in any written instrument of acceptance of duties hereunder and no implied covenants shall be read into the Indenture against the Tender Agent.

                 Insofar as such provisions may be applicable, the Tender Agent shall enjoy the same protective provisions in the performance of its duties hereunder as are specified in Sections 11.03, 11.05, 11.06, 11.07 and 11.14 with respect to the Trustee.

                 Section 15.07. Qualifications of Tender Agent; Resignation; Removal. Any successor Tender Agent shall be a bank or trust company or a corporation duly organized under the laws of the United States of America or any state or territory thereof, which has an office in The City of New York, New York, and having a combined capital stock, surplus and undivided profits of at least $100,000,000 and authorized by law to perform all the duties imposed upon it by the Indenture. The Tender Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least sixty (60) days' notice to the Authority, the Trustee, the Remarketing Agents, the Indexing Agent and the Company. The Tender Agent may be removed at any time, at the request of the Company, by an instrument, signed by the Authority, delivered to the Tender Agent, and to the Trustee, the Remarketing Agents, the Bank and the Indexing Agent. Any such resignation or removal of the Tender Agent shall not take effect until the appointment of a successor Tender Agent.

                                                                            129.



                 In the event of the resignation or removal of the Tender Agent, the Tender Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor (provided that to qualify as a successor Tender Agent, such successor, or the parent corporation of such successor, shall be rated at least Baa-3 and/or P-3 or an equivalent rating by Moody's or otherwise be acceptable to Moody's and the Authority) or, if there be no successor, to the Trustee.

                 In the event that the Tender Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Tender Agent shall be taken under the control of the state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, a successor may be appointed by the Authority with the prior written approval of the Bank and the Trustee. Any such successor shall have an office in The City of New York, New York, and shall be acceptable to the Trustee. Written notice of such appointment shall immediately be given by the Company to the Trustee and the Remarketing Agents and the Trustee shall cause written notice of such appointment to be given to the owners of the Bonds. Any successor Tender Agent shall execute and deliver an instrument accepting such appointment and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties and obligations of its predecessor, with like effect as if originally named as Tender Agent, but such predecessor shall nevertheless, on the written request of the Authority or the Trustee, or of the successor, execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in such successor all rights, powers, duties and obligations of such predecessor. If no successor Tender Agent has accepted appointment in the manner provided above within 90 days after the Tender Agent has given notice of its resignation as provided above, the Tender Agent may petition any court of competent jurisdiction for the appointment of a temporary successor Tender Agent; provided that any Tender Agent so appointed shall immediately and without further act be superseded by a Tender Agent appointed by the Authority as provided above. The Tender Agent shall not be required to take or be deemed to have notice of any Event of Default or of any event which the lapse of time or giving of notice, or both, would constitute an Event of Default unless an officer in its Corporate Trust Office shall have received written notice thereof from the Authority, the Bank or the Trustee.

                                                                            130.


                             ARTICLE XVI

                            MISCELLANEOUS

                 Section 16.01. Parties in Interest. Except as herein otherwise specifically provided, nothing in the Indenture expressed or implied is intended or shall be construed to confer upon any Person other than the Company, the Authority, the Trustee, the Tender Agent, the Bank and the owners of the Bonds hereunder, any right, remedy or claim under or by reason of the Indenture, the Indenture being intended to be for the sole and exclusive benefit of the Company, the Authority, the Trustee, the Bank and the owners of the Bonds.

                 Section 16.02. Severability. In case any one or more of the provisions of the Indenture or of the Bonds issued hereunder shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of the Indenture or of the Bonds, and the Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained therein.

                 Section 16.03. No Individual Liability. No covenant or agreement contained in the Bonds or in the Indenture shall be deemed to be the covenant or agreement of any member, agent or employee of the Authority in his or her individual capacity, and neither the members of the Authority nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

                 Section 16.04. Payment Due on Saturdays, Sundays and Holidays. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds or any Mandatory Purchase Date shall be on a day other than a Business Day, then payment of interest or principal and premium, if any, or Purchase Price, need not be made on such date but may be made (without additional interest) on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption or the Mandatory Purchase Date.

                 Section 16.05.   Notices.  (a)  All notices,
certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given, unless otherwise required by the Indenture, when mailed by first class mail, postage prepaid, addressed as follows: If to the Authority, at Empire State Plaza, Agency Building #2, Albany, New York 12223, Attention: President; if to the Company, at 175 East Old Country Road, Hicksville, New

                                                                            131.


York, Attention: Treasurer; if to the Trustee, at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trustee Administration Department; if to the Tender Agent, at 55 Water Street, Room 234, North Building, New York, New York 10041, Attention: Corporate Tellers; if to the Bank, at its address specified in the Reimbursement Agreement; and, if to the Indexing Agent or Remarketing Agents, at the address specified in their respective acceptances delivered pursuant to
Article XV. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Company, the Trustee, the Bank, the Indexing Agent, the Tender Agent or the Remarketing Agents shall also be given to the Authority, the Company and the Trustee. The Company, the Authority, the Trustee, the Bank, the Remarketing Agents and the Indexing Agent may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent. Any notice or other communication to be mailed to Registered Owners of the Bonds hereunder shall be mailed by first class mail in a sealed envelope, postage prepaid, addressed to each such Bondowner as his or her address last appears on the Bond Register. In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice to the Registered Owners of Bonds of any event when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                 (b) So long as the Bonds shall be rated by Moody's, the Trustee shall furnish to Moody's at 99 Church Street, New York, New York,
Attn: Structured Transactions Group or such other office as Moody's may designate to the Trustee, and if the Bonds shall be rated by S&P, the Trustee shall furnish to S&P, (i) a copy of each amendment to the Indenture, Participation Agreement, Letter of Credit, and Reimbursement Agreement of which it has knowledge, (ii) notice of the termination, extension or expiration of any Letter of Credit, (iii) notice of the payment of all the Bonds, (iv) notice of conversion to a Medium-Term Rate Period of greater than three years duration or a Fixed Rate, and (v) notice of any successor Trustee, Paying Agent, Tender Agent or Remarketing Agents; provided, however, that failure by the Trustee to notify Moody's or S&P shall not result in any liability on the part of the Trustee or affect the validity of such documents or actions.

                 SECTION 16.06. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION OF THE INDENTURE AND OF THE BONDS.

                                                                            132.


                 Section 16.07. Effective Date; Counterparts. The Indenture shall become effective on delivery. The Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                 Section 16.08. References to the Bank. After the establishment of a Fixed Rate for the Bonds and upon receipt by the Trustee of notice from the Bank that all amounts payable to the Bank with respect to draws under the Letter of Credit have been received, all references in the Indenture to the Bank shall be ineffective.

                 Section 16.09. Date for Identification Purposes Only. The date of the Indenture shall be for identification purposes only and shall not be construed to imply that the Indenture was delivered as of any date other than the actual date of the delivery hereof by the parties hereto.

                 IN WITNESS WHEREOF, the Authority has caused the Indenture to be executed by its Chair and its corporate seal to be hereunto affixed and attested by its Secretary, and the Trustee has caused the Indenture to be executed by one of its Vice Presidents or Assistant Vice Presidents and attested by one of its authorized officers or persons, all as of the date first above written.

                                   NEW YORK STATE ENERGY
                                    RESEARCH AND DEVELOPMENT
                                     AUTHORITY


                                   By  /s/ Francis J. Murray, Jr.
                                      --------------------------
                                        Chair
(SEAL)

Attest:


/s/ Howard A. Jack
- -------------------
    Secretary


                                   CHEMICAL BANK
                                     AS TRUSTEE


                                   By  /s/ Glenn Booth
                                      ------------------------
                                      ASSISTANT VICE PRESIDENT

(SEAL)

Attest:


/s/ L. O'Brien
- -----------------------
   ASSISTANT SECRETARY

STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF ALBANY   )


                 On the 9th day of November, 1993, before me personally came Francis J. Murray, Jr., to me known, who being by me duly sworn, did depose and say that he is Chair of New York State Energy Research and Development Authority, the Authority described in and which executed the above instrument and that he signed his name thereto by authority of the members of said Authority.




                                     /s/ Jacquelyn L. Jerry
                                     ----------------------
                                         Notary Public

                                         Jacquelyn L. Jerry
                                Notary Public, State of New York
                                          No. 4953824
                                   Qualified in Albany County
                                Commission Expires July 31, 1995



STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF ALBANY   )

                 On the 9th day of November, 1993, before me personally came Howard A. Jack, to me known, who being by me duly sworn, did depose and say that he is Secretary of New York State Energy Research and Development Authority, the Authority described in and which executed the above instrument; that he knows the seal of said Authority, the Authority described in and which executed the above instrument; that he knows the seal of said Authority; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the members of said Authority, and that he signed his name thereto by like authority.

                                     /s/ Jacquelyn L. Jerry
                                     ----------------------
                                         Notary Public

                                         Jacquelyn L. Jerry
                                Notary Public, State of New York
                                           No. 4953824
                                   Qualified in Albany County
                                Commission Expires July 31, 1995

                                                                            135.




STATE OF NEW YORK         )
                          :  ss.:
CITY OF NEW YORK          )




                On the 17th day of November, 1993 before me personally came Glenn Booth and L. O'Brien, to me known, who, being by me duly sworn, did depose and say that they are a(n) Assistant Vice President and a(n) Assistant Secretary, respectively, of Chemical Bank, the Trustee, described in and which executed the above instrument; that they know the seal of said Trustee; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Corporate Trust Committee of the Board of Directors of said Trustee, and that they signed their names thereto by like authority.




                                      /s/ Annabelle DeLuca
                                      --------------------
                                          Notary Public

                                          ANNABELLE DELUCA
                               Notary Public, State of New York
                                        No. 01DE5013759
                                   Qualified in Kings County
                             Certificate Filed in New York County
                               Commission Expires July 15, 1995

                                   EXHIBIT A

                            [Intentionally Omitted]

                              EXHIBIT B

                  NOTICE OF ELECTION TO RETAIN BOND*
                 FOLLOWING A MANDATORY PURCHASE DATE



[Name and Address
 of Tender Agent]

         Attention:  Bond Tender Unit

Gentlemen:

                 This notice is being sent to you in your capacity as Tender Agent under the Indenture of Trust (the "Indenture"), dated as of November 1, 1993, between New York State Energy Research and Development Authority (the "Authority") and Chemical Bank as Trustee (the "Trustee"), relating to the Authority's $__________ aggregate principal amount Electric Facilities Revenue Bonds (Long Island Lighting Company Project), 1993 Series B (the "Bonds"). You are hereby notified that:

                 1. The undersigned is the owner of Bond No.(s) _______________ outstanding under the Indenture in the principal amount(s) of $__________.

                 2.       The undersigned's address is ________________
______________________.

                 3. The undersigned has received a notice from the Trustee that the Bonds are required to be tendered on the Mandatory Purchase Date for purchase on the Mandatory Purchase Date as a result of the matters discussed in such notices.

                 4. The undersigned elects to retain Bond No.(s) ____________ in the principal amount(s) of $_____________ (or any portion thereof in an authorized denomination) and will not tender such Bond(s) (or portion thereof as aforesaid) on the Mandatory Purchase Date (or prior thereto) for purchase pursuant to Section 2.05(e)(4) of the Indenture.

                 5. The undersigned agrees to surrender such Bond(s) to be retained by the undersigned to [Name of Trustee], as Trustee, on the Mandatory Purchase Date in exchange for a replacement Bond or


- ----------------------------------
        *Note: Owners of Bonds may not elect to retain (i) if the Bonds currently bear interest at a Money Market Municipal Rate and (ii) unless the Bonds continue to be secured by a Letter of Credit after the Mandatory Purchase Date or have been converted to a Fixed Rate, as more particularly set forth in
Section 2.05(e) of the Indenture.

Bonds bearing the appropriate legend and in the following denomination(s):
______________________.

                 6. The undersigned acknowledges that this notice of election is irrevocable and that the events specified in the notice from the Trustee referred to in Paragraph 3 above are to occur.

                 7. The undersigned acknowledges that the rating assigned by Moody's or S&P, if any, to the Bonds may be lowered or withdrawn as a result of the matters described in the notice from the Trustee referred to in Paragraph 3 above.

                 8. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Indenture.

     Dated:
            ----------,  ----



     -----------------------                                     ------------------------------
     Witness                                                     Name of owner as it is written
                                                                 on the face of the above-identified
                                                                 Bonds, in every particular without
                                                                 alteration, enlargement or
                                                                 any change whatsoever.

                              EXHIBIT C


                       REQUISITION CERTIFICATE


                 Long Island Lighting Company (the "Company") hereby requests
Chemical Bank, as Trustee, under the Indenture of Trust relating to     New
York State Energy Research and Development Authority's (the "Authority") Electric Facilities Revenue Bonds (Long Island Lighting Company Project), 1993 Series B dated as of November 1, 1993 (the "Indenture"), to withdraw $___________ from the Construction Account in the Project Fund established under the Indenture for purposes permitted by Section 5.03 thereof. In connection with this withdrawal, the Company states as follows:

                 1. This requisition relates to the Bond Proceeds Sub-Account of the separate account in the Project Fund relating to the Project (as defined in the Indenture).

                 2.       The number of this requisition is No. _____.

                 3. Payments aggregating $____________ are due to the following persons in the following amounts for expenditures incurred in connection with the Project:




  Person                          Amount                            Item
  ------                          ------                            ----






                 4. Payment is due to the Company in the total amount of $____________ in reimbursement for amounts paid by the Company in connection with the Project as shown on the Schedule attached hereto. Deposit such payment by wire transfer to the ___________________________
_____________________________________________________.

                 5. Each amount referred to in paragraphs 3 and 4 hereof will be used to pay, or reimburse the Company for, a Cost of Construction of such Project and is a proper charge against the separate account for such Project in the Project Fund.

                 6. None of the items for which the disbursement is requested has formed the basis for any disbursement heretofore made from the Project Fund.

                 7. The disbursement will not be used in a manner that would result in a violation of any representation, warranty or covenant contained in Section 5.04 of the Participation Agreement or in the Tax Regulatory Agreement.

                 8.       No "event of default" as defined in the
Participation Agreement has occurred and is continuing and no event which with the lapse of time alone would become such a default has occurred and is continuing.

                 9.       No "event of default" as defined in the
Indenture has occurred and is continuing and no event which with the lapse of time alone would become such a default has occurred and is continuing.

                 Capitalized terms used in this requisition are used as defined in the Indenture.

                 I am an Authorized Company Representative.


                                        LONG ISLAND LIGHTING COMPANY



                                        By:
                                           --------------------------
                                            Name:
                                            Title: